As filed with the Securities and Exchange Commission on August 26, 1997
                                          Registration No. 333-22949

                 U.S. SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C.


                                 FORM SB-2
       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              (Amendment No. 1)


                     U.S. PLASTIC LUMBER CORP.
               (Name of small business issuer in its charter)


         Nevada                        3080                87-0404343
(State or other jurisdiction of       (Primary S.I.C.    (I.R.S. Employer
incorporation or organization)        Code Number)       Identification No.)


2300 W. Glades Road, Suite 440 W, Boca Raton, Florida 33431 (561) 394-3511 (Address & phone number of principal executive office & place of business)


                                 Harold H. Gebert
2300 W. Glades Road, Suite 440 W, Boca Raton, Florida 33431  (561) 394-3511
     (Name, address & telephone number of agent for service)


Copies to:
Thomas G. Kimble & Van L. Butler
THOMAS G. KIMBLE & ASSOCIATES
311 South State Street, #440
Salt Lake City, Utah 84111
(801) 531-0066


Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

                          CALCULATION OF REGISTRATION FEE
______________________________________________________________________________
                        CALCULATION OF REGISTRATION FEE
Title of Each Class|Amount to be|Proposed Maximum   |Proposed Maximum|Amount
of Securities to be|Registered |Offering Price/Unit|Aggregate Price |of fee Registered
______________________________________________________________________________

Common Stock          950,000         $ 2.50           $2,375,000     $719.70
(underlying Series
A Warrants)
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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                             U.S. PLASTIC LUMBER CORP.
                          950,000 Shares of Common Stock
                Underlying Series A Common Stock Purchase Warrants

U.S. Plastic Lumber Corp. (the "Company"), has registered, for sale to the holders of outstanding Series A Common Stock Purchase Warrants (the "Series A Warrants"), 950,000 shares of its $.0001 par value common stock, (the "Common Stock" or the "Shares") which are issuable upon exercise of the Series A Warrants, at a price of $2.50 per share. Each Series A Warrant entitles the holder to purchase one share of Common Stock of the Company. The Series A Warrants were distributed as a dividend with respect to the Common Stock of the Company to shareholders of record as of March 18, 1996. By their terms, the Series A Warrants were not exerciseable and did not constitute an offer by the Company to sell the Shares prior to the effective date of the registration statement, of which this prospectus is part, which registers the Shares issuable upon such exercise. The Series A Warrants are exerciseable until June 30, 1998. The Series A Warrants are callable and can be redeemed by the Company for $.01 per Series A Warrant on 30 days notice at any time after the effective date of this Prospectus if the closing bid price of the Common Stock equals or exceeds $4.00 for 20 consecutive trading days. The Company's common stock is quoted on the NASD Electronic Bulletin Board under the Symbol "ECPL"
and the current bid price quotation is $          .  In the event management
calls for redemption of the Series A Warrants at any time in the future, Series A Warrantholders would have 30 days to exercise, after which they would be compelled to accept the nominal redemption price. The exercise and redemption prices of the Series A Warrants were arbitrarily determined by the Company and bear no relationship to assets, shareholders equity or any other recognized criteria of value. Prior to this offering, there has been only a limited public market for the Shares of Common Stock and there is no assurance that such market will continue in the future.


THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL AND IMMEDIATE DILUTION AND SHOULD NOT BE PURCHASED BY PERSONS WHO CANNOT AFFORD TO RISK THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" on page 5.


            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
                THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
                 COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                    OF THIS PROSPECTUS.  ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.
------------------------------------------------------------------------------
                                       Price to  Commissions &   Proceeds to
                                       Public(1) Discounts(1)(2) Company(2)(3)
Per Share                                 $2.50         $.00         $2.50
Total Maximum                         $2,375,000        $.00      $2,375,000
------------------------------------------------------------------------------

(1) The Shares are being offered by the Company only to the holders of outstanding Series A Warrants, and will be sold by the Company without any discounts or other commissions. The offering price is payable in cash upon exercise of the Series A Warrants. No minimum number of Series A Warrants must be exercised, and no assurance exists that any Series A Warrants will be exercised. The Company will retain any proceeds from Series A Warrant exercises, regardless of the number exercised. See "Plan of Distribution."

(2) Proceeds to the Company are shown before deducting offering expenses payable by the Company for legal and accounting fees and printing costs.


             The date of this Prospectus is                     , 1997

                               AVAILABLE INFORMATION

The Company has filed with the United States Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2, under the Securities Act of 1933, as amended (the "Securities Act), with respect to the securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information contained in the Registration Statement. For further information regarding both the Company and the Securities offered hereby, reference is made to the Registration Statement, including all exhibits and schedules thereto, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained from the Washington, D.C. office upon request and payment of the prescribed fee.

As of the date of this Prospectus, the Company became subject to the informational requirements of the Securities Exchange Act of 1934, as amended (The "Exchange Act") and, in accordance therewith, will file reports and other information with the Commission. Reports and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act will be available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: New York Regional Office, 75 Park Place, New York, New York 10007; Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site that contains reports, proxy and information statements and other information regarding issuers that file such reports electronically with the Commission. Such site is accessible by the public through any Internet access service provider and is located at http://www.sec.gov.

Copies of the Company's Annual, Quarterly and other Reports which will be filed by the Company electronically with the Commission commencing with the Quarterly Report for the first quarter ended after the date of this Prospectus (due 45 days after the end of such quarter) will also be available upon request, without charge, by writing U.S. Plastic Lumber Corp., 2300 W. Glades Road, Suite 440 W, Boca Raton, Florida 33431.

UNTIL [90 DAYS AFTER THE DATE OF THIS PROSPECTUS], ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY STATE SECURITIES COMMISSION OR OTHER STATE REGULATORY AUTHORITY, AND NO SUCH REGULATORY AUTHORITY HAS PASSED UPON THE TERMS OF THIS OFFERING OR APPROVED THE MERITS THEREOF. INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING IN EVALUATING THE MERITS AND RISKS OF THE OFFERING AND MAKING AN INVESTMENT DECISION.

THIS PROSPECTUS SHOULD BE READ IN ITS ENTIRETY BY ANY PROSPECTIVE INVESTOR PRIOR TO HIS OR HER INVESTMENT.


                                PROSPECTUS SUMMARY

This summary is qualified in its entirety by the more detailed information appearing elsewhere in the Prospectus.

The Company

U.S. Plastic Lumber Corporation (the "Company") is a manufacturer and marketer of recycled plastic lumber products and a provider of soil decontamination and recycling services. The Company was originally incorporated under the laws of the State of Utah on July 26, 1983, under the name of Front Street Energy, Inc., and completed an initial public offering of its securities in 1983. The Company changed its corporate domicile to the State of Nevada in June 1992 and changed its name to Front Street, Inc. In 1994, the Company changed its name to Educational Storybooks International, Inc. when it acquired all the outstanding stock of Educational Storybooks, Inc. The Company subsequently divested itself of Educational Storybooks, Inc. and another subsidiary, and had no significant assets or business until March, 1996, when the Company acquired Earth Care Global Holdings, Inc. ("Earth Care") as a wholly owned subsidiary, through the acquisition of all the issued and outstanding stock of Earth Care in a stock for stock exchange (the "Acquisition") and changed its name to U.S. Plastic Lumber Corporation. The mailing address of the Company's principal executive offices is 2300 W. Glades Road, Suite 440 W, Boca Raton, Florida 33431. The Company's telephone number is (561) 394-3511.

The Company presently owns and operates five manufacturing, processing and fabrication facilities in the U.S. The primary product produced in four of these plants is feedstock and lumber made from recycled waste plastic. Recycled plastic lumber is manufactured in a variety of colors, profiles and shapes including standard lumber dimensions and many custom engineered profiles and shapes. The plastic lumber is then sold as an end product, value added decking products, or fabricated into park and site amenities such as benches, picnic tables and trash receptacles. Plastic lumber's principal intended use is as an environmentally friendly and non-toxic alternative to pressure treated lumber or rain forest hardwoods, which is suitable for and provides superior performance in most nonstructural, outdoor applications.
The Company's fifth plant operates a process for decontaminating and recycling soil that has been contaminated with petroleum hydrocarbons and similar compounds. See "Business."

The Offering

Securities offered       950,000 Shares of Common Stock, $.0001 par value
                         ("Common Stock") of the Company underlying outstanding
                         Series A Warrants.  See "Description of Securities".

Offering Prices          $2.50 per share.

Plan of Distribution     The Shares are offered and will be sold by the
                         Company, without any discounts or other commissions, to the holders of the Series A Warrants upon the exercise thereof. See "Plan of Distribution."

Use of Proceeds          The Company could potentially receive gross proceeds
                         of as much as $2,375,000 from sale of the 950,000
                         Shares of Common Stock issuable upon exercise of the Series A Warrants, if and to the extent such Warrants are exercised. Any such proceeds will be used generally to provide additional working capital, but have not been specifically allocated, inasmuch as there is no assurance any of the Series A Warrants will be exercised. See "Use of Proceeds."

Securities Outstanding   The Company is authorized to issue up to 50,000,000
                         shares of Common Stock and presently has 14,986,910 shares of Common Stock issued and outstanding. The
                         Company has reserved from its authorized capital
                         950,000 shares of Common Stock for issuance upon exercise of the Series A Warrants. In addition, the Company also has Series B and other warrants or options outstanding which give the holders thereof the right, subject to certain conditions, to acquire an additional 2,877,951 shares of Common Stock. The
                         Company is also authorized to issue up to 5,000,000 shares of Preferred Stock in one or more series with such rights and preferences as the Board of Directors may designate. The Board of Directors has designated one series of Preferred Stock (Series A) and 199,249
                         Series A preferred shares are presently issued and outstanding, which are convertible into 1,394,743 shares of Common Stock of the Company. See
                         "Description of Securities."

Series A Warrants        Each Series A Warrant entitles the holder to purchase
                         one share of Common Stock at any time during the period commencing on the date of this Prospectus and ending June 30, 1998. The Series A Warrants are callable and can be redeemed by the Company for $.01 per Series A Warrant on 30 days notice at any time after the date of this Prospectus if the closing bid price of the Common Stock equals or exceeds $4.00 for 20 consecutive trading days. In the event management calls for redemption of the Series A Warrants at any time in the future, Series A Warrantholders would then have 30 days in which to decide whether to exercise their warrants, after which time they would be compelled to accept the nominal redemption price. The exercise price is $2.50 per share for the Series A
                         Warrants, subject to adjustment in certain events.
                         See "Description of Securities - Series A and B
                         Warrants."

Transfer Agent           Interwest Transfer Company, Inc., 1981 East 4800
                         South, Suite 100, Salt Lake City, Utah 84117, (801)
                         272-9294, serves as transfer agent and registrar for the Company's outstanding securities.

Risk Factors             An investment in the Company is highly speculative.
                         Investors will suffer substantial dilution in the book value per share of the Common Stock compared to the purchase price. The Company incurred a net loss during 1996 of $3,551,144 and has an accumulated deficit of $7,254,631 as of June 30, 1997. If substantial funds are not received from exercise of the Series A Warrants, of which there is no assurance, the Company may require additional funding for which it has no commitments. No person should invest in the Company who cannot afford to risk loss of the entire investment. See "Risk Factors."


                                   RISK FACTORS

This prospectus contains certain statements intended as "forward-looking statements" within the meaning of Section 27A of the Securities Act and
Section 21E of the Exchange Act. These Acts were amended by the Private Securities Litigation Reform Act of 1995 to establish "safe harbors" for such forward-looking statements. Prospective investors and other readers are cautioned not to place undue reliance upon such forward looking statements, which represent only the plans, beliefs, estimates, expectations and/or anticipation of management as of the date of this prospectus. These forward looking statements are subject to certain uncertainties and other factors which could cause actual results in the future to differ materially from the results contemplated in and by such statements. Such uncertainties and other factors include, but are not limited to, those enumerated below as risk factors.

The securities being offered hereby involve a high degree of risk. Prospective investors should carefully consider the following risk factors before investing in the Company.

Risks Inherent in a New Start Up Company

Accumulated Deficit and Operating Losses. The Company incurred a net loss of $3,551,144 for the year ended December 31, 1996, and had an accumulated deficit of $7,254,631 at June 30, 1997. The success of operations in the future will be largely dependent upon the Company's ability to substantially increase its sales revenue, as to which there is no assurance. See financial statements attached hereto.

Conflicts of Interest Inherent in Material Related Party Transactions. The Company has recently entered into several significant acquisitions and other affiliated transactions, the terms of which were, in some instances, determined without the benefit of arms length bargaining or negotiation and necessarily involve conflicts between the interests of the related parties and the Company. These include the recent acquisitions, as wholly owned subsidiaries of the Company, of Earth Care Global Holdings and Earth Care Partners, Duratech Industries, Clean Earth, Recycled Plastics Industries, Intergrated Technical Services, Environmental Specialties Plastics, EnviroPlastics and Advanced Remediation and Disposal Technologies, as well as the granting or issuance of various stock, options and other rights to members of management, principal stockholders, and other affiliates. See "Certain Transactions."

Dependence on Management. The development of the Company's business and operations is dependent upon the efforts and talents of its executive officers, including, in particular, Harold Gebert, Chairman, David Farrow, Vice Chairman and Chief Operating Officer, and Mark Alsentzer, Chief Executive Officer. The loss of the services of one or more of these officers could have a material adverse effect on the Company's business. See "Management."

No Cash Dividends. The Company does not currently intend to pay cash dividends on its Common Stock and does not anticipate paying such dividends at any time in the foreseeable future. At present, the Company will follow a policy of retaining all of its earnings, if any, to finance development and expansion of its business. The Company does intend to pay dividends in stock on its outstanding Series A Preferred Stock. See "Dividend Policy."

Limited Liability of Management. The Company has adopted provisions to its Articles of Incorporation and Bylaws which limit the liability of Officers and Directors and provides for indemnification by the Company of Officers and Directors to the full extent permitted by Nevada law, which provides that officers and directors shall have no personal liability to a Company or its stockholders for monetary damages for breach of fiduciary duties as directors, except for a breach of their duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. Such provisions substantially limit the shareholders' ability to hold officers and directors liable for breaches of fiduciary duty, and may require the Company to indemnify its officers and directors. See "Certain Transactions - Conflicts of Interest".

Risks Related to the Nature of the Proposed Business

Newly Developing Industry. The reclamation and recycling of plastic waste and the manufacture of plastic lumber for use in construction, and other composite materials containing recycled waste plastics, are relatively new industries. There is a general reluctance in the construction industry to use new materials before they have been extensively tested, particularly in certain segments which have exacting performance standards for component materials.
In the case of the Company's plastic lumber and composite materials in particular, such testing may be extensive for each prospective customer and may require substantial additional time and resources. In addition, the Company may experience resistance from prospective customers who are accustomed to more conventional, non-artificial wood materials. Moreover, the Company may not have sufficient financial and other resources to undertake extensive marketing and advertising activities or to afford the cost of the necessary marketing and sales personnel at such time as it becomes appropriate to broaden its marketing efforts. See "Business".

Availability of Raw Materials. The availability of low-cost raw materials, namely consumer and industrial plastic waste products, is a material factor in the Company's costs of operations. Historically, suppliers have provided adequate quantities of such raw materials at favorable costs. The Company generally maintains raw material inventories of approximately one half million pounds, which is adequate for approximately two months of production. The Company believes that its current sources of raw materials will continue to be available on commercially reasonably terms. However, unavailability, scarcity or increased cost of such raw materials would have a material adverse effect upon the Company's business. The Company purchases most of its raw materials through distributors. Disruption of these supply sources could have a material adverse effect on the Company's business. The Company does not rely on contractual arrangements with its raw materials suppliers and has no long-term supply contracts.

Competition and Marketing. The Company's plastic lumber business faces competition from other producers of recycled plastic lumber as well as producers of vinyl and aluminum decking, and traditional wood lumber, especially pressure treated wood lumber. The Company competes against other makers of recycled plastic lumber principally on the basis of price and quality as well as the immediate availability of its product, and competes against other products such as pressure treated lumber by emphasizing the superior suitability characteristics of recycled plastic lumber for certain applications, as well as appealing to the environmental consciousness of consumers. The Company's Clean Earth division has several local competitors which provide similar services within a 150 mile radius.

Newly Developing Technologies. The Company's products and services involve newly developing technologies, and there is no assurance the Company will be able to compete effectively in developing and marketing such products and services. There is a general lack of public awareness of these newly developing products and services generally, or as alternatives to more traditional and well established products, such as lumber made from wood. To compete effectively, the Company must increase public knowledge and acceptance of its products and services, of which there is no assurance.

Industry Standards. ASTM (American Society for Testing and Materials) and certain industry trade organizations have established general standards and methods for measuring the characteristics of specific building materials. Users of building materials (and frequently, issuers of building codes) generally specify that the building materials comply with such standards relative to the proposed applications. Since uniform, recognized standards or methods have only recently been established for measuring the characteristics of plastic lumber, potential users may not know of this, to judge whether or not plastic lumber may be suitable for their particular requirements, without being informed of such standards by the plastic lumber supplier or otherwise becoming aware of them. The fact that such standards are not well known for plastic lumber may limit the market potential of the Company's building materials and make potential purchasers of such building materials reluctant to use them. The Plastic Lumber Trade Association, of which the Company is a member, is pursuing increased public awareness of such standards, but no assurance can be given that public awareness will successfully be increased or that increased awareness will increase the market for the Company's products.

Regulatory Matters. The Company's businesses are subject to laws and regulations designed to protect the environment from toxic wastes and hazardous substances or emissions and to provide a safe workplace for its employees. Under current federal regulations (RCRA, Resource Conservation & Recovery Act & CERCLA, Comprehensive Environmental Responsibility, Compensation & Liability Act), the generator of toxic or hazardous waste is financially and legally responsible for that waste forever, and strictly liable for the clean up and disposal costs. In particular, the business of decontaminating or otherwise handling toxic or hazardous waste materials is fraught with potential liability to such handlers if the handling and tracking of such wastes is not properly done. The Company believes it is either in material compliance with all currently applicable laws and regulations or is operating in accordance with appropriate variances or similar arrangements, but there is no assurance that it will always be deemed in compliance, nor any assurance that compliance with current laws and regulations will not require significant capital expenditures that could have a material adverse effect on its operations. Such laws and regulations are always subject to change and could become more stringent in the future. Although state and federal legislation currently provide for certain procurement preferences for recycled materials, such preferences for materials containing waste plastics are dependent upon the eventual promulgation of product or performance standard guidelines by state or federal regulatory agencies. Such guidelines for recycled plastic building materials may not be released or, if released, the product performance standards required by such guidelines may be incompatible with the Company's manufacturing capabilities.

Protection of Technology. The Company's composite materials manufacturing process and its waste plastics reclamation technologies involve many proprietary trade secrets, as well as certain methods, processes and equipment designs for which the the Company has not sought patent protection. Although the Company has taken measures to safeguard its trade secrets by limiting access to manufacturing facilities and requiring confidentiality and nondisclosure agreements with third parties, there is no assurance that its trade secrets will not be disclosed or that others will not independently develop comparable or superior technology. Rather than rely on patent protection, the Company has generally chosen to rely on the unique and proprietary nature of its processes. The Company has obtained exclusive worldwide licensing rights with respect to patent pending technology related to railroad crossties and the process to manufacture them, but there is no assurance the Company will be able to maintain such rights for any specific length of time.

Risks Related to the Offering

No Assurance of Warrant Exercise and No Escrow of Funds. There is no assurance that any proceeds will be received from exercise of Series A Warrants in this offering. Proceeds may be insufficient to defray offering expenses. There is no minimum number of Series A Warrants that must be exercised and no escrow of funds received upon exercise. Any proceeds received will immediately be retained by the Company to be used in its business. The amount of capital currently available to the Company is limited. In the event that any proceeds from this offering and the Company's existing capital are not sufficient to enable the Company to develop and expand its business and generate a profit, the Company may need to seek additional financing from commercial lenders or other sources, for which it presently has no commitments or arrangements. This creates an increased risk to persons who do exercise their Series A Warrants, because there is no assurance that additional Series A Warrants will be exercised or that the Company will receive any further funding.

Risks of Warrant Exercise. Although the market price of the Common Stock currently exceeds the exercise price of the Series A Warrants, there is no assurance that exercising Series A Warrantholders will be able to sell their Common Stock in the future at a price which equals or exceeds such exercise price.

Outstanding Warrants, Options and Other Rights. In addition to the 950,000 Series A Warrants, the Company has outstanding 950,000 Series B Warrants, and other warrants and options to purchase up to 1,927,951 shares, and Earn-out rights to acquire up to 4,755,686 shares. The Company will also have other options granted in the future in connection with an employee incentive stock option program. The holders of such options, warrants or rights are given an opportunity during the term of such rights to profit from a rise in the market price of the Company's common stock, with a resultant dilution of the interests of all other stockholders. The holders thereof are likely to exercise them only if the then prevailing market price exceeds such exercise prices, which would be at a time when, in all likelihood, the Company would otherwise be able to obtain funds from the sale of its securities on terms more favorable than those provided by the options and warrants. Accordingly, the Company may find it more difficult to raise additional capital while the options and warrants are outstanding.

Current Prospectus and Registration Required for Exercise. Holders of the Series A Warrants will only be able to exercise such securities to acquire the underlying Common Stock if a current prospectus relating to the Common Stock is then in effect and such exercise is qualified or exempt from qualification under applicable securities laws of the states in which such holders of the Series A Warrants reside. Although the Company intends to use its best efforts to update this prospectus as necessary to maintain a current prospectus and federal and state registration/qualification for such exercise, there is no assurance that the Company will be able to do so at such time as such persons may wish to exercise such securities. The value of the Series A Warrants may be greatly diminished if the ability to exercise such securities is not maintained. If a current prospectus is in effect, the Series A Warrants are redeemable for nominal consideration at any time after the date hereof upon 30 days notice, if the bid price of the common stock equals or exceeds $4.00 for 20 consecutive trading days. If redeemed, warrantholders would have 30 days to exercise the Series A Warrants, after which they would be compelled to accept the nominal redemption price.

Dilution. Series A Warrantholders who exercise their Series A Warrants to purchase the underlying Shares of Common Stock will suffer substantial dilution in the purchase price of the Shares compared to the net tangible book value per share immediately after the purchase. The exact amount of dilution will vary depending upon the total number of Series A Warrants exercised, and will be greater if less than all the Series A Warrants are exercised. The fewer Series A Warrants exercised, the greater dilution will be with respect to the Series A Warrants that are exercised. See "Dilution."

Potential Issuance of Additional Common and Preferred Stock. The Company is authorized to issue up to 50,000,000 shares of Common Stock. To the extent of such authorization, the Board of Directors of the Company will have the ability, without seeking shareholder approval, to issue additional shares of Common Stock in the future for such consideration as the Board of Directors may consider sufficient. The issuance of additional Common Stock in the future will reduce the proportionate ownership and voting power of the Common Stock offered hereby. The Company is also authorized to issue up to 5,000,000 shares of preferred stock, the rights and preferences of which may be designated in series by the Board of Directors. To the extent of such authorization, such designations may be made without shareholder approval.
The Board of Directors has designated one series of Preferred Stock (Series A) and issued 199,249 shares of Series A Preferred Stock. The designation and issuance of series of preferred stock creates additional securities which have dividend and liquidation preferences over the Common Stock offered hereby.
See "Description of Securities."

Potential Anti-Takeover Measures. Certain provisions in the articles of incorporation or bylaws of the Company, such as staggered terms for the Board of Directors and authorization to issue additional common or preferred stock and designate the rights and preferences of the preferred stock without further approval of shareholders, could be used as anti-takeover measures. Provisions such as these could result in the Company being less attractive to anyone who might consider a takeover attempt, and result in shareholders receiving less than they otherwise might in the event of a takeover attempt.

Continuation of Management Control. Upon completion of this offering, present shareholders, which includes current management of the Company, will own a majority of the total outstanding securities and will have absolute control of the Company. Investors in this offering as a group will have no ability to remove, control or direct such management. Only one third of the outstanding shares is required to constitute a quorum at any stockholders' meeting, and action may be taken by a majority of the voting power present at a meeting, or may be taken without a meeting by written consent of stockholders holding a majority of the total voting power. See "Principal Stockholders" and "Description of Securities."

Arbitrary Determination of Offering Price. The exercise price of the Series A Warrants was arbitrarily determined by management of the Company and was set at a level substantially in excess of prices recently paid for securities of the same class. The price bears no relationship to the Company's assets, book value, net worth or other economic or recognized criteria of value. In no event should the exercise prices be regarded as an indicator of any future market price for the Company's securities.

No Assurance of a Liquid Public Market for Securities. Although the Company's shares of common stock are eligible for quotation on the Electronic Bulletin Board maintained by the NASD, there can be no assurance that a regular and established market will continue for the securities upon completion of this offering. There can also be no assurance as to the depth or liquidity of any market for common stock or the prices at which holders may be able to sell the Shares. As a result, an investment in the Shares may be totally illiquid and investors may not be able to liquidate their investment readily or at all when they need or desire to sell.

Volatility of Stock Prices. In the event that an established public market does develop for the Shares, market prices will be influenced by many factors, and will be subject to significant fluctuation in response to variations in operating results of the Company and other factors such as investor perceptions of the Company, supply and demand, interest rates, general economic conditions and those specific to the industry, international political conditions, developments with regard to the Company's activities, future financial condition and management. See "Plan of Distribution."

Shares Eligible for Future Sale. Of the 14,986,910 shares of the Company's common stock outstanding prior to the exercise of any Series A Warrants, 1,949,999 shares are freely tradeable or are eligible to be sold in the public market, and the 950,000 shares of Common Stock underlying the Series A Warrants will also be freely tradeable immediately upon issuance. All the remaining shares of Common Stock presently outstanding are restricted and/or affiliate securities which are not presently, but may in the future be sold into any public market that may exist for the Common Stock, pursuant to Rule 144 promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Future sales by current shareholders of substantial amounts of this common stock into the public market could depress the market prices of the Common Stock in any such market. See "Shares Eligible for Future Sale".

Applicability of Low Priced Stock Risk Disclosure Requirements. The common stock of the Company may be considered a low priced security under rules promulgated under the Exchange Act. Under these rules, broker-dealers participating in transactions in low priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for low priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing and provide monthly account statements to the customer, and obtain specific written consent of the customer. With these restrictions, the likely effect of designation as a low priced stock is to decrease the willingness of broker-dealers to make a market for the stock, to decrease the liquidity of the stock and increase the transaction cost of sales and purchases of such stocks compared to other securities.

                                     DILUTION

Dilution is the difference between the Series A Warrant exercise price of $2.50 per share for the Common Stock underlying the Series A Warrants, and the net tangible book value per share of the Common Stock immediately after its purchase. The Company's net tangible book value per share of Common Stock is calculated by subtracting the Company's total liabilities and the amount of the liquidation preferences of its outstanding preferred equity, from its total assets less any intangible assets, and then dividing by the number of shares of Common Stock then outstanding.

Based on the June 30, 1997, unaudited interim consolidated financial statements of the Company, the net tangible book value attributable to the Common Stock of the Company at that date was $1,002,291 or approximately $.07 per common share. Without taking into consideration any changes in operating results or other changes in net tangible book value subsequent to June 30, 1997, the Company has 14,986,910 shares of Common Stock outstanding prior to the exercise of any Series A Warrants.

If all the Series A Warrants were to be exercised (of which there is no assurance), upon the exercise thereof, but prior to exercise of any Series B Warrants or exercise or conversion of any other outstanding convertible securities, options or stock rights, the Company would then have 15,936,910 Shares of Common Stock outstanding. The estimated post offering net tangible book value of the Company (which gives effect to receipt of the estimated net proceeds from such exercise and issuance of the underlying Shares of Common Stock, but does not take into consideration any other changes in net tangible book value of the Company subsequent to June 30, 1997), would then be $3,302,291 or approximately $.21 per share. This would result in dilution to persons exercising Series A Warrants of $2.29 per share, or 92% of the exercise price of $2.50 per share. Net tangible book value per share would increase to the benefit of present stockholders from $.07 prior to the offering to $.21 after the offering, or an increase of $.14 per share attributable to the exercise of the Series A Warrants.

The following table sets forth the estimated net tangible book value ("NTBV") per share after exercise of all Series A Warrants and the dilution to persons purchasing the underlying Shares of Common Stock.

Exercise of all Series A Warrants:

Series A Warrant exercise price/share                               $2.50

NTBV/share prior to exercise                                $ .07

Increase attributable to Series A Warrant exercise            .14

Pro forma NTBV/share after exercise                                   .21

Dilution                                                            $2.29

If less than all the Series A Warrants are exercised, dilution to the exercising Series A Warrantholders will be greater than the amount shown. The fewer Series A Warrants exercised, the greater dilution will be to those who do exercise.

                                  USE OF PROCEEDS

The net proceeds to the Company from the sale of the Shares of Common Stock underlying the Series A Warrants at the exercise price of $2.50 per Share for Series A Warrants will vary depending upon the total number of Series A Warrants exercised. If all Series A Warrants were to be exercised (of which there is absolutely no assurance, nor any assurance that any Series A Warrants will be exercised), the Company would receive gross proceeds of $2,375,000 from Series A Warrants. Regardless of the number of Series A Warrants exercised, the Company expects to incur offering expenses estimated at $100,000 for legal, accounting, printing and other costs in connection with the offering. Inasmuch as there is no assurance that all Series A Warrants will be exercised nor any requirement that any minimum amount of the Series A Warrants be exercised, there are no escrow provisions and any proceeds that are received will be immediately available to the Company to provide additional working capital to be used for general corporate purposes. The exact uses of any other proceeds will depend on the amounts received and the timing of receipt. Management's general intent is to use whatever additional funds may be generated from Series A Warrant exercise to finance further development and expansion of the Company's business.

                       MARKET INFORMATION & DIVIDEND POLICY

The common stock of the Company has traded in the over-the-counter market on a limited and sporadic basis, and is quoted on the National Association of Securities Dealers, Inc. Electronic Bulletin Board under the symbol ECPL.
The following table sets forth the high and low bid price quotations for each calendar quarter during the last two fiscal years and subsequent interim period. The Company reverse split its common stock on a 1 for 16 basis in March, 1996. Quotations for periods prior to such split and information regarding the number of shares have been restated here and elsewhere throughout the prospectus to reflect post split amounts throughout.

      Quarter Ended                   High Bid           Low Bid

      March 31, 1995                  $ 1.76             $ 1.12
      June 30, 1995                   $ 1.60             $ 1.12
      September 30, 1995              $ 1.60             $ 1.44
      December 31, 1995               $ 3.20             $ 1.92

      March 31, 1996                  $ 3.50             $ 2.88
      June 30, 1996                   $ 4.75             $ 4.13
      September 30, 1996              $ 5.13             $ 4.63
      December 31, 1996               $ 4.75             $ 3.00

      March 31, 1997                  $ 6.50             $ 6.00
      June 30, 1997                   $ 6.13             $ 5.75

The above prices represent interdealer quotations, without retail markup, markdown or commissions, and may not represent actual transactions. As of Ausgust 20, 1997, there were approximately 300 record holders of the Company's common stock.

Dividend Policy

The Company has not previously paid any cash dividends on its common stock and does not anticipate or contemplate paying dividends on common stock in the foreseeable future. Certain divisions or subsidiaries recently acquired by the Company have in the past (prior to their acquisition by the Company) paid cash dividends, but it is the present intention of management of the Company to utilize all available funds for the development of the Company's business. The Company does intend to pay stock dividends on its outstanding Series A Preferred Stock in accordance with the terms thereof. The only restrictions that limit the ability to pay dividends on common or preferred equity or that are likely to do so in the future, are those restrictions imposed by law. Under Nevada corporate law, no dividends or other distributions may be made which would render the Company insolvent or reduce assets to less than the sum of its liabilities plus the amount needed to satisfy outstanding liquidation preferences.

                       MANAGEMENT'S DISCUSSION AND ANALYSIS

The following discussion and analysis should be read in conjunction with the Company's consolidated financial statements and the notes associated with them contained elsewhere in this prospectus. The financial statements of the Company referred to in this discussion include and reflect the financial condition and operating results of U.S. Plastic Lumber Corp. and its consolidated subsidiaries for the period since its acquisition of Earth Care Global Holdings, Inc. in March, 1996, through the year ended December 31, 1996, and of Earth Care Global Holdings, Inc. and its consolidated subsidiaries for the period prior to such acquisition. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Except for historical information, the matters discussed below may include "forward-looking statements" within the definition of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. The Company wishes to caution readers that a number of factors, including those stated in the section entitled "Risks Related to the Nature of the Proposed Business" could affect the Company's actual results and cause them to differ materially from those in the forward looking statements.

Results of Operations.

Prior Fiscal Year. After deduction of interest, general and administrative expenses, the Company incurred a net loss of $1,445,903 during the fiscal year ended December 31, 1995. The Company's total revenues for the period were $7,257,995. The Company's cost of sales for the year was $5,345,694. The Company's general and administrative expenses were $2,961,018 for the fiscal year ended December 31, 1995 which continues to be high due primarily to the issuance of stock to management in lieu of cash compensation and the associated charge to earnings resulting therefrom. The amount includes a charge of $975,800 representing the valuation of 550,966 shares of stock based on contemporaneous sales of stock for cash. 536,850 shares were issued to management as compensation; 14,116 shares were issued as payment for $25,000 of interest.

Current Fiscal Year compared to Prior Fiscal Year. Operating performance in 1996 showed a decline from the previous year as Net Loss increased $2,105,241 or 145.6% from ($1,445,903) in 1995 to ($3,551,144) in 1996. The increase in net loss in the plastic lumber division was ($1,384,927) of which 43.5% was due to a decline in Gross Profit and 43.6% was due to an increase in general and administrative expenses. The Tennessee manufacturing facility operated at less than efficient capacity which contributed to the decrease in gross profit from 1995. Management's focus in raising capital and closing acquisitions detracted somewhat from the effort to increase the sales and production base. The lack of capital funding impaired efforts in advertising and marketing that limited projected sales and production growth. The Company incurred additional administrative costs with the establishment of a national sales force as well as a substantial increase in legal and professional fees related to four mergers and acquisitions completed in 1996 which accounted for 56.7% of the increase in Selling, General, and Administrative expenses over 1995.
In 1997, capital funding issues are expected to be more favorable as evidenced by the raising of $4,880,000 from the private placement of Series A preferred stock and common stock subsequent to year end and prior to the initial filing of this registration. Efforts will focus on advertising, sales materials and training and trade shows including the introduction of the "Carefree Decking System" with the intent to increase sales and production in all plants. The Company will also take advantage of combining duplicate administrative and operating functions with other acquisitions to reduce expenses on a consolidated basis.

In the environmental recycling division, the decrease in net income of $720,314 was due to the lower sales volume and additional operating costs associated with a facility fire that occurred in March of 1996. The plant retrofit process continued throughout 1996 and adversely affected the plant's processing capacity that in turn reduced net sales compared to the same period in 1995. The retrofit process was substantially complete at the end of 1996 and is not expected to impact plant capacity in 1997. The existing facilities at Clean Earth were substantially depreciated as of the end of 1996 and consequently an additional estimated $400,000 of depreciation expense on these facilities will not burden net income in 1997.

Sales
Total sales decreased $630,753 or 8.7% in 1996 from $7,257,995 in 1995 to $6,627,242. The reduction in sales was due to a decrease in revenue of $1,302,024 in the environmental recycling division offset by an increase in revenue of $671,271 in the recycled plastic lumber division. In the plastic lumber division, sales increased $671,271 or 55.3% from $1,214,032 in 1995 to $1,885,303. This increase was primarily due to the contribution of sales from the DuraTech Industries acquisition (refer to Certain Transactions) in April, 1996 (not present in 1995).

In the environmental recycling division, sales decreased by  $1,302,024 or

21.5% primarily due to a fire in the operating facility which occurred in March of 1996 and interrupted business for a period of several months resulting in lost processing capacity during the retrofit process. In addition there was a decrease in revenue in the first quarter primarily due to extraordinary harsh weather conditions in the Northeast during first quarter of 1996 compared to 1995 which interfered with the ability to access soil requiring recycling.

Cost of Goods Sold
Cost of Goods Sold increased $1,011,092 or 18.9% from $5,345,694 in 1995 to $6,356,786 in 1996. Cost of goods sold increased in the plastic lumber division by $1,273,805 offset by a cost of sales decrease of $262,713 in the environmental recycling division.

In the plastic lumber division, the DuraTech acquisition contributed $806,833 or 63.3% of the $1,273,805 increase related to the nine months of sales generated by that facility in 1996. In order to improve finished product quality, the Tennessee manufacturing facility upgraded its raw material quality during 1996. As a result, the Company incurred charges to cost of goods sold of $165,000 relating to reduced valuation and scrap of second quality raw material and finished goods remaining in inventory at the end of the third quarter in 1996. The Tennessee manufacturing facility was staffed to accommodate increased capacity from 1995 levels and incurred an increase in indirect labor costs of $96,000 (including fringe benefits) over 1995. The remaining increase was primarily due to increases in raw material prices for upgrading the quality of raw material and colorant price increases.

In the environmental recycling division the decrease to cost of sales was primarily due to the decrease in sales which were adversely affected by the facility fire.

Gross Profit
Gross Profit declined $1,641,845 or 85.9% from $1,912,301 in 1995 to $270,456 in 1996. Gross profit margin decreased in the recycled plastic lumber division primarily due the increase in raw material prices coupled with Management's focus on raising capital and closing acquisitions as opposed to organizing and funding programs in sales and marketing to increase production capacity in the Tennessee facility.

Gross profit margins decreased in the environmental recycling division by 13.2 percentage points from 1995 primarily due to decreased production throughput adversely affected by the facility fire.

General and Administrative Expenses
General and Administrative Expenses increased $768,770 or 26.0% from $2,961,018 in 1995 to $3,729,788 in 1996. Both divisions recognized administrative expense increases with $604,633 increase in the plastic lumber division and $164,137 in the environmental recycling division.

In the plastic lumber division, the DuraTech acquisition accounted for an increase of $160,557 representing nine months of expenses for 1996. An additional $256,005 of administrative expenses were incurred in 1996 with the acquisition of Earth Care Partners (the plastic lumber division's largest distributor of the Company's products - See Certain Transactions) which became the Company's national sales office in February 1996. The Company also incurred additional legal and accounting fees of $87,000 associated with four mergers and acquisitions that occurred in 1996. An additional $75,000 in amortization was recognized in 1996 due to capitalized costs related to the Magellan Finance Co. loan (see Note 5 - Notes Payable in the notes to annual financial statements) which were completely amortized by the end of 1996.

In the environmental recycling division, the $164,137 increase in administrative expenses is primarily due to an increase of $50,000 in administrative and management fees charged by a former related company (IA Construction) with the remaining increase related to additional sales and administrative wages.

During 1996 the Company abandoned efforts to complete the establishment of its Camden New Jersey facility due to difficulties in negotiations with the local government. As a result the Company recognized a loss of $199,087 consisting primarily of leasehold improvements and estimated lease termination costs.

Interest income of $56,272 was earned in 1996 over and above 1995 as short-term interest bearing accounts were established for cash generated from operations and sales of capital stock.

The Company recognized a gain on involuntary conversion in the amount of $66,859 related to fire damaged equipment at the environmental recycling plant (Clean Earth). The gain represents the excess of insurance proceeds received over the loss incurred. The Company and the insurance carrier have reached pending final settlement in the amount of an additional $455,000 as of December 31, 1996 and a check was issued to Clean Earth in the first quarter of 1997. This amount has not been recognized in the December 31, 1996 statement, as the settlement is subject to adjustment and review by other affected third parties as well as additional expenses relating to the fire that may be charged to this reserve in the future.

Six Months 1997 compared to Six Months 1996. The Company experienced a 171% increase in net sales in the first six months of 1997 compared to the same period in 1996. This increase was due to increased sales from the base businesses as well as sales contributions from acquired companies in both
business segments during the past year.    Net income (loss) of $173,636 in
the first six months of 1997 improved from ($2,704,356) in the first six months of 1996. This was due to certain one-time general and administrative expenses that were recognized in the prior year, improved operating performance in the base businesses and net income contribution from acquired companies in the first half of 1997.

Sales
During the first six months of 1997, sales increased $4,694,299 or 171% over the same period in 1996. Both business segments showed increases in sales from acquired businesses, which were not part of the Company during the first half of 1996. These acquisitions contributed $4,433,227 or 94.4% of the increase. In addition there was an increase in sales at the Clean Earth facility of $96,073 that recognized stronger seasonal sales in the first quarter of 1997 due to milder weather conditions in the Northeast compared to the previous year. Both business segments are now into the summer and fall seasons that historically have been strong sales months for all of the units. The Company has also experienced strong demand for its new "Carefree Decking System" product that was introduced at the beginning of the year and accounted for most of the $164,999 increase in sales in the plastic lumber base unit. Demand for this product has pushed delivery lead times from the Wisconsin plant back from 4-6 weeks to 12 weeks. The Company has committed to increasing capacity at this facility and plans to add more machinery and floor space before the end of 1997.

Plastic lumber division sales increased $1,466,969 or 209% in the first six months of 1997 compared to the same period in 1996. Sales from the DuraTech (first quarter only), Recycled Plastics Industries (RPI) and Environmental Specialties Products (ESP) acquisitions (discussed in detail under Certain Transactions) contributed $1,301,970 to first half 1997 sales. In addition, the existing base company contributed an additional $164,999 primarily due to the increase in demand for the Company's newly introduced "Carefree Decking System."

In the environmental recycling division, sales increased by $3,227,330 in the first six months of 1997 compared to the same period in 1996. The ARDT and ITS acquisitions (discussed in detail in Certain Transactions) contributed incremental sales of $3,131,257 in the first half of 1997. The remaining $96,073 increase at the Clean Earth unit was due to increased seasonal sales at the Clean Earth unit due to milder weather conditions in the first quarter of 1997 as compared to the same period in the prior year which allowed easier access to contaminated soils.

Gross Profit
Gross Profit increased $2,266,918 from ($113,000) in the first half of 1996 to $2,153,918 in the first half of 1997. The acquired businesses in both business segments contributed gross profit of $1,604,944 or 70.7% of the total increase with increased sales, improvements in cost of sales, and reduced depreciation expense in the established units accounting for the rest of the improvement.

In the plastic lumber division, gross profit increased $425,055 as the DuraTech, RPI and ESP acquisitions contributed additional gross profit of $377,097. Cost of sales was reduced by $122,408 in the first six months of 1997 in labor and fringe benefits as a result of a reduction in force but this was offset somewhat by increased variable expenses associated with increase of sales in the existing base unit.

Gross profit increased by $1,841,863 in the environmental recycling division for the first six months of 1997 over the same period in 1996. The ARDT and ITS acquisitions contributed $1,227,847 in gross margin during this period.
In the Clean Earth unit, the existing plant and equipment were substantially depreciated in prior years and consequently, depreciation expense related to these items was lower by $266,481 for the first half of 1997. Transportation and disposal hauling costs were $82,935 less than the comparable period as the milder season in the first quarter of 1997 increased hauling activity for which the company could bill out and recover costs. The remaining reduction was primarily due to reduced plant maintenance costs during the period and increased profit margin on the incremental seasonal sales over the same period in the prior year. The company continued to experience replacement of equipment parts that related to last year's facility fire which were identified and charged to reserves set aside for this purpose.

General and Administrative
General and administrative expenses decreased $276,985 or 11.7% in the first six months of 1997 compared to the comparable period in 1996 despite the addition of several acquisitions. Acquired businesses (DuraTech, RPI, ARDT, ITS and ESP) contributed an additional $575,532 to general and administrative expenses. These expenses were off set by certain non-recurring expenses in both business segments during the first six months of the previous year.

General and administrative expenses in the plastic lumber business decreased by $320,855 compared to the same six months of the previous year. The DuraTech, RPI and ESP acquisitions contributed $221,636 in incremental expense. The parent company however, experienced certain one-time charges during the first six months of 1996 including a loan guarantee fee in company stock of $220,000 and $30,000 of doubtful account reserve for receivables due from Earth Care Partners (See 1996 Audited Financial Statements, Note 11 - Related Party Transactions). The company reduced its expenses for outside promotional services by $25,553 in its corporate office as well as reducing corporate exempt salaries by $171,130 in an effort to reduce corporate overhead and channel more resources to advertising, literature and trade shows. The Company increased spending in advertising, promotions and trade shows by 182% over the same six month period of the prior year in an effort to increase sales and production throughput and improve margins during the traditionally strong summer and fall seasons.

During the first quarter of 1996 the Company abandoned efforts to complete the establishment of its Camden New Jersey facility due to difficulties in negotiations with the local government. As a result the Company recognized a loss on abandonment of $150,548 for the first six months of 1996 consisting primarily of leasehold improvements.

In the soil recycling division, general and administrative expenses increased $43,870 in the first half of 1997 compared to the first half of 1996. The ARDT and ITS acquisitions contributed $354,076 in incremental expenses in 1997. A payment of $300,000 in management service fees was made to IA Construction, a former owner of Clean Earth, Inc. during the first quarter of 1996. This management fee is no longer paid in the current year and accounts for most of the decrease in general and administrative expense in the Clean Earth unit.

Interest expense increased $31,771 in the first six months of 1997 compared to the same period in the prior year. Debt service for the DuraTech, RPI, ESP and ITS acquisitions contributed $23,662 or 74.5% of the increase in interest expense. The remaining increase in interest is primarily due to debt service on an unsecured note payable of $1,000,000 to a related party (Schultes, Inc.) (see Certain Transactions) that was not present in the prior year.

The Clean Earth subsidiary experienced a fire at the plant at the end of March 1996. While the fire did not affect first quarter revenues in 1996, the resulting decrease in plant capacity did effect plant capacity during the summer months of last year. The Company assessed damages and recorded a provision for fire loss of $220,000 as an extraordinary item during the first quarter 1996.

Liquidity and Capital Resources.

Prior Fiscal Year. Cash proceeds from the issuance of stock during 1995 amounted to $1,414,070 and were the principal source of capital during this period. The Company also received additional cash proceeds of $144,510 from the issuance of notes payable and $300,306 cash proceeds from stockholder loans. However, the cash provided by these financing activities was offset to some extent by other financing activities which used cash, including payments on stockholder loans of $102,000 and cash dividends of $400,000 paid by one of the Company's recently acquired subsidiaries, prior to the time it was acquired by the Company, so that the net cash provided by financing activities was $1,456,886. The payment of such dividends reduced the Company's liquidity by reducing the amount of cash available to the Company upon acquisition of these subsidiaries. Operating activities used net cash of $1,163,980 mainly because of the net loss generated by the Company from its operations. and mainly because of capital expenditures. During this period investing activities used net cash of $137,361, primarily capital expenditures for additional equipment.

Fiscal Year Ended December 31, 1996. Cash proceeds from the issuance of stock amounted to $2,747,491 and continued to be the principal source of capital during this period. The Company also received additional cash proceeds of $500,824 from the issuance of notes payable and $120,000 cash proceeds from stockholder loans. However, the cash provided by these financing activities was offset to some extent by other financing activities that used cash, including payments for the purchase of treasury stock of $1,100,000, principal payments of notes payable of $639,100 and cash dividends of $948,000 paid by one of the Company's recently acquired subsidiaries, prior to the time it was acquired by the Company, so that the net cash provided by financing activities was only $681,215. Operating activities used net cash of $606,685 due mainly to the net loss generated by the Company from its operations. Investing activities included cash outlays of $414,203 primarily for machinery and equipment in the plastic lumber operations and also included net cash outlay of $5,651 for the acquisitions of DuraTech Industries and Earth Care Partners for total cash used in investing activities of $419,854.

Six Months Ended June 30, 1996. Net decrease in cash for the first half of 1996 totaled $329,193. Cash proceeds from the issuance of stock of $1,521,839 and an officer loan of $100,000 during the first six months of 1996 and were the primary sources of capital for the period. This financing activity was offset by dividends of $481,253 paid by Clean Earth and $850,000 paid to IA Construction (former owner of Clean Earth) for purchase of treasury stock prior to contemplation of acquiring this company. There was also repayment of notes payable in the amount of $136,657 during the period. The net result of financing activities was $153,929 for the period. Despite a net operating loss of $2,704,356 during the first half of 1996, the Company still managed to limit cash used of $286,981 from operating activities. This was primarily due to collections of accounts receivable from the end of the busier season totaling $756,809, issuance of common stock for services totaling $414,661, increases in accounts payable of $818,668 and $459,060 of depreciation and amortization which is a non-cash item. Total investing activities during this period were $190,490 invested in capital for equipment as well as net cash paid of $5,651 in the acquisition of DuraTech yielding $196,141 of net cash used for investing activities.

Six Months Ended June 30, 1997. Net cash generated in the first half totaled $2,620,509 of which $4,880,000 was generated from the private offering of preferred and common stock and remained the principal source of capital during this period. An additional $1,384,326 of capital was provided by the issuance notes payable of which $1,000,000 was issued to Schultes, Inc., a related party (see Certain Transactions). As of June 30, 1997 notes payable to Schultes, Inc. totaled $1,000,000. Proceeds from issued debt were used to consummate the RPI, ARDT, ESP, ITS and EnviroPlastics acquisitions as well as to pay off other notes including the Stout Partnership Loan of $500,824 (see Certain Transactions) and an officer loan payable. Net cash used in operations was $780,395 primarily due to the increase in accounts receivable of $1,120,807 as a result of increased sales entering peak season somewhat offset by non-cash depreciation and amortization of $254,062. Investing activities included the acquisitions of RPI, ESP, ARDT, ITS and EnviroPlastics Corp. (discussed in detail in Certain Transactions) which required $1,522,186 of cash (net of cash received from these subsidiaries). Another $443,358 was required for capital expenditures consisting primarily of machinery and equipment for the Tennessee and Wisconsin manufacturing plants and the Clean Earth facility. Cash used in Investing Activities totaled $2,116,234.

Due to response to the Company's new "Carefree Decking System", the Company has committed to expanding the capacity of the RPI subsidiary. The Company will lease an additional 15,000 square foot addition to the existing leased facility and plans to add six new extruders and vacuum calibration systems in addition to the two existing extruders at this site. The estimated cost of this project is $1,000,000 and will be financed through an independent leasing company or bank. The Company has access to an additional $1,300,000 from Schultes, Inc. at Federal Reserve prime rate plus 1%, and the Company's Clean Earth subsidiary has a commitment for a bank line of credit of $1,500,000 at the bank's prime rate plus one half percent. (See Certain Transactions). None of this amount was borrowed at June 30, 1997.

The Company has also committed to building a bio-organic soil recycling facility in Carteret, New Jersey as part of a start-up company named Carteret Biocycle, Inc, which is a wholly owned subsidiary of Clean Earth, Inc. (see Certain Transactions). This facility is expected to be completed in the fall of 1997 at an estimated cost of $1,000,000 and will be financed through a conventional bank loan facility.

Possible Future Acquisitions
The Company continues to seek acquisition candidates that can be vertically integrated into either the recycled plastic lumber or environmental recycling divisions. In the recycled plastic lumber division, targeted companies include manufacturers and distributors of recycled plastic products as well as raw material regrind operations. In the environmental recycling division targeted companies include soil recycling companies including bio-organic methodologies, consulting and construction companies involved in on-site clean-up and potential joint ventures with dredging operations for remediation and disposal of contaminated soils.

While the Company has entered into related party acquisitions in the past, it is not expected to have any further significant dealings with affiliates in the future. At present there are no known affiliates with which the Company intends to negotiate an acquisition nor are there any related entities that will be considered for acquisition in the foreseeable future. If there are dealings with such entities in the future, the parties will attempt to deal on terms competitive in the market and on the same terms either party would deal with a third person. Management will attempt to resolve any conflicts of interest that may arise in favor of the Company. Failure to do so could result in fiduciary liability to management.

                                     BUSINESS

U.S. Plastic Lumber Corporation is divided into two divisions; the recycled plastic lumber division (Earth Care) and the environmental recycling division (Clean Earth). The Earth Care division is comprised of five wholly owned subsidiaries: Earth Care Products of Tennessee, which operates a manufacturing plant in Sharon, Tennessee: Earth Care Products of the Midwest, which operates a sales, manufacturing and assembly facility in Lake Odessa, Michigan; RPI, which operates a sales and manufacturing facility in Green Bay, Wisconsin; Environmental Specialties Products, which runs a sales and distribution center of recycled plastic products in Guasti, California and EnviroPlastics Corporation, which operates a recycled plastic regrind plant in Auburn, Massachusetts. The Clean Earth division operates a plant in New Castle, Delaware and two environmental construction companies: Integrated Technology Systems (ITS), in Winslow, New Jersey and Advanced Remediation and Disposal Technologies (ARDT) in Coopersberg, Pennsylvania. In addition, the Company has started Carteret Biocycle, Inc. which will construct an earth recycling facility in Carteret, New Jersey utilizing a bio-organic methodology of recycling contaminated soils.

The Company's Earth Care division manufactures plastic lumber from recycled waste plastic to produce a high quality, long lasting alternative to wood lumber that provides superior performance in outdoor uses and is suitable for most nonstructural applications. By producing a high quality recycled plastic lumber product, the Company conserves natural resources by reducing the need for lumber products made from wood and at the same time reduces the amount of plastic waste streaming into landfills while providing a longer lasting, useful product. The Company's plastic lumber products are intended as an excellent replacement for pressure treated wood lumber, which is injected with toxic chemicals to retard decay and insect infestation. Plastic lumber is not subject to decay or insect infestation and so will outlast wood lumber, especially in applications exposed to moisture. Recycled plastic lumber is environmentally friendly in that it eliminates potential pollution from leaching of such toxic chemicals into the environment.

The Company also offers recycling services through its environmental group. The Company's Clean Earth division operates a low temperature thermal desorbtion treatment plant, that ensures that contaminated soil is decontaminated in accordance with local, state and federal regulations. This thermal treatment process removes petroleum hydrocarbons from the soil and has been recognized by federal and state agencies (including Delaware, New Jersey, New York, Maryland and Pennsylvania) as a cost effective technology for cleaning up the environment. Contaminated solids, soils and construction debris are recycled and reused in construction and industrial applications. The Company's recycling center in New Castle, Delaware is in a prime location for servicing the Northeast and Mid-Atlantic regions, where extensive remodeling and rebuilding of infrastructure and abandoned industrial property is ongoing. Hazardous waste landfills are expensive and environmentally unfriendly, thereby providing opportunities for the Company's environmental recycling group.

History and Development of the Company

The Company was incorporated in Utah on July 26, 1983, originally under the name of Front Street Energy, Inc. The Company completed a public offering of its securities in 1983, but had no active business for several years. The Company changed its corporate domicile to the State of Nevada in June 1992 and changed its name to Front Street, Inc. In 1994, the Company acquired all the outstanding stock of Educational Storybooks, Inc. and changed its name to Educational Storybooks International, Inc. The Company subsequently divested itself of Educational Storybooks, Inc. and another subsidiary and had no business operations prior to March, 1996.

In March, 1996, the Company entered into an Agreement and Plan of Reorganization with Earth Care Global Holdings, Inc. ("Earth Care"), a manufacturer and marketer of recycled plastic products and other recycling services. Pursuant to the Agreement, the Company reverse split its common stock on a 1 for 16 basis, and then issued 4,196,316 post split shares of its authorized but previously unissued common stock to acquire all the issued and outstanding stock of Earth Care in a stock for stock exchange (the "Acquisition") which was intended to be a tax free reorganization under
Section 368(a) of the Internal Revenue Code.

Earth Care was incorporated under the laws of the State of Florida in April, 1994. This company was organized as a holding company, to engage in the business of manufacturing and marketing plastic lumber products made from 100% recycled plastics, through subsidiaries, including Earth Care Products of America, Inc. (formerly known as Environmental Plastics of America).

Environmental Plastics of America was founded in April, 1992 by Harold H. Gebert, Chairman, CEO and David A. Farrow, President. In March, 1993 this company purchased Earth Care Products of North Carolina, a small recycled plastic lumber manufacturer located in Statesville, North Carolina. Upon completion of this acquisition the name was changed to Earth Care Products of America, Inc. This company then acquired all of the assets of Duraplast Corporation, a recycled plastic lumber manufacturer located in Upland, Pennsylvania in April, 1993. Manufacturing equipment from this acquisition was moved to the Statesville, North Carolina plant to increase production capacity.

In April, 1994 the Board of Directors of Earth Care Products of America, Inc. elected to reorganize into a holding company structure. Earth Care Global Holdings, Inc., was incorporated as a Florida corporation, to be the parent or holding company, with Earth Care Products of America, Inc. as its subsidiary. In May, 1994 Earth Care formed another subsidiary called Earth Care Products of Tennessee, Inc., a Florida corporation, through which it acquired all of the assets of Jeanell Sales Corporation, a recycled plastic lumber manufacturer located in Sharon, Tennessee. In January, 1995 it was determined that significant savings could be achieved by consolidating the Statesville manufacturing operation into the Sharon, Tennessee plant. As previously mentioned, in March, 1996 Earth Care was then acquired as a wholly-owned subsidiary of the Company, which changed its name to U.S. Plastic Lumber

Corporation. (The Company continues to do business using the name Earth Care.) The Company is a publicly-held Nevada corporation, and the Company's common stock currently trades under the symbol "ECPL" on the NASD OTC Electronic Bulletin Board.

In April, 1996 the Company acquired all of the assets of DuraTech Industries. DuraTech Industries, in operation since 1986, is a manufacturer of recycled plastic lumber, recycled plastic shapes and value added products located in Lake Odessa, Michigan. This acquisition doubled the Company's recycled plastic lumber sales.

In December, 1996, the Company formed the Clean Earth division, that acquired in a pooling of interest a wholly owned subsidiary, Clean Earth of New Castle, Inc., which has been in operation since 1991, and has treated over 600,000 tons of soil and construction debris that was contaminated with petroleum hydrocarbon wastes, such as fuels, lubricating oils, tars and gasoline. Clean Earth owns and operates a low temperature thermal desorbtion plant that can treat and recycle up to 30,000 tons per month of petroleum contaminated soil.

In January, 1997, the Company acquired Recycled Plastics Industries, Inc.
(RPI), located in Green Bay, Wisconsin. RPI is a manufacturer of specialty profile, recycled plastic lumber products that was formed in 1989. RPI's production process utilizes an automated continuous flow extrusion process with vacuum calibration forming technology. The special products and additional dimensional lumber capacity complement the Company's existing products manufactured at the Tennessee and Michigan plants. The recycled plastic lumber industry is a young, highly fragmented industry with over 30 small manufacturers and many more marketers of recycled plastic lumber products.

In February, 1997, the Company acquired Advanced Remediation and Disposal Technologies, Inc. (ARDT). ARDT is engaged in environmental consulting and clean up of contaminated sites primarily involving water and soils.

In March, 1997, the Company acquired Environmental Specialties Plastics, Inc.
(ESP), a marketing and distribution company of recycled plastic products in Guasti, California. The Company also manufactures custom signs out of recycled plastic lumber utilizing in house routing equipment and is able to personalize site amenities, such as benches, ash urns and picnic tables, engraving logos and designs into recycled plastic end products. This acquisition provides the Company with a presence on the west coast of the U.S. market.

In March of 1997, the Company acquired Integrated Technical Services, Inc.
(ITS) located in Winslow, New Jersey. The Company is engaged in environmental consulting and clean up of contaminated sites primarily involving water and soils similar to the operations of ARDT.

In June of 1997, the Company acquired EnviroPlastics Corporation, in Auburn, Massachusetts, which operates a recycled plastic processing business which includes the washing, grinding and pelletizing of post-consumer and post-industrial plastic waste. In the subsidiary, an estimated 70% of the $5,230,000 in sales for the year ended December 31, 1996 were from one major customer, Dupont, who was the prime customer for the pelletized, post-consumer feedstock product.

In June of 1997 the Company formed Carteret Biocycle Inc. as a wholly owned subsidiary of Clean Earth, Inc.. The Company will construct an 80,000 square foot soil recycling facility on a 5-acre leased parcel in Carteret, New Jersey. This facility will recycle contaminated soils utilizing a bio-organic methodology of removing contaminants. The plant will have the capacity to process 240,000 tons of contaminated soil annually.

In July of 1997, the Company formed a joint venture partnership with Interstate Industrial Corp. of Secaucus, New Jersey to bid on dredge/upland disposal projects. The joint venture company does business as Interstate/U.S. Plastic Lumber Corp. joint venture.

Corporate Structure

U.S. Plastic Lumber Corporation, a Nevada corporation, is a holding company for the Company's wholly owned subsidiaries.

Earth Care Products of the Midwest, a Florida corporation
Earth Care Products of Tennessee, a Florida corporation
RPI Acquisition Corp., a Wisconsin corporation
Clean Earth Inc., a Delaware corporation
Advance Remediation and Disposal Technologies, Inc., a Pennsylvania corporation
Integrated Technology Services, Inc. a New Jersey corporation
Environmental Specialties Products, Inc., a California corporation EnviroPlastics Corp., a Massachusetts corporation
Carteret Biocycle Corp., a Delaware corporation

Physical Facilities and Employees

The Company's principal executive offices are located in Boca Raton, Florida. The Company leases approximately 3,265 square feet of office space in a four story office building for which it pays $4,600 per month. The Company has a total of eight employees at the corporate offices in administration and finance.

One the Company's manufacturing facilities is located in Sharon, Tennessee. The Company leases, with an option to purchase, a 35,300 square foot metal building for $7,000 per month. The Company employs an average of 20 people at this facility.

The Company also has a manufacturing facility in Lake Odessa, Michigan which it acquired as part of the DuraTech acquisition. The Company leases, on a month to month basis, 12,000 square feet of space at $2,300 per month, and employs 17 at this facility. The Company also leases 16,000 square feet in a separate building at $3,333 per month for twelve months, which houses a fabrication shop and employs an average of 9 people.

The Company also has a manufacturing facility in Green Bay, Wisconsin which it acquired as part of the RPI acquisition. The Company leases approximately 20,000 square feet of space at $4,432 per month on a five year lease which commenced January 27, 1997, and employs 11 people at this facility.

The Company also has a waste processing facility in New Castle, Delaware which it acquired as part of the Clean Earth acquisition. The Company leases approximately 7.5 acres of ground (on which it has erected the soil decontamination facilities), for a fee of $1 per ton of soil received for treatment, with an annual minimum of $50,000 and a put option under which the landowner can require the Company to purchase the property for $750,000 at any time. The Company employs 26 people at this facility.

The Company also previously leased, for $5,000 per month, another manufacturing facility located in an enterprise zone in Camden, New Jersey. The Company expended in excess of $100,000 for rent and lease alterations to this facility. However, because of delays encountered in negotiations with the City of Camden with respect to Enterprise Zone benefits, the Company entered into negotiations to acquire an alternate facility and eventually acquired the DuraTech facility, which rendered the Camden facility redundant. The Company negotiated a termination of this lease in the first quarter of

1997.

The Company has a sales and distribution office located in Guasti, California as a result of the ESP acquisition. The company leases 6,120 square feet of building space as well as 17,427 square feet of outdoor space at a cost of $1,500 per month on a two year lease. The facilities are utilized as office and fabrication space as well as a warehouse. This facility employs an average of five people.

The ARDT subsidiary employs 9 people, all of whom report directly to job sites.

The ITS subsidiary leases 7,000 square feet of office and utility space on a 3 acre parcel in Winslow, New Jersey at a cost of $ 1,000 per month on a month to month basis. Office space consisting of 3,000 square feet in construction trailers is complemented by a utility structure of 4,000 square feet which is used for light repairs and equipment storage. The Company employs an average of 22 employees of which seven are located at the premises and the remaining generally report directly to job sites.

The EnviroPlastics Corp. subsidiary leases 33,494 square feet of manufacturing and office space that houses a recycled plastic regrind, washing and pelletizing operation of post consumer and post-industrial plastic waste. The Company leases the property at $18,143 per month on a five-year lease and employs an average of 47 people.

EARTH CARE DIVISION - Products

During the past several years, the Company's Earth Care division has positioned itself to be a leading manufacturer in the emerging recycled plastic lumber industry in North America. Recycled plastic lumber is manufactured in a variety of colors, profiles and shapes including standard lumber dimensions and many custom engineered profiles and shapes.

The Company's recycled plastic lumber products are made from 100% recycled, post-consumer and post-industrial plastics and are used for numerous municipal, commercial and residential applications. This non-toxic material is an environmentally friendly alternative to pressure treated lumber and rare woods and provides superior performance for most nonstructural, outdoor applications where traditional wood lumber is subject to moisture damage and rotting. Recycled plastic lumber products offer these unique advantages:

50 year limited warranty
Environmentally friendly and non-toxic
Virtually maintenance free
Saves trees and reduces use of exotic rain forest hardwoods
Can be worked with conventional tools
Aesthetically pleasing wood-like textured surface
Splinter proof - never rots
Not affected by termites, ants or other wood borers
No splitting, cracking or chipping
Holds nails and screws 40% better than wood
Non absorbent and waterproof
No leaching into soil or groundwater
Most graffiti easily washes off
Does not promote organic growth when wet

Products built with the Company's recycled plastic lumber have the appearance of freshly stained or painted wood but the longevity and maintenance-free qualities of plastic. Recycled plastic products are an ideal replacement for wood, metal and concrete in numerous applications, including most non-structural exterior functions. Some of the potential applications are:

Decking for residential and commercial projects
Commercial, municipal and residential applications such as park benches, picnic tables, trash receptacles, car stops, planters and ash urns
Fencing
Highway spacer blocks, guardrail posts, sound attenuation barriers and speed bumps
Trailer, farm equipment and railroad box car flooring
Industrial applications such as pallets, walkways in chemical plants, catwalks on factory roofs
Sanitary animal pen flooring
Railroad ties
Engineered products such as pier piling cores
Sea pilings and marine bulkheads

Manufacturing

The Sharon, Tennessee manufacturing facility currently has three closed mold forming extruders and one continuous flow forming extruder. Most of the Company's large profiles are manufactured at this facility, including engineered products such as marine piling cores, retaining wall timbers and prototype products including the railroad cross tie, highway guardrail posts, and highway spacer blocks.

The manufacturing facility in Lake Odessa, Michigan has two extruders with closed mold forming and produces a high density polyethylene lumber in assorted specialty shapes such as bench ends and table legs. Acquisition of this facility gave the Company an increase in color selection as the facility produces product in 9 different colors. The Michigan facility currently supplies table legs, bench ends, and other molded shapes sold in the recycled plastic lumber industry. This location also houses the assembly line that fabricates most of the value added products sold by the Company. A regional sales office is also maintained at this location.

The Green Bay, Wisconsin sales and manufacturing facility operates two extruders that utilize a vacuum calibration continuous flow forming line. This process allows for the manufacture of many special profiles, in any length, that are not able to be produced with conventional roll forming or closed mold systems. A regional sales office is also maintained in this location. The facility will also manufacture the Company's "Carefree Decking Systems".

The Company's manufacturing process involves proprietary technologies and specialized manufacturing equipment custom built or modified to the company's specifications. The manufacturing process utilizes granulated and/or densified recycled plastic, which in certain cases, contains additives formulated for desired end use characteristics of the product. A key advantage of the process is the ability to utilize plentiful, recycled plastic waste to create a consistent material which can be extruded into a desired shape. While the end product maintains many of the desirable properties of traditional wood materials, it also has superior characteristics such as moisture resistance which give it an advantage over wood for many applications.

The primary product of the Company's manufacturing process is molded plastic lumber in various sizes ranging from 3/8" x 1", to 10" diameter profiles in various lengths. The Company also markets and sells various engineered or value added products for specific applications, in which the plastic lumber is used to make the finished product.

The manufacturing process uses 100% recycled plastic raw material and consists of three stages. First, the recycled plastic materials received at the plant are identified and categorized by resin type. These materials are processed through a series of grinding, densifying and other operations to a consistent particle size. The ground plastic resins are then blended with other ingredients such as colorant and UV stabilizers to prepare specific mixes for the products being produced by the plant. Second, the plastics are heated, mixed and compounded into a thick molten composite which is extruded through either closed mold, roll forming or vacuum calibration finishing lines into specified shapes or profiles using equipment specifically designed for processing recycled materials. Finally, the extruded products are cooled in a downstream process, and the resulting profiles are inspected and cut to specific lengths. The product is then ready to be shipped as plastic lumber in sizes and shapes corresponding to standard lumber dimensions. The Company utilizes only recycled polyethylenes and does not use plastics with PVC, toxic chemicals, insecticide or paint residues. The Company's manufacturing process produces no harmful environmental by-products or hazardous waste.

Raw Materials Supply

At the present time the Company obtains approximately 80% of its mixed plastics feedstock through firms who obtain such materials from a large variety of materials recycling facilities, including municipal recycling programs as well as plastics discarded in various industrial and manufacturing processes. Management believes the raw materials feedstock is currently purchased from sources which it believes are dependable and adequate for at least short term manufacturing requirements. Generally the company attempts to maintain raw materials inventory sufficient to supply its manufacturing requirements for approximately two months, and management believes that suitable alternative sources are available in the event of disruption. In the past, the Company has not experienced any significant disruptions or other supply problems. However, the cost of recycled plastics has been subject to significant cyclical market fluctuations over the past several years based on supply and demand. The Company's long term strategy is to contract directly with Municipal Recycling Facilities and industrial plastic manufacturers for long term supply to mitigate the exaggerated fluctuation in pricing and supply that the distributors' influence in the market promotes. The Company maintains a flexible product pricing policy that fixes prices only on the amount of product that it has raw material contracted for. This protects the Company from significant losses from raw material market fluctuations. However, no assurances can be given that raw materials will always be available at commercially reasonable prices. Management is generally of the belief that if significant increases in demand for recycled plastics of a lasting nature were to occur, the potential supply of recycled plastics could easily be expanded to meet any lasting increase in demand. Management believes that both supply and demand will continue to increase as public awareness of the need to recycle plastic waste increases. However, any disruption of supply arrangements or significant lasting increases in raw materials prices could have a material adverse effect on the company's operations. The Company is presently negotiating for long term supply contracts for its recycled plastic feedstock. The market for the Company's products has continued to increase and therefore the sales price per pound has been increased by the Company over the last three years. The Company believes this is due to the increased awareness of the market place of the advantages of plastic lumber and an overall awareness of the public of environmental concerns.

Research and Development

Extensive testing of recycled plastic lumber has been performed for the past several years at Rutgers University's Center for Plastics Recycling Research. The Company has been an active participant along with others in the research and development process. Since its formation, the Company has also devoted significant efforts on its own, testing and refining its manufacturing processes, molds and recipes to improve its finished products.

In May, 1996, after a long period of research and development with the Company, Rutgers University applied for U.S. Patent Protection for its recycled plastic composite railroad cross tie and its related manufacturing technology. These patents, if granted, would be held by Rutgers University, with the Company being the exclusive worldwide licensee for the sale of this and related products.

A group of plastic lumber manufacturers founded the Plastic Lumber Trade Association (PLTA) to promote the benefits of plastic lumber and create proper testing standards. The PLTA currently has approximately 22 manufacturing members. Mr. Farrow, the Company's Vice Chairman, was a founding director of the PLTA and now serves as Committee Chairman for the ASTM Standard Guide to Plastic Lumber Residential Deck Construction. The Executive Vice President of Earth Care Midwest, currently serves as the organization's Vice President. PLTA holds committee meetings three time a year in conjunction with the American Society of Testing & Materials (ASTM). Complete ASTM standards are being established for plastic lumber and preliminary test results are now available from the following institutions:

Rutgers University's Center for Plastics Recycling Research
University of Massachusetts at Lowell, Dept. of Engineering
Batelle, Engineering Mechanics Dept.
US Army Corps of Engineers Research Laboratories

A full set of ASTM standards has been developed and approved for plastic lumber as of July of 1997. This will greatly expand the potential users who are required to meet specifications and standards known to the wood industry.
 A manual for use of residential decking material is anticipated to be approved as early as 1998.

Proprietary Technology

Management is generally of the belief that maintaining state of the art technology in its recipes, molds and manufacturing processes and maintaining the proprietary nature of that technology through trade secrecy is more important to maintaining a competitive position in the industry than seeking any legal protections that patents may provide. However, patent protection for technology related to railroad crossties and the process to manufacture them, is currently being sought by Rutgers University, but there is no assurance it will obtain any such protection. The Company has entered into an agreement with Rutgers pursuant to which it has exclusively licensed such technology.

Competition

There are over 30 manufacturers of recycled plastic lumber in the United States, of which approximately 22 are members of the Plastic Lumber Trade Association (PLTA). The competition is broken down into two separate categories: plastic lumber manufacturers using strictly high density polyethylene, and manufacturers that use a mixture of high density and other polymers to produce a product that is less expensive.

The Company primarily uses only high quality polyethylenes and additives at all of its plants. The major competitors in this segment of the market include Eaglebrook Products, Inc., Chicago, Illinois, Bedford Industries, Worthington, Minnesota; Cycle-Masters, Inc., Sweetster, Indiana and NEW Plastics Corp., Luxemburg, Wisconsin. Management intends to compete with these competitors on the basis of price, quality and service. The two major commingled manufacturers are The Plastic Lumber Company, Inc., Akron, Ohio and Hammer's Plastics Recycling, Iowa Falls, Iowa.

In all its applications, the plastic lumber manufactured by the Company will also be in direct competition with conventional wood lumber. At present, the principal competitive disadvantage of plastic lumber compared to wood lumber is that it is generally more expensive to purchase. Plastic lumber is comparable in price to high grade cedar and redwood. Although plastic lumber can be more expensive to initially purchase than comparable wood lumber, plastic lumber can substantially outlast wood lumber, particularly in applications where the lumber is exposed to the elements, and can therefore be more cost effective in the long run. Furthermore, management believes that environmental restrictions are presently impeding forestry operations in United States forests. A second factor impeding the use of pressure treated lumber is the toxic leaching characteristics. Chemicals injected into pressure treated lumber contain hazardous constituents which are released into the soil and create potentially toxic and hazardous conditions. Such factors may reduce if not eliminate any price advantage that wood lumber presently has with respect to its initial acquisition cost.

Potential Markets

By producing a suitable recycled plastic lumber product, the Company conserves natural resources, reduces the plastic waste streaming into landfills and provides a useful product that satisfies this growing market. One of the many major markets for recycled plastic lumber is as a substitute for pressure treated lumber. There are currently a number of states that have either passed laws or have on their legislative agenda, restrictions on the use and disposal of pressure treated lumber. The pressure treating process injects copper, chromium and arsenic (all carcinogens) into the wood to provide a defensive barrier against insect attack. Pressure treated wood has legislative restrictions in some states on its disposal methods which require disposal in toxic waste landfills. Plastic lumber is a safe alternative which is fully recyclable.

Also, plastic lumber's increased resistance to weathering processes, particularly moisture, makes it an ideal substitute for lumber made from wood in any application in which the lumber is exposed to the elements. The resistance to moisture and other weathering processes gives plastic lumber the ability to outlast wood in such applications by several times.

In July, 1994 the Company was selected to participate in a cooperative venture with Rutgers University, Norfolk & Southern Railroad, Conrail and the US Army Corps of Engineers Research Laboratories to develop a prototype railroad crosstie made from recycled commingled plastic. Rutgers University has performed extensive tests on many formulas and the Company has developed a prototype that is superior in many ways to the creosote wood crosstie.
Norfolk & Southern and Conrail are currently track testing the new prototype. The Company believes it is the only plastic lumber manufacturer participating in this project.

Presently there are approximately 180,000 miles of railroad track in the United States, with 3,100 crossties per mile or a total of 558,000,000 ties in place. In 1993, 11,300,000 crossties were replaced. The expected life of a creosote wood crosstie is 12 years, creating a tremendous demand for the more durable recycled plastic crossties that have an estimated useful life in excess of 50 years. Conditions which shorten tie life are moisture, location relative to curves and switches. Railroads know from extensive experience which locations require highest maintenance and these will be the initial target areas for longer lasting polymer crossties. Based on the replacement rate of 11 million crossties per year, the total potential market for this segment of the business is approximately $700 million annually.

The Company is currently in the process of developing new products for a variety of uses. These new products include component center cores for a manufacturer of reinforced marine pilings and timbers, flooring for farm equipment and railroad ties. The Company is also working with a supplier to produce a recycled plastic highway guard rail spacer block. The project has received conditional approval from the Federal Department of Transportation
(DOT) and several state DOT approvals. The Company is working with Texas A & M University and the Southwest Research Institute to develop a highway guardrail post to be marketed to DOTs all over the country. The Company has been assigned national stock numbers from the U.S. Defense Construction Supply Center which controls purchasing for all of the U.S. armed forces.

Although management believes that plastic lumber products are currently suitable for many non-load bearing purposes for which conventional wood lumber is used, the compressive and flexural strength characteristics of plastic lumber are not as suitable as conventional wood lumber for most load bearing applications without additional support; therefore the Company does not intend at present to market its products for structural, framing or general construction purposes.

Marketing Strategies

The recycled plastic lumber division (Earth Care) of the Company is itself divided into four distinct classifications. These divisions are (i) fabricated products, including park and site amenities such as picnic tables, park benches, and trash receptacles; (ii) building products, including decking systems, golf course related products, and standard plastic lumber; (iii) engineered products, including marine piling center cores, highway guardrail spacer blocks, and other engineered products; and (iv) railroad ties.

Each of these divisions contain a Division Head who reports to a senior corporate officer in charge of Sales and Marketing. This senior corporate officer is also in charge of managing and supporting existing Distributor relationships and developing new Distributor relationships.

Within each division, the Company employs sales representatives to market and sell its products utilizing traditional sources of sales including but not limited to attending trade shows, select advertising, cold calling, customer referrals, and the like. The Company also markets and sells through Distributor like relationships; however, it is the Company's policy not to grant any exclusive territory arrangements.

The focus of the Company's selling strategy is the high quality of its product along with superior customer service. The Company also focuses on the benefits of its products including such items as being maintenance free, 100% recycled, environmentally sensitive, aesthetically pleasing in appearance, free from rot and insect infestation, and durable.

The Company has experienced a seasonal slow-down in the winter months during the past three years but expects to reduce the seasonality of its sales by increasing its marketing efforts in warmer climates of the U.S. during winter months and by adding contracts for custom items which are not as seasonal.

Government Regulation and Environmental Matters

Although the Company's operations do not and are not expected to generate significant quantities of waste materials nor any hazardous substances or result in hazardous emissions, operations are and will in the future be subject to numerous existing and proposed laws and regulations designed to protect the environment from waste materials generally and particularly hazardous wastes and emissions. Management does not believe that its waste disposal practices and manufacturing processes will be in violation of any existing or presently proposed law or regulation or require special handling permits or procedures or otherwise result in significant capital expenditures that would have a material adverse effect on operations. However, there can be no assurance that regulatory requirements will not in the future adversely affect operations or require the introduction of costly additional manufacturing or waste disposal practices.

CLEAN EARTH DIVISION - Background

Clean Earth of New Castle, Inc. ("Clean Earth") was founded in 1991 to provide a safe, cost effective and final solution to the environmental problem of dealing with soils contaminated with light distillate petroleum hydrocarbons such as diesel fuel, heating fuel, kerosene, jet fuel and gasoline, by decontaminating such soils so they can then be recycled as clean fill. The process essentially heats the contaminated soils in a controlled environment to a point that the contaminants are burned or evaporated out. In 1995 Clean Earth modified its plant to recycle products at higher temperatures (up to 1,100degrees fahrenheit), and is now capable of treating soils contaminated with heavier products such as #6 oil, refinery wastes, waste oils and coal distillates such as coal tar.

Clean Earth holds an air permit and solid waste permit, both of them from the Department of Natural Resource and Environmental Control (DNREC) of Delaware. Clean Earth operates a state-of-the-art thermal treatment plant which results in the reduction of TPH (Total Petroleum Hydrocarbons) and BTEX (Benzene, Toluene, Ethylbenzene, Xylenes) to non-detectable levels in the treated soils, while the stack emissions remain below the levels allowable.

This facility was one of the first to be established in the Northeast and Clean Earth has treated and recycled more than 600,000 tons of soils to the satisfaction of the original generators, of the regulatory agencies, and the end-users of the soil. This has been recognized by other States agencies (such as the New Jersey D.E.P.) and by many major oil companies. Amerada Hess Corp., Arco Products Company, Exxon, Getty Petroleum, Mobil Oil Co., Shell Oil Co., Sun Oil Co., BP Oil Co., Citgo Petroleum and Chevron have all included Clean Earth on their approved vendor list for remediation.

The Process

The 70 ton per hour plant and equipment belong to the most recent generation of best available demonstrated technology. The system consists of a variable speed conveyer belt, which feeds contaminated soil into a counterflow rotary dryer. The moisture and contaminants in the soil and debris are evaporated in this drum by the heat of a directly fired burner. Heat transfer to the soil and debris is maximized by the design of the drum's interior.

The gases, which include dust particles in suspension as well as the evaporated contaminants, are directed to a dual cyclone and baghouse where the dust is removed. The remaining gases are ultimately purified in a thermal oxidizer, where they are turned into harmless carbon dioxide and water vapor. The cleaned soil and debris is mixed back with the baghouse dust through a system which insures that the dust has been sufficiently decontaminated during the process, before it is transferred to a cooler system where it is brought back to a safe level of temperature and a dust controlling moisture content.

Liability Control and Government Regulation

The business of decontaminating or otherwise handling toxic or hazardous waste materials is fraught with potential liability to such handlers if the handling and tracking of such wastes is not properly done. Under current federal regulations (RCRA, Resource Conservation & Recovery-Act & CERCLA, Comprehensive Environmental Responsibility, Compensation & Liability-Act), the generator of the waste is financially and legally responsible for that waste forever, and is strictly liable for the costs of clean up and disposal of such wastes. Placing it in a landfill or mixing it with other materials does not eliminate that liability. Therefore, proper control and tracking of all wastes materials handled by the Company is essential for the Company to avoid any liabilities with respect to such wastes. The Company takes great precaution not only to eliminate, if possible, the liability of its customers, who are the generators of the contaminated soil and debris, but also to maintain proper control and tracking of each waste stream brought to the facility. However, once the waste has successfully been thermally treated by Clean Earth, the contamination is destroyed and the liability is virtually eliminated. There is no more waste, it is now a reusable material.

Wastes which are sent to a landfill are merely stored until the landfill needs to be excavated again for cleanup in the near or distant future. The waste is still the ultimate responsibility of the generator in all cases. Landfills are a necessary solution for certain hard to treat wastes; but Clean Earth has created an environmentally friendly way to recycle petroleum hydrocarbon contaminated soils, thus saving valuable landfill space for these other needs. Most "recycling" systems merely dilute the contaminated soil by mixing it with clean materials. Clean Earth's technology thoroughly cleans the soils before it is made available for reuse. The best illustration of this crucial point is that all production material to date has been sold as clean fill. Clean Earth has enough contractual arrangements to provide this clean fill to offset Clean Earth's output tonnage well into 1997.

Quality Control

The facility is operated with a strict commitment to safety, health and environmental issues coupled with a rigorous system of controls, which lends credence to the "Certificate of Destruction and Recycling" issued to each generator.

The Waste Tracking System process starts before the contaminated soil is accepted at the plant gate. A comprehensive disclosure testing and manifesting system ensures that the solids brought to the facility falls well within the limits of Clean Earth's permits and treatment capacities. This system mirrors the procedures of hazardous waste facilities. Furthermore, Clean Earth runs an EOX test (Extractable Organic Halogens) on every load of material before it is authorized for unloading in the storage buildings. In addition, management runs several spot checks with the comprehensive on-site laboratory:

      GC (Gas Chromatographer) for PCB's (Poly Chlorinated Biphenyls)
      GC for VOC identification (Volatile Organic Compounds)
      GC with a high temperature desorber for THC (Total Hydrocarbons) and Desorption Temperatures EOX analyzer and the screening equipment for "fines" content

These tests enable Clean Earth to determine quickly and efficiently that the materials that are received are in accordance with their characterization by the generator. This sizable investment in equipment and personnel protects both the facility and the customers against the possibility of receiving undesirable wastes.

The storage buildings are large, fully enclosed structures and are built on continuous concrete slabs. Runoffs from the buildings are collected and checked regularly. The buildings are divided into small compartments to maintain a rigorous separation and tracking of each waste stream that minimizes commingling. This mitigates the potential liability to a small quantity in the case an undesirable waste is detected after it has been accepted. This also ties into the sophisticated waste tracking system that mobilizes a network of eight micro-computers so as to monitor each load of material from the time of reception to the treatment test results. These computers function on-line and enables operators to view and analyze, at any time, all the information relative to a given shipment.

In addition to this set of comprehensive control and recording devices that insure compliance with the various permit requirements, Clean Earth further guarantees the facility's performance by testing the production daily. As recommended in EPA publication #SW846, Clean Earth composites a sample for every 300 tons of production and tests it for BTEX with a GC and for TPH by the EPA 418 method, using an independent State certified laboratory. For coal tars, the treated materials are also tested for PAH's (Polynuclear Aromatic Hydrocarbons) by the EPA 8270 method. It is management's belief that this treatment plant is the first in the industry to control its emissions with a C.E.M. (Continuous Emissions Monitoring) system. Information is collected minute by minute and stored on computers for control purposes; this information is available to both customers and regulators. The property itself is monitored through several monitoring wells, that are tested quarterly. The test results are reported to DNREC.

Liability Insurance

Clean Earth has fully bonded the costs of a closure plan approved by the DNREC. In addition, Clean Earth has secured a total of $7 million of General Liability and of Environmental Impairment Liability insurance coverages. The waste generating companies recycled product is also protected with $1 million single/$2 million aggregate Products and Completed Operations coverage that includes a five year tail coverage.

Competition

Clean Earth has several local competitors which provide similar services within a 150 mile radius. These competitors include R-3 Technologies in Bristol, Pennsylvania, (of which the Company owns a minority interest), TPST in Baltimore, Maryland and SRP in Philadelphia, Pennsylvania. Clean Earth has obtained a permit to clean coal tar materials from DNREC and believes that this provides a niche market. The nearest competitor with similar capabilities is R-3 Technologies which is approximately 50 miles from the facility. It is estimated that approximately 3 million tons of soils contaminated with coal tar exist in the tri-state area of Delaware, New Jersey and Pennsylvania, which must be cleaned up within the next 5 to 10 years.

Sales and Marketing

Clean Earth has five sales representatives who regularly call upon generators, contractors, transporters and consulting engineers. Clean Earth is on the approved remediation lists of a number of major utilities and refineries in the area, and is currently exploring new markets for its services which include the treatment of contaminated water, treatment and recycling of sewer sludge and wastewater treatment plant sludge, and the grinding and recycling of previously contaminated rock to sell to local contractors as fill material. Clean Earth also receives business from a number of distributors and contractors who have done business with the Company for a number of years.

                                    MANAGEMENT

Executive Officers, Directors and Significant Employees

The following table sets forth the directors, executive officers and other significant employees of the Company, their ages, terms of office and all positions. Directors are divided into classes which are elected for staggered terms of four years, and serve until the annual meeting of the year in which the terms expire, or until their successors are duly elected by the stockholders and qualify. Annual meetings are scheduled to be held the second

Wednesday of April each year in Boca Raton, Florida. Officers and other employees serve at the will of the Board of Directors.

                                Term served
Name of Director/Officer  Age  (Term expires)      Positions with the Company

Harold H. Gebert           71  Apr 1992 (1999)     Chairman
David A. Farrow            44  Apr 1992 (1998)     Vice Chairman & Chief
                                                   Operating Officer
Mark S. Alsentzer          41  May 1994 (2000)     President & Chief Executive
                                                   Officer/Director
Bruce C. Rosetto           39  Jan 1997            Vice Pres./General Counsel
Raymond F. Darling         48  Apr 1992 (1997)     Director*
Robert W. Johnson          51  May 1994 (1997)     Director*
Christopher J. Walter      62  Oct 1993 (1997)     Director*
Raymond J. Kiernan         72  Dec 1994 (1999)     Director
Eugene Arnold, Jr.         73  May 1994 (1998)     Director*
Louis H. Jullien III       46  Apr 1992 (1998)     Director*
Lester E. Moody            68  May 1996 (1997)     Director
James Blosser              58  Aug 1996 (1999)     Director
Roger Zitrin               49  Nov 1996 (1998)     Director
August C. Schultes III     50  Feb 1997 (2000)     Director
Gary J. Ziegler            49  Feb 1997 (2000)     Director
Stephen M. Groth           39  Feb 1997 (1999)     Director
Lionel A. Marquis          44  Apr 1996            Chief Financial Officer,
                                                   Treasurer
Hampton C. Randolph, Jr.   52  May 1995            Executive VP - Sales &
                                                   Marketing
Lee Anderson               56  Jan 1997            Executive VP - Manufacturing
M. Scott Irons             26  May 1997            Secretary

*Messrs. Darling, Johnson, Walter, and Jullien served as directors of the Company up through the end of 1996, but have subsequently resigned to allow the appointment as new directors of persons affiliated with various recently acquired entities. Mr. Arnold also resigned in January, 1997. A brief description of these individuals positions, proposed duties and their background and business experience follows:

HAROLD H. GEBERT, Chairman; Philadelphia, Pennsylvania and Boca Raton, Florida. Mr. Gebert is also Chairman of the Board of Franklin Realty Development Corporation and Manor Properties, Ltd.; President of Hagan Properties, Ltd. Mr. Gebert is responsible for the overall financial direction and management of the Company and maintaining continuing relations with the financial and investment community. Mr. Gebert is a graduate of Pennsylvania State University with a BA Degree in finance. Mr. Gebert has been the Company's chairman since April, 1992.

DAVID A. FARROW, Vice Chairman and COO; Boca Raton, Florida. Mr. Farrow is a licensed General Contractor in Florida and founded Farrow Construction in 1978. He oversees all business aspects of the Company including marketing, management, and product development. Mr. Farrow was a founding Director of the Plastic Lumber Trade Association (PLTA), and now serves as Committee Chairman for the ASTM Standard Guide to Plastic Lumber Residential Deck Construction. He attended Villanova University and Nova University. Mr. Farrow has been the Company's president since April, 1992.

MARK S. ALSENTZER, President & CEO; Flourtown, Pennsylvania. Mr. Alsentzer has been a principal in the building of three successful businesses which have provided excellent returns to shareholders. As former President of Stout Environmental, Inc. Mr. Alsentzer developed that company from $2 million to $90 million in revenues and 46 to 700 employees. Stout merged with Republic Waste Industries, whose Chairman is Wayne Huizenga, and the net return to

Stout's shareholders was $180 million. In addition, Mr. Alsentzer was Director of Cemtech, a company whch grew from $6 to $21 million and was sold to Waste Management for $17 million in 1991. Mr. Alsentzer founded Clean Earth, which is currently a wholly owned subsidiary of the Company and a leading recycler of contaminated soil and debris located in the northeast. Mr. Alsentzer is a Chemical Engineer and has an B.S. from Lehigh University and an MBA from Fairleigh Dickenson.

BRUCE C. ROSETTO, Executive Vice-President and General Counsel, Boca Raton, Florida. Mr. Rosetto was a partner in a New Jersey law firm; Paschon, Feurey, and Rosetto from 1982-86. In 1986, Mr. Rosetto became Chairman and CEO of Consolidated Waste Services of America, Inc., a fully integrated environmental company, building that company primarily through mergers and acquisitions into one of the largest privately owned environmental companies in New Jersey. In 1994, he became Chairman and CEO of Hemo Biologics International, Inc., a biologic products company. He joined the Company in January, 1997 and his primary responsibilities are acting as General Counsel to the Company, mergers and acquisitions, and providing sales management support. He graduated from LaSalle University in 1979 with a BA Degree in Political Science, and from Villanova University School of Law in 1982, with a JD Degree.

RAYMOND F. DARLING, (former director), founded the South Florida Insurance Agency in Boca Raton, Florida serving 28 agents. Mr. Darling attended the University of Vermont.

ROBERT W. JOHNSON, (former director), served in various capacities (most recently as Senior Vice President) for Six Flags Theme Parks Inc., a subsidiary of Time Warner Enterprises, Inc. from 1979 to 1993. Mr. Johnson is presently Executive Director of Outdoor Amusement Business Association, Inc., which represents over 400 Theme and Amusements Parks. Mr. Johnson is a graduate of Parsons College.

CHRISTOPHER J. WALTER, (former director), opened new markets for Avon Products in Latin America - Panama, Ecuador, Bolivia; Dominican Republic, Peru, Uruguay, Paraguay, Brazil, Chile, and Venezuela, from 1963 to 1991. Mr. Walter is a graduate of Westminster College, Buenos Aires, Argentina and Bembridge College, Isle of Wight, England and is fluent in Spanish and Portuguese.

RAYMOND J. KIERNAN, Director; Bronxville, New York and Ocean Ridge, Florida. Mr. Kiernan was associated with Merrill Lynch and Co. in various capacities from 1951-1980, ultimately holding the office of Vice President. He was also on the board of directors of Merrill Lynch, Pierce Fenner & Smith, it's predecessor. During his tenure with Merrill Lynch, Mr. Kiernan was an Allied Member of the NYSE, a Director of Security Traders Association of NY, and was on the Board of Governors of the National Association of Securities Dealers, chairing the trading, marketing, and development committees. In 1980 Mr. Kiernan formed R.J. Kiernan and Associates, a business consulting firm which he operates presently in the capacity of President. Mr. Kiernan presently holds Directorships on the boards of Fleet Bank of New York, Fleet Trust Company of Florida and BCT International. Mr. Kiernan attended Villanova and is a graduate of Iona College with a BA Degree in Finance.

EUGENE ARNOLD, JR., (former director), Berwyn, Pennsylvania. Mr. Arnold served as Chairman of the Board of Governors for the NASD, Chairman of NASDAQ and currently serves as arbitrator for the NASD. Mr. Arnold was Governor and Man of the Year for the Philadelphia Securities Association and Chairman of Investment Bankers of America for the Mid-Atlantic States. Mr. Arnold is currently Managing Director for the Philadelphia Corporation and holds a BS in Economics from the Wharton School at the University of Pennsylvania.

LOUIS H. JULLIEN III, (former director), is a Vice President of Bank One in

Houston, Texas. Mr. Jullien is a graduate of the University of Oklahoma with a degree in Finance and Marketing.

LESTER E. MOODY, Director; Fort Lauderdale, Florida, is a member of the Board of Directors, Miami Heart Institute, Board of Directors C&S Bank, President Committee of 100, Board of Directors 100 Club of Fort Lauderdale. He was an automobile dealer for approximately forty years, was on the General Motors President's Dealer Advisory Council, and owned 9 different dealerships, including Pontiac, Cadillac, Buick, Honda and Acura. Mr. Moody attended Christian Brothers College.

JAMES J. BLOSSER, Director; Fort Lauderdale, Florida, was the former Executive Vice President and General Counsel of Huizenga Holdings, Inc. In addition, Mr. Blosser served as special counsel to the Miami Dolphins, Florida Panthers and the Florida Marlins. He was formerly a partner in Ruden, McClosky, Smith, Schuster & Russell, P.A., is currently a member of the Florida Bar, New York Bar and the American Bar Association, and is extremely active in community affairs. Mr. Blosser received his J.D. from the University of Miami.

ROGER N. ZITRIN, Director; Boca Raton, Florida. Dr. Zitrin was the Founder and President of the Heart Association of Palm Beach County where he was a practicing physician specializing in Cardiology until he retired in 1992. He is presently acting as an independent investor and investment advisor. Dr. Zitrin is the Founder of Florida Medical Laser Corp. and Gold Coast Specialty Lab and Co-founder of Physicians Cardiac Imaging. He is presently acting as a Financial Advisor to Gold Coast Ventures, Inc., and serving as a Board Member of Associated Home Health. Dr. Zitrin is a graduate of Rutgers College of Medicine and Dentistry.

AUGUST C. SCHULTES III, Director; Wenonah, New Jersey. Mr. Schultes is Chairman of the Board and CEO of A.C. Schultes, Inc., a contracting and service organization specializing in water well drilling, water and waste water treatment, and pump and motor repair services with offices in Maryland, Delaware and two (2) locations in New Jersey. He is also the Chairman of the Board and CEO of Life Care Institute, a medical diagnostic center with facilities to perform stress tests, CAT scans, MRI scans and physical therapy located in New Jersey. He was also the founder, Chairman of the Board and CEO of Stout Environmental, Inc., a full service hazardous waste environmental company. Stout merged with Republic Waste Industries in 1992. Mr. Schultes is a graduate of Penn State University and has a BS in Civil Engineering.

GARY J. ZIEGLER, Director; Turnersville, New Jersey. Mr. Ziegler is President of Consultants and Planners, Inc., which provides operating services to several water utility companies in New Jersey. Mr. Ziegler is a Professional Engineer and Professional Planner in New Jersey, a Professional Engineer in Maryland, Pennsylvania, Ohio and New York and a member of the American Society of Civil Engineers and the National Society of Professional Engineers. He was President of W.C. Services, Inc. and Vice President of Stout Environmental, Inc. Mr. Ziegler is a graduate of Clemson University with a BS degree in Civil Engineering.

STEPHEN M. GROTH, Director, Green Bay, Wisconsin. In addition to his responsibilities as Treasurer of Recycled Plastics Industries, Inc., Mr. Groth is President of Outlet Mall Inc. and CST Investments, Inc., two commercial real estate development companies located in northeast Wisconsin. Mr. Groth has extensive background and experience in small business start up and was instrumental in the start up of Recycled Plastics Industries, Inc. Mr. Groth served as the Tax Director of Terex Corporation, a Fortune 500 company headquartered in Green Bay, Wisconsin, and was a Senior Tax Consultant for Price Waterhouse. Mr. Groth is a graduate of George Washington University with a BA in Accounting, a JD from Marquette University Law School and a MST from the University of Wisconsin - Milwaukee.

LIONEL A. MARQUIS, Executive Vice President, CFO and Controller of the Company, is responsible for the Company's financial reporting, accounting operations and controls. Mr. Marquis has over 18 years of public and private accounting experience in diverse manufacturing environments. Prior to joining the Company, Mr. Marquis served as Controller of RTP Corp., a high tech manufacturer in Pompano Beach, Florida. RTP Corp. is a wholly owned subsidiary of Computer Products, Inc., a publicly traded company based in Boca Raton, Florida. Mr. Marquis has a BS degree in Business Administration from Bryant College and is a Certified Public Accountant in the State of Florida.

HAMPTON C. RANDOLPH, JR., Executive Vice President - Sales and Marketing; joined the company with 25 years of sales and marketing experience, and was responsible for the Company's largest distributor (Pennsylvania, New Jersey and Delaware). Mr. Randolph currently oversees the entire distribution network and procurement of new distributors along with national corporate sales for the Company. He is a graduate of the University of Virginia. Mr. Randolph has been an executive officer of the Company since May, 1995.

LEE ANDERSON, Executive Vice President - Manufacturing; is responsible for the overall manufacturing operations of the Company. Mr. Anderson was a co-founder of Recycled Plastics Industries, Inc. (RPI) in 1989, which was subsequently purchased by the Company in January, 1997, at which time Mr. Anderson was named Executive Vice President - Manufacturing. Mr. Anderson brings a strong engineering and business background to the Company and has pioneered many of the continuous extrusion methods used in the recycled plastic lumber industry today. Mr. Anderson developed the recycled plastic lumber operation at N.E.W. Plastics in Wisconsin and Eaglebrook Plastics in Illinios. Mr. Anderson is a product of the Milwaukee based Falk Corporation;s Engineering Program and the Milwaukee School of Engineering. His specialty is Manufacturing Engineering and Design.

M. SCOTT IRONS, Secretary, joined the Company with a background in manufacturing/computerized distribution management as well as accounting/ finance after serving as Controller of a national building services contracting firm and Vice President, Controller for a $15 million Boynton Beach based manufacturing company. Mr. Irons is responsible for order administration, manufacturing accounting, and inventory controls.

Executive Compensation

The following table summarizes executive compensation paid or accrued during the past three fiscal years for the Company's Chief Executive Officer during that period and the most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during those years.

                Annual Compensation     Long Term Compensation
-----------------------------------------------------------------------------
Name and                           Restricted Securities
Principal                            Stock    Underlying   All Other
Position  Year  Salary($)  Bonus($)  Awards  Options/SARS  Compensation($)
-----------------------------------------------------------------------------
CEO -     1996  $ 66,700                      118,500(2)      $73,342(4)
Harold    1995  $219,000(1)                       -0-             -0-
Gebert    1994       -0-                          -0-             -0-
-----------------------------------------------------------------------------
COO -     1996  $ 66,700                      116,000(3)      $73,342(4)
David     1995  $219,000(1)                       -0-             -0-
Farrow    1994       -0-                          -0-             -0-
-----------------------------------------------------------------------------
VP-Dist   1996
Raymond   1995  $106,800(1)                                   $54,967(5)
Darling   1994

-----------------------------------------------------------------------------

(1) In 1995 Messrs. Gebert, Farrow, and Darling converted deferred compensation due for services rendered in their capacities as corporate officers to common stock which was valued at $1.77 per share. Mr. Gebert and Mr. Farrow each received 123,729 shares of common stock, and Mr. Darling received 60,339 shares of common stock.

(2) In 1996 Mr. Gebert received 16,000 shares of common stock options at $4.75 per share as part of the Company's Incentive Stock Option Plan. Mr. Gebert also received 100,000 shares of common stock options at $4.00 per share per his employment agreement with the Company and an additional 5,000 shares of common stock options at $2.50 per share for converting a personal loan owed by the Company into preferred stock.

(3) In 1996, Mr. Farrow received 16,000 shares of common stock options at $4.75 per share as part of the Company's Incentive Stock Option Plan. Mr. Farrow also received 100,000 shares of common stock options at $4.00 per share per his employment agreement with the Company.

(4) In 1996, Messrs. Gebert and Farrow each received 18,375 shares valued at $1.00 per share in exchange for the sale of their own personal shares of the Company in connection with the acquisition of Earth Care by the Company. In addition, Messrs. Gebert and Farrow each received 31,055 shares valued at $1.77 per share in exchange for their personal guarantees on the Magellan Finance Co. loan.

(5) In 1996, Mr. Darling received 31,055 shares of common stock valued at $1.77 per share for his personal guarantee on the Magellan Finance Co. loan.

Stock Option Plan

The Board of Directors of the Company has adopted, with the approval of stockholders, a Stock Option Plan (the "Plan"). Under the Plan, the Company has granted options to acquire 120,000 shares of Common Stock to the Company's key employees and officers. Awards consist of stock options (both non-qualified options and options intended to qualify as "Incentive" stock options under Section 422 of the Internal Revenue Code of 1986, as amended), restricted stock awards, deferred stock awards, stock appreciation rights and other stock-based awards, as described in the Plan. The Plan is administered by the Board of Directors which has determined the persons to whom awards are granted, the number of awards granted and the specific terms of each grant, including the vesting thereof, subject to the provisions of the Plan.

In connection with qualified stock options, the exercise price of each option may not be less than 100% of the fair market value of the Common Stock on the date of grant (or 110% of the fair market value in the case of a grantee holding more than 10% of the outstanding stock of the Company). The aggregate fair market value of shares for which qualified stock options are exercisable for the first time by such employee during any calendar year may not exceed $100,000. Non-qualified stock options granted under the Plan may be granted at a price determined by the Board of Directors, not to be less than the fair market value of the Common Stock on the date of grant.

The Plan may also contain certain change in control provisions which could cause options and other awards to become immediately exercisable and restrictions and deferral limitations applicable to other awards to lapse in the event any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, including a "group" as defined in
Section 13(d), but excluding certain stockholders of the Company, became the beneficial owners of more than 25% of the Company's outstanding shares of Common Stock.

                              PRINCIPAL SHAREHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of the Company's common stock by each person who is proposed to serve, currently serves or has served during the past year as a director of the Company, each person (or group of person whose shares are required to be aggregated) known to the Company to be the beneficial owner of more than five percent (5%) of said securities, and all such directors and executive officers of the Company as a group:

                         Title of   Amount and Nature of   Percent
Name and Address          Class     Beneficial Ownership   of Class

Harold Gebert             Common        623,256 shares(1)    4.1%

David A. Farrow           Common        492,532 shares(2)    3.3%

Mark Alzentzer            Common      6,328,155 shares(3)   39.8%

Raymond F. Darling        Common        334,283 shares       2.2%

Robert W. Johnson         Common        103,468 shares       0.6%

Christopher J. Walter     Common         84,089 shares       0.6%

Raymond J. Kiernan        Common        161,926 shares(4)    1.1%

Eugene Arnold, Jr.        Common         98,124 shares(5)    0.7%

Louis H. Jullien III      Common        238,781 shares       1.6%

Lester E. Moody           Common        189,186 shares(6)    1.3%

James J. Blosser          Common         99,800 shares(7)    0.7%

Roger Zitrin              Common        368,291 shares(8)    2.5%

August C. Schultes III    Common      5,470,522 shares(9)   36.3%

Gary J. Ziegler           Common      5,750,100 shares(10)  37.5%

Stephen M. Groth          Common        291,677 shares       2.0%

Lee Anderson              Common        311,677 shares(11)   2.1%

All officers & directors
as a group (18 persons)   Common     11,294,794 shares(12)  66.7%

Stout Partnership         Common      5,400,000 shares       36 %

Michael Lauer             Common      1,111,111 shares       7.4%

(1) Includes 121,000 shares not presently outstanding which Mr. Gebert presently has the right to acquire through the exercise of outstanding earned options.

(2) Includes 116,000 shares not presently outstanding which Mr. Farrow presently has the right to acquire through the exercise of outstanding earned options.

(3) Includes 855,000 shares not presently outstanding which Mr. Alsentzer presently has the right to acquire through the exercise of outstanding earned options, 42,000 shares not presently outstanding which he has the right to acquire through conversion of outstanding preferred stock, and 5,400,000 shares as to which Mr. Alsentzer has shared beneficial ownership, which are held of record by Stout Partnership, a partnership in which Mr. Alsentzer is a principal partner.

(4) Includes 5,000 shares not presently outstanding which Mr. Kiernan presently has the right to acquire through the exercise of outstanding earned options and 7,000 shares not presently outstanding which he has the right to acquire through conversion of outstanding preferred stock.

(5) Includes 89,695 shares not presently outstanding which Mr. Arnold presently has the right to acquire through the exercise of outstanding earned options and 7,000 shares not presently outstanding which he has the right to acquire through conversion of outstanding preferred stock.

(6) Includes 96,278 shares not presently outstanding which Mr. Moody or his wife presently has the right to acquire through conversion of outstanding preferred stock.

(7) Includes 5,000 shares not presently outstanding which Mr. Blosser presently has the right to acquire through the exercise of outstanding earned options and 94,500 shares not presently outstanding which he has the right to acquire through conversion of outstanding preferred stock.

(8) Includes 23,170 shares not presently outstanding which Mr. Zitrin presently has the right to acquire through conversion of outstanding preferred stock.

(9) Includes 70,322 shares not presently outstanding which Mr. Schultes presently has the right to acquire through conversion of outstanding preferred stock and 5,400,000 shares as to which Mr. Schultes has shared beneficial ownership, which are held of record by Stout Partnership, a partnership in which Mr. Schultes is a principal partner.

(10) Includes 350,000 shares of common stock not presently outstanding which Mr. Ziegler presently has the right to acquire through the conversion of 50,000 shares of outstanding preferred stock and 5,400,000 shares as to which Mr. Ziegler has shared beneficial ownership, which are held of record by Stout Partnership, a partnership in which Mr. Ziegler is a principal partner.

(11) Includes 20,000 shares not presently outstanding which Mr. Anderson presently has the right to acquire through the exercise of outstanding earned options.

(12) Includes 15,000 shares not presently outstanding which 2 other officers have the right to acquire through the exercise of outstanding options, in addition to 47,332 shares held by such officers which are presently outstanding.

The foregoing amounts include all shares these persons are deemed to beneficially own regardless of the form of ownership. See "Certain Transactions."

                               CERTAIN TRANSACTIONS

During the past two fiscal years, the Company has entered into several significant acquisitions and other transactions with affiliates. The terms of these transactions were, in some instances, determined without the benefit of arms length bargaining or negotiation and necessarily involve conflicts between the interests of the related parties and the Company. These include:

Sales of approximately $153,000 during 1995 were to Earth Care Partners ("ECP") which is a partnership entity which at the time was controlled by certain officers/stockholders of the Company. On February 1, 1996 the Company acquired certain net assets of ECP for a total purchase price of $200,000 in which the partners received 112,926 shares of the Company's common stock which exceeded the fair value of the net assets of ECP by $114,259. The excess has been recorded as goodwill, which is being amortized on a straight-line basis over a 5-year period. The acquisition was negotiated between the Presidents of both companies. The Chairman of the Company was also a principal partner in ECP. The fair market value of assets acquired was used to calculate the purchase price range. The Company also considered the fact that ECP was the Company's largest distributor, had an established customer base, and would retain three of the partners to establish a national sales office for the parent company. All of these factors as well as the fact that there was no cash outlay required for the purchase of the company were considered in determining the number of shares eventually issued.

The Company has granted warrants to Eugene Arnold, a former director, to acquire 84,695 shares of Company common stock at an aggregate exercise price of $150,000. This option was granted in connection with an earlier extension of a $50,000 note payable by the Company to Mr. Arnold in consideration of extending the due date on the note and waiving certain interest payments. The number of options granted were approved by the Compensation Committee of the Board of Directors that consisted of outside members who were not officers of the Company nor were they in any way affiliated with Mr. Arnold. The options were granted at what was then the market price of the stock. The note is due and warrants are exercisable on or before September 15, 1997.

At December 31, 1995 the Company converted accounts payable to officers of $45,662 and amounts due to stockholders of $305,600 into 198,326 shares of common stock. The shares were issued at the then market value of $1.77.

At December 31, 1995, the Company issued 550,966 shares of common stock to certain of its officers, directors, and employees in satisfaction of $950,800 of compensation and $25,000 of accrued interest. The shares were issued at the then market value of $1.77. This is not anticipated to be a recurring expense.

In March, 1996, the Company entered into an Agreement and Plan of Reorganization with Earth Care Global Holdings, Inc. ("Earth Care"), a manufacturer and marketer of recycled plastic products and other recycling services. Pursuant to the Agreement, the Company reverse split its common stock on a 1 for 16 basis, and then issued 4,196,316 post split shares of its authorized but previously unissued common stock to acquire all the issued and outstanding stock of Earth Care in a stock for stock exchange (the "Acquisition") which was intended to be a tax free reorganization under
Section 368(a) of the Internal Revenue Code. The Company also granted to the former Earth Care shareholders earn-out rights with respect to an additional 2,000,000 shares of Common Stock, subject to fulfillment of certain conditions relating to production and net sales. As a condition precedent to the closing of the Acquisition, the Company raised $1,000,000 of capital through an offering of its securities. The offering was completed and the Acquisition closed on or about March 28, 1996. As part of the Acquisition, the Company completed a distribution to common stockholders of Series A and B Warrants. The Company has registered the Shares underlying the Series A Warrants by means of the registration statement of which this prospectus is part. If all the Series A Warrants registered hereby are exercised, of which there is no assurance, the Company would receive an additional $2,375,000 of capital. As a condition to closing the Acquisition of Earth Care, the Company was also required to retire an existing note payable which at March 15, 1996, had a balance due of $699,775 reflecting principal and accrued interest. The note was secured by all assets of Earth Care. The note was retired upon payment of approximately $200,000 (representing approximately $95,000 principal reduction) and by issuing a new note which is not convertible to stock, is not secured by Earth Care assets, was due on December 31, 1996, and was personally guaranteed by certain officers of Earth Care and their spouses. In consideration of becoming personal guarantors on the new note, Harold H. Gebert, David A. Farrow, Raymond F. Darling and Raymond J. Kiernan were issued an aggregate of 32,000 shares of Earth Care (representing 180,682 shares of the Company stock included in the 4,196,316 issued in the Acquisition).

In April, 1996 the Company acquired all of the assets of DuraTech Industries. DuraTech Industries, in operation since 1986, is a manufacturer of recycled plastic lumber, recycled plastic shapes and value added products located in Lake Odessa , Michigan. The Company paid a total of $41,000 cash and issued 24,772 shares of common stock to the shareholders of DuraTech for a total purchase price of $65,772 which exceeded the fair value of the net assets of DuraTech by $125,423. The excess has been recorded as goodwill which is being amortized over a 10-year period. There were a total of five shareholders of DuraTech who represented 100% ownership of the company none of whom had any relationship to U S Plastic Lumber prior to negotiations. The purchase price was negotiated, at arms-length, primarily between the Presidents of both companies. The fair market value of assets to be acquired was used as a basis for determining a range for negotiating the purchase price. In addition, the intangible value of the sales and operating skills of the officers eventually retained to manage the sales and operations of this facility, the suitablility of the business for vertical integration and the financial condition of DuraTech were also considered in determining the final purchase price. As part of the asset purchase, an earn-out incentive was granted which provides for the issuance of 150,000 additional shares of common stock if DuraTech meets certain production goals for plastic lumber by April 30, 1999. In June 1997, in exchange for reduction of future salary agreements with the retained officers to terms more favorable to the Company, the Company provided some some cash consideration, and accelerated the 150,000 additional earn-out shares.

In December, 1996 the Company formed the Clean Earth division, and through it acquired, in a transaction accounted for as a pooling of interests, a wholly owned subsidiary, Clean Earth of New Castle, Inc. The company has been in operation since 1991, and has treated over 600,000 tons of soil and construction debris that was contaminated with petroleum hydrocarbon wastes such as fuels, lubricating oil, tars and gasoline. Clean Earth owns and operates a low temperature thermal desorption plant that can treat and recycle up to 30,000 tons per month of petroleum contaminated soil. The Company issued 5,400,000 shares of common stock to Stout Partnership, the sole shareholder of Clean Earth, and also granted earn-out rights with respect to 2,573,686 shares of Company common stock. Gary Ziegler and August Schultes, two of the principals of Stout partnership, then became directors of the Company. Mr. Alsentzer, the remaining principal of Stout partnership, had already assumed the position of President and Chief Executive Officer of the Company prior to merging the two companies. The acquisition was negotiated between the Mr. Harold Gebert, Chairman of the Board of the Company, and Mr. August Schultes, principal of Stout partnership. The fair market value of the assets of Clean Earth, its financial stability, and the fact that the acquisition required no cash were all considered in the determination of the purchase price.

On December 31, 1996 and simultaneous to the closing of the Clean Earth merger, the Stout Partnership (owners of Clean Earth, Inc.) extended a note to
the Company in the amount of $500,824 at Federal prime rate plus 1%.   The
proceeds were used to pay off the note payable to Magellan Finance Co which matured on December 31, 1996.

On January 23, 1997 Schultes, Inc., loaned the Company an additional $700,000 at Federal Reserve prime rate plus 1%, the proceeds of which some were used to pay off the note payable due to the Stout Partnership. The Company has since borrowed additional cash from Schultes, Inc. and as of June 30, 1997 owed $1,000,000 on an unsecured line of credit from Schultes, Inc. at Federal Reserve prime rate plus 1% The total available facility from Schultes, Inc is $2,300,000 and is renewable on an annual basis.

On January 27, 1997 the Company acquired Recycled Plastics, Inc. (RPI) which was merged into a newly formed wholly owned subsidiary of the Company. RPI is engaged in the manufacture and sale of recycled plastic lumber products with facilities located in Green Bay, WI. The stockholders of RPI received $1,200,000 and 1,000,000 shares of the Company's common stock for a purchase price of $1,200,000. The four officers of RPI represented 100% ownership of the company none of which had any relationship to U S Plastic Lumber prior to negotiations. The purchase price was negotiated, at arms length, by the CEO of U S Plastic Lumber and the President and Treasurer of RPI. The discounted value of normalized historic net income was calculated to determine a purchase price range. In addition, factors such as the intangible value of "vacuum calibration technology", expertise as well as the financial and operational skills of two of the officers to be retained were also considered in negotiating a final purchase price. Subsequent to the purchase of RPI, Steven Groth, the former Treasurer of the company was elected as a director of U S Plastic Lumber, Corp. In addition, Lee Anderson, the former President of RPI was retained by the Company to serve as Vice President of Manufacturing for the entire USPL recycled plastic division and entered into a four-year employment agreement with USPL. RPI had sales of $1,395,322 and net income of $188,903 for the year ended December 31, 1996 and management is not aware of any events or conditions that would not allow this operating trend to continue.

On February 24, 1997, Advanced Remediation and Disposal Technologies, Inc.
(ARDT) of Coopersburg, Pennsylvania was acquired by the Company. ARDT is engaged in environmental consulting and construction clean-up of contaminated sites primarily involving water and soils. The stockholders of ARDT received 300,000 shares of the Company's common stock for a purchase price of $525,000. The shareholders of ARDT were also given a stock earn-out agreement based on pre-tax profits for 1997 and 1998. ARDT's shareholders may be awarded up to a range of 25,000 to a maximum of 75,000 shares of common stock per year based on attainment of pre-tax profit levels in the ARDT subsidiary in 1997 and 1998. The discounted value of normalized historic net income was calculated to determine a purchase price range. In addition, the intangible value of the sales and operating skills of the officers eventually retained as well as the fact that no cash consideration was required in the transaction were considered in the negotiation. The purchase price was negotiated, at arms-length, primarily between the Presidents of both companies. The six officers of ARDT represented 100% of the shareholders of the company and no relationship existed between ARDT or its officers and USPL prior to negotiation. Two key officers of ARDT, John O'Donnell, President and Kevin John, Vice President of ARDT have been retained by the Company to run sales and operations of the ARDT subsidiary and have entered into three-year employment contracts with the Company. Both officers were granted a total of 30,000 options of the Company's common stock for covenants-not-to-compete at the fair market value of the Company's shares as traded on the NASD OTC Bulletin Board as of the close of business on February 24, 1997. ARDT had sales of $2,343,047 an operating loss of $102,666 for the year ended December 31, 1996. Management expects improved performance from this unit due to increased sales volume, improved margins and elimination of certain general and administrative expenses during 1997.

On March 28, 1997, the Company acquired Environmental Specialties Plastics
(ESP), a marketing and distribution company of recycled plastic lumber products in Guasti, California. The shareholders of ESP received $110,000 in cash and 25,150 shares of the Company's common stock for a purchase price of $110,000. As additional purchase price consideration, the Company shall pay shareholders of ESP 5% percent of the ESP subsidiary's gross profit margin each month for a period of 12 months provided net sales exceed $100,000 in each month. The two officers of ESP represented 100% of the shareholders of the company and no relationship existed between ESP or its officers and USPL prior to negotiation. The purchase price was negotiated, at arms-length, primarily between the Presidents of both companies. The fair market value of assets acquired was used to determine a price range for ESP. Factors such as the intangible value of sales and operations expertise of both officers to be retained, gaining a foothold in the California market and the amount of cash consideration required were also considered in negotiating a final purchase price. Both officers of ESP, Elizabeth Head, President and James Chew, Vice President of ESP have been retained by the Company to run sales and operations of the ESP subsidiary and have entered into three-year employment contracts with the Company. ESP had sales of $1,036,303 and net income of $8,332 for the fiscal year ended February 28, 1997. Management is not aware of any factors that would alter continuation of this operating trend in 1997.

On March 31, 1997, the Company acquired Integrated Technical Services, Inc.
(ITS) located in Winslow, New Jersey. ITS is an environmental consulting and construction company which cleans up contaminated sites primarily involving water and soils. The stockholders of ITS received $110,000 in cash, 185,000 shares of the Company's common stock and 67,572 common stock options, for a purchase price of $400,450. The four officers of ITS represented 100% of the shareholders of the company and no relationship existed between ITS or its officers and USPL prior to negotiation. The purchase price was negotiated, at arms-length, primarily between the Presidents of both companies. The discounted value of normalized historic net income was calculated to determine
a purchase price range.   In addition, the intangible value of the sales and
operating skills of the officers eventually retained as well as the amount of cash consideration required in the transaction were considered in the negotiation. Two key officers of ITS, Theodore Budzynski, President and Martin Brubaker, Vice President of ITS have been retained by the Company to run sales and operations of the ITS subsidiary and have entered into five-year employment contracts with the Company. The retained officers of ITS were also given a stock earn-out agreement based on pre-tax profits and sales volume for 1997 and 1998. The retained officers may be awarded up to a range of 8,600 to a maximum of 16,000 shares of common stock per year based on attainment of pre-tax profit levels and sales volume in the ITS subsidiary in 1997 and 1998. Both officers were granted a total of 20,000 options of the Company's common stock as an inducement to enter into employment contracts at the fair market value of the Company's shares as traded on the NASD OTC Bulletin Board as of the close of business on April 8, 1997. ITS had sales of $3,905,783 and net
loss of $93,751 for the year ended December 31, 1996.   Management expects
improved performance from this unit due to increased sales volume, improved margins and elimination of certain general and administrative expenses during 1997.

On June 9, 1997, the Company formed Carteret Biocycle Corporation, a wholly owned subsidiary of Clean Earth, Inc. This start-up company will construct a recycling facility in Carteret, New Jersey that will recycle contaminated soils utilizing a bio-organic recycling methodology. The Company has entered into a 30-year ground lease with two additional 10-year options on a 5-acre parcel of land in Carteret, New Jersey at a rental cost of $210,000 per year during the initial 30-year rental period. The Company will construct an 80,000 square foot recycling facility at an estimated cost of $1,000,000. The Company simultaneously entered into a License and Operating Agreement with S D& G Aggregates, Inc. who holds a license to operate a recycling operation on the subject rental property. The Company also has right of first refusal to
lease the adjacent 17-acre parcel.   The recycling facility is expected to be
operational by November 30, 1997 and will have the capacity to treat an estimated 240,000 tons annually. This is an estimate of the plant's potential capacity and there can be no assurances that these results may be achieved or that the plant will operate at full capacity year round.

On June 30, 1997, the Company acquired EnviroPlastics Corp., (EPC) a recycled
plastic raw material regrind operation in Auburn, MA.   The stockholders of
EPC received 305,000 shares of the Company's common stock. The Company assumed $825,000 of liabilities in excess of the fair value of the assets acquired which excess was recorded as goodwill. The officers of EPC represent 100% of the shareholders of the company and no relationship exists between the company or its officers and USPL. The purchase price was negotiated, at arms-length, primarily between the Presidents of both companies. In addition, the intangible value of the sales and operating skills of the officers who were retained as well as the suitability of vertical integration of this business with the Company were considered in the negotiation. Two key officers of EPI, Bruce Fortin President and Franco Previd, Vice President were retained by the Company to run sales and operations of the subsidiary and entered into five-year employment contracts with the Company. EPC had sales of $5,230,000 and net income of $1,502,010 for the year ended December 31, 1996 which included extraordinary income from the forgiveness of debt totaling $1,807,230. The Company purchased EPC understanding that a significant investment in relocation expenses to a larger facility of an estimated $500,000 as well as additional machinery and equipment of $300,000 will be required in order to achieve operating throughput in sufficient quantity to achieve potential future earnings.

On July 17, 1997 the Company formed a joint venture partnership with Interstate Industrial Corp. of Secaucus, New Jersey. The Company, identified as Interstate Industrial Corp./USPL Joint Venture was formed to bid on dredge/upland disposal projects. The Company was recently low bidder on a $4,700,000 dredge/disposal contract over a one year period and is awaiting award of the contract.

On July 23, 1997 the Company agreed, in principle, to purchase certain assets of Tri-Max Lumber, Inc. a manufacturer of recycled plastic lumber products in New York approved for certain structural uses. Consummation of the acquisition is subject to a number of conditions including, but not limited to, the renegotiation of the terms of certain liabilities and results of due diligence. Due to the contingencies involved, the Company cannot predict whether or when the acquisition will be consummated.

The Company also leases other office space and manufacturing facilities from entities controlled by individuals who are stockholders. The Company leases a small office in Blue Bell, Pennsylvania at a monthly rental of $1172.91 on a month to month basis. Harold Gebert is a 21% owner of the building in which the office is located. The Company leases the manufacturing facility located in Tennessee from the entity from which the Company acquired the assets used in such manufacturing operation, and the owners of which became stockholders of the Company in such acquisition. This lease provides for minimum annual rentals of $96,000 through 1999. The lease also provides the Company the option to purchase the facility at any time during the term of the lease. The purchase price is based on a decreasing sliding scale and was $310,673 at June 30, 1997. The Company's RPI subsidiary leases approximately 20,000 square feet of office and manufacturing space at a cost of $4,432 per month from Plastic Properties, LLC. The lease provides for minimum rentals of $265,945 through December 31, 2001 with an option to renew for an additional 5-year terms. Lee Anderson, Vice President of Operations and Steven Groth, Company Director are principal shareholders in Plastic Properties, LLC.

Conflicts of Interest

Other than as described herein the Company is not expected to have significant further dealings with affiliates. However, if there are such dealings the parties will attempt to deal on terms competitive in the market and on the same terms that either party would deal with a third person. Presently none of the officers and directors have any transactions which they contemplate entering into with the Company, aside from the matters described herein.

Management will attempt to resolve any conflicts of interest that may arise in favor of the Company. Failure to do so could result in fiduciary liability to management.

Indemnification and Limitation of Liability of Management

The General Corporation Law of Nevada permits provisions in the articles, by-laws or resolutions approved by shareholders which limit liability of directors for breach of fiduciary duty to certain specified circumstances, namely, breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper
personal benefit.    The Company's by-laws indemnify its Officers and
Directors to the full extent permitted by Nevada law. The by-laws with these exceptions eliminate any personal liability of a Director to the Company or its shareholders for monetary damages for the breach of a Director's fiduciary duty and therefore a Director cannot be held liable for damages to the Company or its shareholders for gross negligence or lack of due care in carrying out his fiduciary duties as a Director. The Company's Articles provide for indemnification to the full extent permitted under law which includes all liability, damages and costs or expenses arising from or in connection with service for, employment by, or other affiliation with the Company to the maximum extent and under all circumstances permitted by law. Nevada law permits indemnification if a director or officer acts in good faith in a manner reasonably believed to be in, or not opposed to, the best interest's of the corporation. A director or officer must be indemnified as to any matter in which he successfully defends himself. Indemnification is prohibited as to any matter in which the director or officer is adjudged liable to the corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                             DESCRIPTION OF SECURITIES

The following statements do not purport to be complete and are qualified in their entirety by reference to the detailed provisions of the Company's Articles of Incorporation and Bylaws, copies of which will be furnished to an investor upon written request therefor. See "Additional Information."

Common Stock

The Company is presently authorized to issue 50,000,000 shares of $.0001 par value common stock. The Company presently has 14,986,910 shares of common stock outstanding. The Company has reserved from its authorized but unissued shares a sufficient number of shares of common stock for issuance of the Shares offered hereby. The shares of common stock issuable on completion of the offering will be, when issued in accordance with the terms of the offering, fully paid and non-assessable.

The holders of common stock, including the Shares offered hereby, are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefor. No holder of any shares of common stock has a pre-emptive right to subscribe for any securities of the Company nor are any common shares subject to redemption or convertible into other securities of the Company. Upon liquidation, dissolution or winding up of the Company, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of the Company's common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Preferred Stock

The Company is also presently authorized to issue 5,000,000 shares of $.001 par value Preferred Stock. Under the Company's Articles of Incorporation, as amended, the Board of Directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in such one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the Preferred Stock of any other series. The issuance of Preferred Stock may have the effect of delaying or preventing a change in control of the Company without further shareholder action and may adversely effect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. The Board of Directors effects a designation of each series of Preferred Stock by filing with the Nevada Secretary of State a Certificate of Designation defining the rights and preferences of each such series. Documents so filed are matters of public record and may be examined in accordance with procedures of the Nevada Secretary of State, or copies thereof may be obtained from the Company.

The Board of Directors of the Company has designated 750,000 shares as Series A Preferred Stock, with a 10% cumulative stock dividend, payable semiannually on March 31 and September 30 of each year, commencing on September 30, 1996, at a rate of 10% per annum. The Company has issued 199,249 shares of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible: (i) at the option of the holder into Common Stock of the Company at the rate of seven (7) shares of Common Stock for each share of Series A Preferred Stock, and (ii) mandatorily converted into Common Stock on the date on which a Registration Statement, which is filed with the U.S. Securities and Exchange Commission and would yield proceeds to the Company in excess of $10 million, is declared effective by the SEC. The Series A Preferred Stock is subject to redemption by the Company at its option at any time commencing from the date of issue of such Series A Preferred Stock at a price of $25.00 per share.
None of the Series A Preferred Stock issued has been converted into Common Stock of the Company or redeemed by the Company as of the date hereof.

Series A and Series B Warrants

At the same time that the Company distributed the Series A Warrants, it also distributed Series B Warrants, so the Company now has 950,000 Series A and

950,000 Series B common stock purchase warrants (the "Warrants") outstanding. The Warrants are exercisable at $2.50 per share for the Series A Warrants and $4.50 per share for the Series B Warrants, at any time prior to June 30, 1998, subject to effectiveness of registration of the Warrants and underlying shares.

      (a) The Company may redeem all or a portion of the Warrants, in each case at $.01 per warrant upon 30 days' prior written notice to the warrant holders in the event the Closing bid price of the Company's common stock exceeds or equals $4.00 per share for 20 consecutive trading days, then the Series A Warrants can be redeemed and if the price equals or exceeds $6.00 then the Series B Warrants may be redeemed. The warrants may only be redeemed if a current registration statement is in effect with respect thereto. Any warrant holder who does not exercise his Warrants prior to the Redemption Date, as set forth on the Company's Notice of Redemption, will forfeit his right to purchase the shares of Common Stock underlying such Warrants, and after such Redemption Date any outstanding Warrants referred to in such Notice will become void and be canceled. If the Company does not redeem such Warrants, such warrants will expire at the conclusion of the exercise period unless extended by the Company.

      (b) The Company may at any time, and from time to time, extend the exercise period of the Warrants provided that written notice of such extension is given to the warrant holders prior to the expiration date thereof. Also, the Company may, at any time, reduce the exercise price thereof by written notification to the holders thereof. The Company does not presently contemplate any extensions of the exercise period or reduction in the exercise price of the Warrants.

      (c) The Warrants contain anti-dilution provisions with respect to the occurrence of certain events, such as stock splits or stock dividends. The anti-dilution provisions do not apply in the event of a merger or acquisition. In the event of liquidation, dissolution or winding-up of the Company, warrant holders will not be entitled to participate in the
      assets of the Company.   Warrant holders have no voting, preemptive,
      liquidation or other rights of a stockholder of a Company, and no dividends may be declared on the Warrants.

      (d) The Warrants may be exercised by surrendering to the Company, a Warrant certificate evidencing the Warrants to be exercised, with the exercise form included therein duly completed and executed, and paying to the Company the exercise price per share in cash or check payable to the Company. Stock certificates will be issued as soon thereafter as practicable.

      (e) The Warrants are not exercisable until the Warrants and the shares of Common Stock underlying the Warrants are registered. The Company has agreed to file with the Commission a registration statement with respect to the issuance of such shares underlying the Warrants as soon as practicable following the Acquisition. The effective date of such registration will be the "Commencement Date" for determining the exercise period of such Warrants. The Company will also seek to register or qualify the Common Stock issuable upon the exercise of the Warrants under the Blue Sky laws of all states in which holders of the Warrants may reside.

      (f) The Warrants are deemed to be "restricted securities" in a manner similar to the definition of that term used in Rule 144 and will only be transferable, prior to registration, upon a showing to the satisfaction of the Company that the transfer is exempt from the registration provisions of the Securities Act of 1933. The Warrants are stamped with a restrictive legend.

Transfer Agent

The transfer agent for the Company is Interwest Stock Transfer Co., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117.

Annual Reports

The Company intends to furnish annual reports to shareholders which will contain financial statements audited by independent certified public accountants and such other interim reports as the Company may determine.

Dividend Policy

The Company has not paid any cash dividends on common stock to date and does not anticipate paying cash dividends on common stock in the foreseeable future. The Company intends for the foreseeable future to follow a policy of retaining all of its earnings, if any, to finance the development and expansion of its business. The Company does intend to pay stock dividends on its preferred stock in accordance with the terms thereof.

Earn-Out Shares

Pursuant to various agreements entered into between the Company and the former shareholders of Earth Care, Clean Earth, ARDT, ITS and EPC as part of the acquisitions of those companies, up to a total of 4,755,686 shares of the Company's Common Stock is subject to the right of such shareholders to receive such stock under certain conditions relating to earnings, sales or production levels reached by the Company or by the entities which these person were formerly shareholders of.

The Earth Care Historical Shareholders are entitled to receive on a pro rata basis an aggregate of 2,000,000 additional shares of the Company's common stock at any time prior to December 31, 2000, in the event that Earth Care, on a consolidated basis, reaches production or sales of at least 2,000,000 pounds of plastic lumber product per month for three consecutive months.

The Clean Earth Historical Shareholders are entitled to receive on a pro rata basis an aggregate of 2,573,686 additional shares of the Company's common stock at any time prior to December 31, 2000, in the event that the Company, on a consolidated basis, reaches production or net sales of at least 2,000,000 pounds of plastic lumber product per month for three consecutive months.

The ARDT Historical Shareholders are entitled to receive on a pro rata basis an aggregate of up to 150,000 additional shares of the Company's common stock during 1997 and 1998 in the event that ARDT reaches certain specified levels of profits as defined in the agreement during each of those years.

Two key operating officers at ITS are entitled to receive an aggregate of up to 32,000 additional shares of the Company's stock during 1997 and 1998 in the event that ITS reaches certain specified levels of sales and profits, as defined in the acquisition agreement, during each of those years.

Two key operating officers of EnviroPlastics Corp. have been granted options to purchase an aggregate of up to 90,000 shares on a pro rata basis of the Company's common stock at an exercise price of $5.00 per share during 1997, 1998 and 1999 provided certain specified levels profits as defined in the agreement during each of those years.

Other Outstanding Options

The Company has reserved 353,684 shares of the Company's common stock for issuance upon exercise of an option held by a former creditor of Earth Care (the "Magellan Option"). The option is exercisable at an aggregate amount of $626,021 for all 353,684 shares, with the option expiring as to 117,895 shares on December 31, 1997, 117,895 shares on December 31, 1998 and 117,894 shares on June 30, 1999. In the event the Magellan Option is not exercised in whole or in part, then those shares reserved for the Option shall be issued on a pro rata basis to the persons who formerly were shareholders of Earth Care, in proportion to the Earth Care shares they owned immediately prior to closing the Acquisition.

                          SHARES ELIGIBLE FOR FUTURE SALE

Of the 14,986,910 shares of the Company's common stock outstanding prior to the exercise of any Warrants, 1,949,999 shares are freely tradeable or eligible to be sold in the public market that exists for the Common Stock. In addition, the 950,000 shares of Common Stock underlying the Series A Warrants will also be freely tradeable into the public market immediately upon issuance. Sales of substantial amounts of this common stock in the public market could adversely affect the market price of the common stock. Furthermore, all of the remaining shares of Common Stock presently outstanding are restricted and/or affiliate securities which are not presently, but may in the future be sold into any public market that may exist for the Common Stock, pursuant to Rule 144 promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act").

In general, under Rule 144 as currently in effect, a person (or group of persons whose shares are aggregated), including affiliates of the Company, can sell within any three-month period, an amount of restricted securities that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or (if the Stock becomes quoted on NASDAQ or a stock exchange), the reported average weekly trading volume during the four calendar weeks preceding the sale; provided, that at least one year has elapsed since the restricted securities being sold were acquired from the Company or any affiliate of the Company, and provided further that certain other conditions are also satisfied. If at least two years have elapsed since the restricted securities were acquired from the Company or an affiliate of the Company, a person who has not been an affiliate of the Company for at least three months can sell restricted shares under Rule 144 without regard to any limitations on the amount. Future sales by current shareholders could depress the market prices of the Common Stock in any such market.

                               PLAN OF DISTRIBUTION

This Prospectus and the registration statement of which it is part relate to the offer and sale of 950,000 shares of Common Stock of the Company underlying Series A Warrants. The securities registered hereby include 950,000 shares of Common Stock issuable upon the exercise of the Series A Warrants at an exercise price of $2.50 per share. The Series A Warrants were recently distributed as a dividend with respect to the Common Stock of the Company to shareholders of record as of March 18, 1996. By their terms, the Warrants were not exerciseable and did not constitute an offer by the Company to sell the Shares prior to the date of this prospectus. The Warrants are now exerciseable until June 30, 1998.

The offering will be managed by the Company without an underwriter, and the Shares will be offered and sold by the Company, without any discount, sales commissions or other compensation being paid to anyone in connection with the offering. In connection therewith, the Company will pay the costs of preparing, mailing and distributing this Prospectus to the holders of the Warrants. Brokers, nominees, fiduciaries and other custodians will be requested to forward copies of this Prospectus to the beneficial owners of securities held of record by them, and such custodians will be reimbursed for their expenses.

There is no assurance that all or any of the Shares will be sold, nor any requirement, or escrow provisions to assure that, any minimum amount of Warrants will be exercised. All funds received upon the exercise of any Warrants will be immediately available to the Company for its use.

Exercise Procedures

Warrants may be exercised in whole or in part by presentation of the Warrant Certificate, with the Purchase Form on the reverse side thereof filled out and signed at the bottom thereof, together with payment of the Exercise Price and any applicable taxes at the principal office of Interwest Stock Transfer Co., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117. Payment of the Exercise Price shall be made in lawful money of the United States of America by wire transfer or check payable to the order of "U.S. Plastic Lumber Corp."

All holders of warrants will be given an independent right to exercise their purchase rights. If, as and when properly completed and duly executed notices of exercise are received by the Transfer Agent and/or Warrant Agent, together with the Certificates being surrendered and full payment of the Exercise Price in cleared funds, the checks or other funds will be delivered to the Company and the Transfer Agent and/or Warrant Agent will promptly issue certificates for the underlying Common Stock. It is presently estimated that certificates for the shares of Common Stock will be available for delivery in Salt Lake City, Utah at the close of business on the tenth business day after the receipt of all required documents and funds.

                                   LEGAL MATTERS

To the knowledge of management, there is no material litigation pending against the Company. The validity of the issuance of the Shares offered hereby will be passed upon for the Company by Thomas G. Kimble & Associates, Salt Lake City, Utah.

                                      EXPERTS

The December 31, 1996 consolidated financial statements of the Company (formerly known as Earth Care Global Holdings, Inc.), and the December 31, 1996 financial statements of ITS included in this Prospectus have been audited by Kuntz Lesher Siegrist & Martini, LLP, independent certified public accountants, as indicated in their reports with respect thereto, and are included herein in reliance on such reports given upon the authority of that firm as experts in accounting and auditing.

The December 31, 1996 and 1995 financial statements of EPS included in this Prospectus have been audited by Love, Bollus, Lynch & Rogers, independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance on such report given upon the authority of that firm as experts in accounting and auditing.

                  U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

                   INTERIM CONSOLIDATED FINANCIAL STATEMENTS

                            JUNE 30, 1997 AND 1996

                                   UNAUDITED

              U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

                      CONSOLIDATED BALANCE SHEETS

                             June 30, 1997

                              (UNAUDITED)



       ASSETS

CURRENT ASSETS
   Cash and cash equivalents                               $  3,474,799
   Accounts and notes receivable, net                         4,237,376
   Inventories                                                1,053,055
   Prepaid expenses and other current assets                    667,522
                                                             ----------
       TOTAL CURRENT ASSETS                                   9,432,752

Property and equipment, net                                   4,090,335
Intangible and other assets, net                              3,132,277
                                                             ----------
       TOTAL ASSETS                                         $16,655,364
                                                             ----------
       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Notes payable, current portion                          $  1,763,323
   Accounts payable                                           2,481,036
   Accrued expenses and other liabilities                     2,094,380
   Deferred revenue                                             212,420
                                                             ----------
       TOTAL CURRENT LIABILITIES                              6,551,159

Deferred income taxes                                           400,000
Notes payable, net of current portion                         1,584,657
                                                             ----------
       TOTAL LIABILITIES                                      8,535,816
                                                             ----------
STOCKHOLDERS' EQUITY
   Preferred stock, par value $.001; authorized 5,000,000
     shares; issued and outstanding 199,249 shares
     (aggregate liquidation value of $3,984,980)                    200
   Common stock par value $.0001, authorized 50,000,000
     shares; issued and outstanding 14,986,910 shares             1,496
   Additional paid-in capital                                15,372,483
   Accumulated deficit                                       (7,254,631)
                                                             ----------
       TOTAL STOCKHOLDERS' EQUITY                             8,119,548
                                                             ----------
       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           $16,655,364



See accompanying notes to consolidated financial statements.

             U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF OPERATIONS

           For the Six Months Ended June 30, 1997 and 1996

                              (UNAUDITED)

                                                     1997             1996
                                                    ---------      ---------
Net sales                                        $  7,440,597   $  2,746,298

Cost of goods sold                                  5,286,679      2,859,298
                                                    ---------      ---------
       GROSS PROFIT (LOSS)                          2,153,918       (113,000)

General and administrative expenses                 1,938,369      2,215,354
Abandonment loss                                        -            150,548
                                                    ---------      ---------
       OPERATING INCOME (LOSS)                        215,549     (2,478,902)

Interest income                                        21,622         26,310
Interest expense                                      (63,535)       (31,764)
                                                    ---------      ---------
       INCOME  (LOSS ) BEFORE PROVISION FOR
         INCOME TAXES AND EXTRAORDINARY ITEM          173,636     (2,484,356)

Provision for income taxes                              -              -
                                                    ---------      ---------
       INCOME (LOSS) BEFORE EXTRAORDINARY ITEM        173,636     (2,484,356)

Extraordinary item - loss on involuntary conversion     -           (220,000)
                                                    ---------      ---------
       NET INCOME (LOSS)                         $    173,636   $ (2,704,356)
                                                    ---------      ---------
Primary earnings (loss) per share:
   Income (loss) before extraordinary item       $        .01    $      (.24)
       Extraordinary item                             -                 (.02)
                                                    ---------      ---------
       NET INCOME (LOSS)                         $        .01    $      (.26)
                                                    ---------      ---------
Weighted-average number of shares outstanding      13,027,565     10,415,305
                                                   ----------     ----------















See accompanying notes to consolidated financial statements.

             U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF CASH FLOWS

            For the Six Months Ended June 30, 1997 and 1996

                              (UNAUDITED)


                                                          1997        1996
                                                       ---------    ---------
Cash flows from operating activities:
  Net income (loss)                                  $   173,636  $(2,704,356)
  Adjustments to reconcile net income (loss) to
   net cash used in operating activities:
    Depreciation and amortization                        254,062      459,060
    Distributor and customer deposits                      -          (12,620)
    Issuance of common stock for services                  1,264      414,661
    Write-off of abandoned equipment                       -           92,191
    Increase (decrease) in cash due to changes
     in operating assets and liabilities, net
     of effects of acquisitions:
       Accounts receivable                            (1,120,807)     756,809
       Inventories                                       430,299     (503,801)
       Prepaid expenses and other current assets        (466,369)     149,229
       Accounts payable                                 (524,346)     818,668
       Accrued interest                                    -          (92,880)
       Accrued expenses                                  582,182      182,677
       Deferred revenue                                 (110,316)     153,381
                                                       ---------    ---------
          NET CASH USED IN OPERATING ACTIVITIES         (780,395)    (286,981)
                                                       ---------    ---------
Cash flows from investing activities:
  Capital expenditures                                  (443,358)    (190,490)
  Payment for acquisitions, net of cash received      (1,522,186)      (5,651)
  Payments for deferred expenses                        (150,690)        -
                                                        ---------    ---------

          NET CASH USED IN INVESTING ACTIVITIES       (2,116,234)    (196,141)
                                                       ---------    ---------
Cash flows from financing activities:
  Proceeds from the issuance of capital stock          4,880,000    1,521,839
  Dividends paid                                           -         (481,253)
  Proceeds from stockholder loans                          -          100,000
  Proceeds from issuance of notes payable              1,384,326        -

  Purchase of treasury stock                               -         (850,000)
  Payments on notes payable                             (683,188)    (136,657)
  Payments on stockholder loans                          (64,000)       -
                                                       ---------    ---------

          NET CASH PROVIDED BY FINANCING ACTIVITIES    5,517,138      153,929
                                                       ---------    ---------
          NET INCREASE (DECREASE) IN CASH              2,620,509     (329,193)

Cash at beginning of period                              854,290    1,199,614
                                                       ---------    ---------
          CASH AT END OF PERIOD                      $ 3,474,799  $   870,421
                                                       ---------    ---------



See accompanying notes to consolidated financial statements.

              U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              (UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION

    In the opinion of management, the accompanying consolidated financial statements of U.S. Plastic Lumber Corp. and Subsidiaries (the "Company") includes all adjustments necessary to present fairly the financial position, results of operations, and cash flows for the periods presented. These consolidated financial statements should be read in connection with the consolidated financial statements and notes thereto included in the December 31, 1996 consolidated financial statements of the Company. The results of the operations for the six months ended June 30, 1997 are not necessarily indicative of the results expected for the year.

NOTE 2 - ACQUISITIONS

    On January 27, 1997, the Company acquired Recycled Plastics Industries, Inc. (RPI), a recycled plastic lumber manufacturer. The stockholders of RPI received $1,200,000 in cash and 1,000,000 shares of the Company's common stock for a total purchase price of $1,200,000 which exceeded the fair value of the net assets of RPI by approximately $922,000. The excess will be recorded as goodwill and amortized on a straight-line basis over a forty-year period.

    On February 24, 1997, the Company acquired Advanced Remediation and Disposal Technologies, Inc. (ARDT), an environmental consulting and remediation company. The stockholders received 300,000 shares of the Company's common stock and 30,000 stock options for a total purchase price of $525,000 which exceeded the fair value of the net assets of ARDT by approximately $422,000. The excess will be recorded as goodwill and amortized on a straight-line basis over a forty-year period. The purchase agreement also provides for the issuance of up to an additional 150,000 shares of the Company's common stock if ARDT meets certain profitability levels during the years ending December 31, 1997 and 1998. The additional shares will be issued at their then current fair value and allocated to goodwill.

    On March 28, 1997, the Company acquired Environmental Specialty Products, Inc. (ESP). ESP is engaged in the sales and marketing of recycled plastic lumber products. The stockholders received $110,000 in cash and 25,150 in shares of the Company's common stock for a total purchase price of $110,000 which exceeded the fair value of the net assets of ESP by approximately $15,000. The excess will be recorded as goodwill and amortized on a
straight-line basis over a forty-year period.   The purchase agreement also
provides for additional cash compensation based upon the achievement of certain gross margin and sales levels. The additional compensation will be allocated to goodwill.

    On March 31,1997, the Company acquired Integrated Technical Services, Inc.
(ITS), an environmental consulting and remediation company. The stockholders received $110,000 in cash, 185,000 shares of the Company's common stock and 67,572 stock options for a total purchase price of $400,450 which exceeded the fair value of the net assets of ITS by approximately $575,000. The excess will be recorded as goodwill and amortized on a straight-line basis over a forty-year period.

    On June 30,1997, the Company acquired EnviroPlastics Corporation (EPC), a recycler of post consumer plastic into raw materials for plastic product manufacturers. The stockholders received 305,000 shares of the Company's common stock and the Company assumed approximately $825,000 of liabilities in excess of the fair value of assets acquired for a total purchase price of $825,000. The excess will be recorded as goodwill on a straight-line basis over a forty-year period.

    The acquisitions will be accounted for as a purchase and, accordingly, the results of operations of the acquired companies will be included with those of the Company for periods subsequent to the date of acquisition. The purchase price allocations are based on preliminary estimates of the fair value of the net assets acquired and are subject to adjustment as additional information becomes available.


NOTE 3 - CAPITAL STOCK

 STOCK ISSUANCES

    During the six months ended June 30, 1997, the Company issued 119,000 shares of 10% convertible preferred stock for net proceeds of $2,380,000.

    During the six months ended June 30, 1997, the Company issued 1,111,111 shares of common stock for proceeds of $2,500,000.

    During the six months ended June 30, 1997, the Company issued 1,710,150 shares of common stock in connection with the acquisition of certain companies.

    During the six months ended June 30, 1997, the Company issued 150,000 shares of common stock under contingent consideration agreements related to the Duratech Industries, Inc. acquisition.

    During the six months ended June 30, 1997, the Company issued 187,500 shares of common stock in connection with a license agreement (see Note 5).

 STOCK OPTIONS

    The Company granted 169,000 stock options in connection with various employment agreements and noncompete contracts entered into with key management members of the companies acquired.

 PRIMARY EARNINGS (LOSS) PER SHARE

    Primary earnings (loss) per share is computed based on the weighted-average number of shares actually outstanding during the six months ended June 30, 1997 and 1996. Common stock equivalents have been excluded as they are anti-dilutive for the six months ended June 30, 1996 and not materially dilutive for the six months ended June 30,1997. The income (loss) before extraordinary item and net income (loss) have been adjusted for dividends on convertible preferred stock. Fully diluted earnings (loss) per share amounts are not presented as they are anti-dilutive for six months ended June 30, 1996 and not materially dilutive for the six months ended June 30, 1997.

NOTE 4 - NOTES PAYABLE

    During the six months ended June 30, 1997, the Company borrowed $1,000,000 from an affiliate of a director/stockholder of the Company. The note payable is due on demand, bears interest at prime plus 1% (9.5% as of June 30, 1997), and is uncollateralized. The Company may borrow up to $2,300,000 under the note.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

 FORMATION OF NEW SUBSIDIARY

    In June 1997, the Company formed Carteret Biocycle Corporation (Carteret), as a wholly-owned subsidiary of Clean Earth, Inc. Carteret will operate a bio-organic recycling facility for contaminated soils. In connection with the formation of Carteret, the Company anticipates constructing a recycling facility for approximately $1,000,000. The Company also entered into a 30 year lease for land at a lease rate of $210,000 per year. The lease contains two ten year renewal options. Additionally, the Company entered into a license and operating agreement with SD&G Aggregates, Inc. (SD&G) to conduct remediation of contaminated soils. The Company will pay SD&G a royalty of 2% of sales.

 LICENSE AND RESEARCH AGREEMENT

    In March 1997, the Company entered into a license agreement with Rutgers University (Rutgers) for an exclusive worldwide license related to the
recycled plastic composite railroad tie technology.   The Company paid Rutgers
initial consideration of $10,000 in cash and 187,500 shares of the Company's common stock and has committed to pay Rutgers annual maintenance fees of $5,000 beginning in 1998 and increasing to $10,000 per year thereafter. In addition, the Company will pay a royalty of 3% of product sales with minimum royalties of $60,000 per year after the initial two year period.

    In March 1997, the Company entered into a research agreement with Rutgers for a one year period to conclude certain research issues relating to the marketability of the recycled plastic composite railroad tie technology.
The Company will pay Rutgers approximately $100,000 for the  research.


NOTE 6 - SUBSEQUENT EVENTS

 ACQUISITION UNDER AGREEMENT

    On July 23, 1997, the Company has agreed in principle to acquire certain net assets of Tri-Max Lumber, Inc. a manufacturer of recycled plastic lumber. Consummation of the acquisition is subject to a number of conditions including, but not limited to, the renegotiation of the terms of certain liabilities and the results of the Company's due diligence. Due to the contingencies involved, the Company cannot predict whether or when the acquisition will be consummated.

 FORMATION OF BUSINESS PARTNERSHIP

    In July 1997, the Company and Interstate Industrial Corp. formed a joint venture to operate a dredging operation. The Company will account for its investment on the equity method

          U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

          CONSOLIDATED FINANCIAL STATEMENTS

                     KUNTZ LESHER SIEGRIST & MARTINI LLP
                        CERTIFIED PUBLIC ACCOUNTANTS
                          215 S. CENTERVILLE ROAD
                               P. O. BOX 8408
                            LANCASTER, PA 17604
                               (717)394-5666
                             FAX (717)394-0693

                       INDEPENDENT ACCOUNTANTS' REPORT

To the Stockholders
U.S. Plastic Lumber Corp. and Subsidiaries
Boca Raton, Florida


    We have audited the accompanying consolidated balance sheet of U.S. Plastic Lumber Corp. and Subsidiaries as of December 31, 1996, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended. The consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of U.S. Plastic Lumber Corp. and Subsidiaries as of December 31, 1996, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

    We previously audited and reported on the consolidated statements of operations, changes in stockholders' deficiency and cash flows of U.S. Plastic Lumber Corp. and Subsidiaries (formerly Earth Care Global Holdings, Inc. and subsidiaries) for the year ended December 31, 1995, prior to their restatement for the 1996 pooling of interests. The contribution of U.S. Plastic Lumber Corp. and Subsidiaries to net sales and net loss represented 17% and 136% of the respective restated totals. Separate financial statements of the other company included in the 1995 restated consolidated statements of operations, changes in stockholders' equity and cash flows were audited and reported on separately by other auditors. We also audited the combination of the accompanying consolidated consolidated statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 1995, after restatement for the 1996 pooling of interests; in our opinion, such consolidated statements have been properly combined on the basis described in
Note 2 of notes to consolidated financial statements.


                                  KUNTZ LESHER SIEGRIST & MARTINI LLP
                                  CERTIFIED PUBLIC ACCOUNTANTS

Lancaster, Pennsylvania
February 10, 1997 (except as to Note 15
  which is as of February 24, 1997)

                  U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

                         CONSOLIDATED BALANCE SHEET

                              December 31, 1996


       ASSETS

CURRENT ASSETS
   Cash and cash equivalents                            $   854,290
   Accounts and notes receivable, net of allowance
     for doubtful accounts of $262,279                    1,559,463
   Inventories                                              574,381
   Prepaid expenses and other current assets                 99,462
                                                        -----------
       TOTAL CURRENT ASSETS                               3,087,596

Property and equipment, net                               1,198,232
Goodwill, net of accumulated amortization
  of $30,220                                                209,462
Deferred expenses and other assets                           15,392
                                                        -----------
       TOTAL ASSETS                                      $4,510,682
                                                        -----------

       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Notes payable, current portion                       $   707,582
   Accounts payable                                       1,307,221
   Accrued expenses                                         170,759
   Deferred revenue                                         162,819
   Other liabilities                                         27,654
                                                        -----------
       TOTAL CURRENT LIABILITIES                          2,376,035

Notes payable, net of current portion                         6,730
                                                        -----------
       TOTAL LIABILITIES                                  2,382,765
                                                        -----------

STOCKHOLDERS' EQUITY
   10% Convertible preferred stock, par value $.001;
     authorized 5,000,000 shares; issued and
     outstanding 74,970 shares (aggregate
     liquidation preference of $1,499,400)                       75
   Common stock par value $.0001, authorized
     50,000,000 shares; issued and outstanding
     11,672,349 shares                                        1,167
   Additional paid-in capital                             9,475,814
   Accumulated deficit                                   (7,349,139)
                                                        -----------
       TOTAL STOCKHOLDERS' EQUITY                         2,127,917
                                                        -----------
       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $4,510,682
                                                        -----------
The accompanying notes are an integral part
  of the consolidated financial statements.

                 U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF OPERATIONS






                                                 Year Ended December 31,
                                                    1996          1995
                                                 ----------    ----------
Net sales                                       $ 6,627,242   $ 7,257,995

Cost of goods sold                                6,356,786     5,345,694
                                                 ----------    ----------
   GROSS PROFIT                                     270,456     1,912,301

General and administrative expenses               3,729,788     2,961,018
Abandonment loss                                    199,087           -
                                                 ----------    ----------
   OPERATING LOSS                                (3,658,419)   (1,048,717)

Interest income                                      56,272          -
Interest expense                                    (77,372)      (87,186)
                                                 ----------    ----------
   LOSS BEFORE PROVISION FOR INCOME TAXES
     AND EXTRAORDINARY ITEM                      (3,679,519)   (1,135,903)

Provision for income taxes                          (61,516)      310,000
                                                 ----------    ----------
   LOSS BEFORE EXTRAORDINARY ITEM                (3,618,003)   (1,445,903)

Extraordinary item - gain (loss) on involuntary
  conversion (net of income taxes of $44,500
  for the year ended December 31, 1996)              66,859           -
                                                 ----------    ----------
   NET LOSS                                     $(3,551,144)  $(1,445,903)
                                                 ----------    ----------
Primary loss per share:
    Loss before extraordinary item                   $ (.33)       $ (.19)
    Extraordinary item                                  .01            -
                                                 ----------    ----------
   NET LOSS                                          $ (.32)       $ (.19)
                                                 ----------    ----------
Weighted-average number of shares outstanding    11,067,636     7,614,871
                                                 ----------    ----------











The accompanying notes are an integral part of the consolidated financial statements.


                      U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                      CONVERTIBLE
                                                    PREFERRED STOCK     COMMON STOCK    ADDITIONAL     ACCUMULATED
                                                    SHARES   AMOUNT    SHARES   AMOUNT PAID-IN CAPITAL   DEFICIT        TOTAL
Balance, December 31, 1994, as originally reported    -      $  -      365,520 $ 3,655   $1,182,495    $(1,845,194)  $ (659,044)

Restatement for new capital structure acquired
  with the merger of Educational Storybooks
  International, Inc. (see Note 2)                                   1,698,317  (3,449)       3,449          -            -
  Restatement for pooling of interests(see Note 2)                   5,400,000     540    2,999,460        848,962    3,848,962
                                                   ------     ----  ----------  ------    ---------     ----------    ---------
Balance, December 31, 1994, as restated               -         -    7,463,837     746    4,185,404       (996,232)   3,189,918

Issuance of common stock, net of issuance costs                        737,842      74    1,398,996          -        1,399,070
Issuance of common stock for services                                  550,966      55      975,745          -          975,800
Exercise of stock options                                               84,695       8      149,992          -          150,000
Conversion of stockholders/officers loans
  into common stock                                                    198,326      20      351,232          -          351,252
Cash dividends paid                                                      -          -         -           (400,000)    (400,000)
Net loss                                                                 -          -         -         (1,445,903)  (1,445,903)
                                                   ------     ----  ----------  ------    ---------     ----------    ---------
Balance, December 31, 1995                            -         -    9,035,666     903    7,061,369     (2,842,135)   4,220,137

Merger with Educational Storybooks International,
  Inc. (see Note 2)                                                    950,000      95         (491)         -             (396)
Issuance of common stock, net of issuance costs                      1,267,380     127    1,362,729          -        1,362,856
Issuance of common stock for acquisitions                              137,698      14      224,758          -          224,772
Issuance of common stock for services                                  276,040      28      414,633          -          414,661
Exercise of stock options                                                5,565      -        13,500          -           13,500
Issuance of convertible preferred stock            68,577       69       -          -     1,371,462          -        1,371,531
Conversion of stockholders/directors loans into
  preferred stock                                   6,000        6       -          -       119,994          -          120,000
Purchase and retirement of treasury stock           -            -       -          -    (1,100,000)         -       (1,100,000)
Cash dividends paid                                 -            -       -          -         -           (948,000)    (948,000)
10% preferred stock dividend                          393        -       -          -         7,860         (7,860)       -
Net loss                                            -            -       -          -         -         (3,551,144)  (3,551,144)
                                                   ------     ----  ----------  ------    ---------     ----------    ---------
Balance, December 31, 1996                         74,970    $  75  11,672,349 $ 1,167   $9,475,814    $(7,349,139)  $2,127,917
                                                   ------     ----  ----------  ------    ---------     ----------    ---------

The accompanying notes are an integral part
  of the consolidated financial statements.

                 U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                     Year Ended December 31,
                                                        1996         1995
                                                     ----------   ----------
Cash flows from operating activities:
  Net loss                                          $(3,551,144) $(1,445,903)
                                                     ----------    ---------
 Adjustments to reconcile net loss to net cash
    used in operating activities:
    Depreciation and amortization                       880,565    1,039,556
    Issuance of common stock for services               414,661      975,800
    Provision for losses on accounts and notes
      receivable                                        160,227       (5,448)
    Write-off of abandoned and fire damaged
      property and equipment                            153,022          -
    Gain on sale of assets                                  -        (84,500)
    Deferred income taxes                               121,300     (120,000)
    Distributor deposits                                (25,142)    (325,124)
    Increase (decrease) in cash due to changes in
      operating assets and liabilities, net of
      effects of acquisitions:
       Accounts receivable                            1,175,011   (1,357,284)
       Inventories                                      125,306     (259,262)
       Prepaid expenses and other current assets         82,338       46,910
       Accounts payable                                  96,711       (4,069)
       Accrued expenses                                (213,304)     186,289
       Deferred revenue                                 (26,236)     189,055
                                                     ----------    ---------
          Total adjustments                           2,944,459      281,923
                                                     ----------    ---------
          NET CASH USED IN OPERATING ACTIVITIES        (606,685)  (1,163,980)
                                                     ----------    ---------
Cash flows from investing activities:
  Capital expenditures                                 (414,203)    (337,583)
  Proceeds from sale of property and equipment              -        208,500
  Payments for deferred expenses                            -         (8,278)
  Payment for acquisitions, net of cash received         (5,651)          -
                                                     ----------    ---------
          NET CASH USED IN INVESTING ACTIVITIES        (419,854)    (137,361)
                                                     ----------    ---------
Cash flows from financing activities:
  Proceeds from the issuance of capital stock         2,747,491    1,414,070
  Dividends paid                                       (948,000)    (400,000)
  Payment for purchase of treasury stock             (1,100,000)          -
  Distributor deposits                                      -        100,000
  Proceeds from issuance of note payable                500,824      144,510
  Principal payments on notes payable                  (639,100)          -
  Proceeds from stockholder loans                       120,000      300,306
  Payment on stockholder loans                              -       (102,000)
                                                     ----------    ---------
          NET CASH PROVIDED BY FINANCING ACTIVITIES     681,215    1,456,886

          NET INCREASE (DECREASE) IN CASH AND CASH
            EQUIVALENTS                                (345,324)     155,545

Cash and cash equivalent - beginning of year          1,199,614    1,044,069
                                                     ----------    ---------
          CASH AND CASH EQUIVALENTS - END OF YEAR   $   854,290   $1,199,614
                                                     ----------    ---------
The accompanying notes are an integral part
  of the consolidated financial statements.

                  U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 NATURE OF OPERATIONS

    U.S. Plastic Lumber Corp. and its subsidiaries are engaged in the manufacturing of recycled plastic lumber from post-consumer plastic waste and the recycling of soils which have been exposed to hydrocarbons. The Company's plastic lumber customers are located throughout the United States and accounted for 28% and 17% of net sales in 1996 and 1995, respectively. The Company's soil recycling customers are located primarily in the Northeastern United States and accounted for 72% and 83% of net sales in 1996 and 1995, respectively.

 PRINCIPLES OF CONSOLIDATION

    The accompanying consolidated financial statements include the accounts of U.S. Plastic Lumber Corp. and its wholly-owned subsidiaries Earth Care Products of America, Inc., Earth Care Products of Tennessee, Inc., Earth Care Products of the Midwest, Inc., Earth Care Products of New Jersey, Inc., Clean Earth, Inc., Clean Earth of New Castle, Inc., Clean Earth In-Situ, and Delaware Improvement Corp., (collectively the Company). All significant intercompany balances and transactions have been eliminated in consolidation.

 USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

 CASH EQUIVALENTS

    The Company considers all highly liquid investments purchased with an original maturity of three months or less to be a cash equivalent.

 INVENTORIES

    Inventories are valued at the lower of cost or market, cost being determined by the first-in, first-out method.

 PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is computed for financial purposes by the use of the straight-line method over the estimated useful lives of the assets. Accelerated methods of computing depreciation are used for tax purposes. Upon sale or retirement, the cost and related accumulated depreciation of such assets are removed from the accounts and any resulting gain or loss realized is credited or charged to income for the period. Expenditures for maintenance and repairs are charged to income as incurred. Significant renewals, improvements and betterments are capitalized.


 GOODWILL

    Goodwill represents the excess of the costs of companies acquired over the fair value of their net assets at dates of acquisition and is being amortized on a straight-line basis over 5 to 10 years. Amortization expense was $30,220 for the year ended December 31, 1996. Goodwill is reviewed for impairment annually or whenever events or circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount, a loss is recognized for the difference between the fair value and the carrying value of the asset.

 LONG-LIVED ASSETS

     Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121 - "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." The adoption of SFAS No. 121 did not have an impact on the Company's financial position or results of operations.

 DEFERRED EXPENSES

    Deferred expenses consist primarily of loan fees and organization costs. These expenses are amortized over their estimated useful lives.

 DEFERRED REVENUE

    Revenue from soil recycling is recognized upon treatment and certification. Billings for untreated soils are recorded as deferred revenue.

 DISTRIBUTOR DEPOSITS

    Included in other liabilities are deposits received from the Company's distributors which represent advance payment for the purchase of plastic lumber.

 STOCK- BASED COMPENSATION

     Effective January 1, 1996, the Company adopted SFAS No. 123 - "Accounting for Stock-Based Compensation." As permitted by SFAS No. 123, the Company will continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations and will disclose the additional information relative to issued stock options and proforma net income and earnings per share, as if the options granted were expensed at their estimated fair value at the time of grant. The adoption of SFAS No. 123 did not have an impact on the Company's financial position or results of operations.

 INCOME TAXES

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year which the differences are expected to be settled or realized.


 ADVERTISING COSTS

    Advertising costs are charged to operations as incurred and were approximately $152,000 and $59,000 in 1996 and 1995, respectively.

 CONCENTRATIONS OF CREDIT RISK

    Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash, cash equivalents and trade receivables. The Company maintains its cash and cash equivalents with various financial institutions which are primarily located in the Eastern United States. At December 31, 1996, the Company had bank balances of approximately $774,000 in excess of amounts insured by federal deposit insurance. Trade receivables are concentrated primarily in the Northeastern United States. The Company generally does not require collateral from its customers.

 FAIR VALUE OF FINANCIAL INSTRUMENTS

    Financial instruments include cash, cash equivalents, accounts and notes receivable, accounts payable, and notes payable. The carrying amounts reported in the consolidated balance sheets for these financial instruments approximate their fair value due to their short-term nature.

 LOSS PER SHARE

    Primary loss per share is computed based on the weighted-average number of shares actually outstanding in 1996 and 1995. Common stock equivalents have been excluded as they are anti-dilutive. The loss before extraordinary item and net loss have been adjusted for dividends on convertible preferred stock. Fully diluted loss per share amounts are not presented for 1996 and 1995 as they are anti-dilutive.

 RECLASSIFICATION

    The 1995 consolidated financial statements have been reclassified to conform to the current year presentation.

NOTE 2 - ACQUISITIONS

    During the year ended December 31, 1996, the Company acquired the entities described below, which were accounted for as a purchase:

      Effective March 29,1996, Earth Care Global Holdings, Inc. and Subsidiaries (Earth Care) were acquired as a wholly-owned subsidiary of Educational Storybooks International, Inc. (ESI), a publicly-held shell corporation, trading on the NASD Electronic Bulletin Board, through the exchange of 5.646304 shares of ESI for each outstanding share of Earth Care. Upon completion of the acquisition ESI changed its name to U.S. Plastic Lumber Corporation. For financial reporting purposes, Earth Care is deemed to be the acquiring corporation and has accounted for the transaction as a reverse merger with the historical financial statements prior to March 29, 1996 being those of Earth Care. All references in the consolidated financial statements referring to shares, share prices, per share amounts and stock prices have been retroactively adjusted to reflect the capital structure of ESI. In addition, the merger agreement provided for 2,000,000 shares of common stock to be reserved for Earth Care historical stockholders, as defined, to be issued upon the Company meeting certain production or sales goals for plastic lumber product prior to December 31, 2000. The additional shares will be issued at their par value and accounted for as an adjustment to the initial exchange rate of 5.646304 per share.

      On February 1, 1996, the Company acquired certain net assets of Earth Care Partners (ECP). ECP is engaged in the distribution of recycled plastic lumber products in the Northeastern United States. Certain partners of ECP are also stockholders of the Company. The ECP partners received 112,926 shares of the Company's common stock for a purchase price of $200,000 which exceeded the fair value of the net assets of ECP by $114,259. The excess has been recorded as goodwill, which is being amortized on a straight-line basis over a 5 year period.

      On April 4, 1996 the Company acquired the net assets of Duratech Industries, Inc. (Duratech). Duratech is engaged in the manufacturing and sale of recycled plastic lumber products. The stockholders of Duratech received $41,000 and 24,772 shares of the Company's common stock for a purchase price of $65,772 which exceeded the fair value of the net assets of Duratech by $125,423. The excess has been recorded as goodwill, which is being amortized on a straight-line basis over a 10 year period. The purchase agreement also provides for the issuance of an additional 150,000 shares of common stock if Duratech meets certain production goals for plastic lumber product by April 30, 1999.
      The additional shares will be issued at their then current fair value and will be allocated to goodwill.

    The following unaudited proforma information presents a summary of consolidated results of operations of the Company and the acquired entities as if the acquisition had occurred January 1, 1995:


                                            1996        1995

    Net sales                            $ 6,839,000   $ 8,561,000

    Loss before extraordinary item       $(3,628,000)  $(1,643,000)

    Net loss                             $(3,561,000)  $(1,643,000)

    These unaudited proforma results have been prepared for comparison purposes only and include certain adjustments, such as additional depreciation expense as a result of a step-up in the basis of fixed assets and additional amortization expense as a result of goodwill. They do not purport to be indicative of the results of operations which actually would have resulted had the combination been in effect on January 1, 1995, or of future results of operations of the consolidated entities.

 POOLING OF INTERESTS

      On December 30, 1996, the Company acquired Clean Earth Inc. and Subsidiary (CEI) through the issuance of 5,400,000 shares of the Company's common stock in exchange for all the outstanding stock of CEI. CEI is engaged in the recycling of soils exposed to hydrocarbons. The acquisition was accounted for as a pooling of interests. The historical stockholders of CEI are also eligible to receive 2,573,686 additional shares of common stock if the Company meets certain production or sales for plastic lumber product goals prior to December 31, 2000. The additional shares will be issued at their par value and accounted for as an adjustment to the initial number of shares issued to effect the pooling. Accordingly, the Company's financial statements have been restated to include the results of CEI for all periods presented.



    Combined and separate results of the Company and CEI during the periods prior to the acquisition were as follows:

                                                      INCOME
                                                   (LOSS) BEFORE
                                                   EXTRAORDINARY      NET
                                        NET SALES      ITEM       INCOME(LOSS)

 For the year ended December 31, 1996:

    U.S. Plastic Lumber Corp.           $1,885,303  $(3,345,054)  $(3,345,054)
    CEI                                  4,741,939     (272,949)     (206,090)

       Combined                         $6,627,242  $(3,618,003)  $(3,551,144)

 For the year ended December 31, 1995:

    U.S. Plastic Lumber Corp.           $1,214,032  $(1,960,127)  $(1,960,127)
    CEI                                  6,043,963      514,224       514,224

                                        $7,257,995  $(1,445,903)  $(1,445,903)


NOTE 3 - INVENTORIES

    Inventories consist of the following at December 31, 1996:


 Supplies                                  $  71,143
 Raw materials                                79,040
 Finished goods                              424,198

                                           $ 574,381


NOTE 4 - PROPERTY AND EQUIPMENT

    Property and equipment consist of the following at December 31, 1996:

 Machinery and equipment                  $4,232,714
 Leasehold improvements                      455,627
 Furniture and fixtures                       53,411
                                           4,741,752
 Less accumulated depreciation            (3,543,520)

                                          $1,198,232

    Depreciation expense was $748,744 and $974,054 for the years ended December 31, 1996 and 1995, respectively.


NOTE 5 - NOTES PAYABLE

    Notes payable consist of the following at December 31, 1996:

 Note payable to stockholder, bearing interest at
   prime plus 1% (9.25% at December 31, 1996) due
   December 31, 1997 retired in January 1997.          $  500,824

 Promissory bank note, payable in monthly install-
   ments of $3,263, including interest at the bank's
   basic rate (10.25% at December 31, 1996), balloon
   payment due in April 1997.                             134,724

 Note payable to stockholder/director, non interest
   bearing, due September 1997.  (A)                       50,000

 Other notes payable                                       28,764
                                                          714,312
 Current portion                                          707,582

                                                       $    6,730

      (A) The $50,000 note payable provides an option for the holder to purchase up to 84,695 shares of the Company's common stock at $1.77 per share. The option expires September 15, 1997.

    The Company's subsidiary, Clean Earth, Inc., has available a $500,000 line of credit and a $1,000,000 commitment for a term loan both bearing interest at the bank's prime rate (8.25% at December 31, 1996). Effective with the merger these agreements terminated. The Company is currently renegotiating the new terms of these agreements under the combined entities.


NOTE 6 - CAPITAL STOCK

 SERIES A CONVERTIBLE PREFERRED STOCK

    During the year ended December 31, 1996, the Company initiated an offering of up to 250,000 shares of the Company's Series A Preferred Stock. The shares are nonvoting and have a 10% cumulative stock dividend payable semiannually and will be paid in Series A Preferred Stock. No cash dividends will be paid. Each share is convertible into seven shares of the Company's common stock at the option of the stockholder or mandatorily on the date a registration statement which would yield the Company $10,000,000 in proceeds is declared effective by the Securities and Exchange Commission. In the event of any liquidation, after payment of debts and other liabilities, the stockholders of Series A Preferred Stock will be entitled to receive, before the stockholder of any of the Common stock, the stated value of $20.00 per share. The Series A Preferred Stock can be redeemed at any time at the sole option of the Company for $25.00 per share.

    From January 1, 1997 through February 10, 1997, the Company sold 79,000 shares of Series A Preferred Stock for proceeds of $1,580,000.

 TREASURY STOCK

    Prior to the pooling of interest in March 1996, Clean Earth, Inc. acquired stock from its sole stockholder for $1,100,000. Effective with the pooling of interest, those treasury shares were cancelled and retired.


 STOCK WARRANTS

    In connection with the merger with ESI, existing stockholders of ESI received 950,000 Series A and 950,000 Series B Warrants to purchase the Company common stock at $2.50 and $4.50 per share, respectively. Such warrants are exercisable at any time prior to June 30, 1998 provided that a registration statement is in effect for the underlying common shares. The warrants are redeemable by the Company for .01 per warrant upon 30 days notice and if the closing bid price for the Company's stock equals or exceeds $4.00 and $6.00 per share for the Series A and Series B Warrants, respectively, at any time for twenty consecutive trading days. At December 31,1996 all Series A and Series B Warrants were outstanding. As of February 10,1997, the Company has not registered the underlying common stock for the Series A and Series B Warrants.

 STOCK OPTIONS

    During 1996, the Company granted stock options to key employees and directors. The option price at the date of grant is determined by the Board of Directors and is generally tied to the market price of the Company's freely trading shares. The term for exercising the stock options is generally ten years. Stock options granted under the Company's stock option incentive plan vest ratably over a period of three years. Stock option activity is as follows:
                                                      WEIGHTED - AVERAGE
                                                        EXERCISE PRICE

    Outstanding, December 31, 1995            -              $  -
    Granted                             1,300,000            $3.44
    Exercised                              (5,000)           $2.50
    Cancelled                             (13,000)           $4.75

    Outstanding, December 31, 1996      1,282,000            $3.43

    Stock options exercisable             625,000            $3.94

The Company granted 550,000 stock options for a key employee which will be earned upon the achievement of the following:

      200,000 options will be earned at the time the Company reaches gross sales of $5,000,000 over a consecutive twelve month period or if gross sales reach an average of $500,000 over a consecutive three month period prior to January 2002;

      An additional 200,000 options will be earned at the time the Company reaches gross sales of $7,500,000 over a consecutive twelve month period or if gross sales reach an average of $700,000 over a consecutive three month period prior to January 2002.

      The initial exercise price for the options will be $2.25 per share and will be adjusted every ninety days to be the lower of $2.25 per share or a price equal to $1.75 below the market value of the Company's freely trading shares. The options have a term of ten years.

      Upon the achievement of the above sales goal or no later than January, 1999, the employee will earn an additional 50,000 options for each of the next three years. The initial exercise price for the options will be $3.50 per share and will be adjusted every ninety days to be the lower of $3.50, or the price per share from the previous quarter, or the market value of the Company's freely trading shares. The options have a term of ten years.

      The Company accounts for its stock-based compensation plans under APB No
25. Accordingly, no compensation expense has been recognized as the exercise price exceeds the estimated fair market value of the stock at the time of grant. Had compensation cost for the Company's plans been determined based on the fair value at the grant date consistent with the provisions of SFAS No. 123, the Company's net loss and primary loss per share would not have been different from that as determined in accordance with APB No. 25.

      The fair value is estimated on the date of grant using the Black-Scholes opinion-pricing model. The assumptions used were as follows: dividend yield of 0%, expected volatility of 0%, risk-free interest rate of 6.2%, and expected lives of approximately 10 years.

 STOCK RESERVATIONS

    At December 31, 1996 and 1995, common stock was reserved for the following reasons:

                                                           1996        1995

    Contingently issuable under earn-out provisions      4,723,686       -
    Exercise of Series A and Series B Warrants           1,900,000       -
    Conversion of Preferred Stock                          524,790       -
    Exercise of options related to notes payable           438,379   438,379
    Exercise of stock options                              732,000       -
    Exercise of stock options contingency issuable
      under performance goals                              550,000       -


                                                         8,868,855   438,379


NOTE 7 - EMPLOYEE BENEFIT PLANS

    The Company's Clean Earth, Inc. subsidiary has defined contribution 401(k) and profit sharing plans which cover substantially all employees who have met the eligibility requirements. Employees may contribute up to the maximum allowable under current regulations to the 401(k). There are no employee contributions to the profit sharing plan. The Company's contribution to each plan is at the discretion of the Company. There were no Company contributions to either plan during 1996 and 1995.

NOTE 8 - ABANDONMENT OF ASSETS

    During 1996, the Company abandoned the establishment of its Camden, New Jersey production facility. As a result the Company recognized a loss of $199,087 consisting primarily of leasehold improvements and estimated lease termination costs.



NOTE 9 - INCOME TAXES

    The provision for income taxes includes federal and state taxes currently payable and those deferred because of temporary differences between financial statement and tax basis of assets and liabilities. The components of the provision for income taxes for the years ended December 31, 1996 and 1995 are as follows:


                                             1996       1995

    Current:
       Federal                            $(145,529)  $357,800
       State                                (37,287)    72,200
                                           (182,816)   430,000
    Deferred:
       Federal                                94,918   (93,800)
       State                                  26,382   (26,200)
                                             121,300  (120,000)

                                          $ (61,516)  $310,000

    The following is a summary of the significant components of the Company's deferred tax assets and liabilities at December 31, 1996:




    Deferred tax assets:
       Operating loss carryforwards       $2,299,000
       Property and equipment                198,000
       Accounts and notes receivable         105,000
       Goodwill                                7,000

    Valuation allowance                   (2,609,000)

    Net deferred tax assets               $      -

    The sources of significant temporary differences which give rise to deferred taxes and their effects are primarily attributable to depreciation, amortization, common stock issued to employees and operating loss carryforwards.

    For federal tax purposes, the Company has net operating loss carryforwards of approximately $5,747,000 at December 31, 1996. These losses expire in the years 2008 through 2011.

NOTE 10 - GAIN ON INVOLUNTARY CONVERSION

    During March 1996, fire damaged equipment at one of the Company's subsidiaries. The extraordinary gain represents the excess of insurance proceeds received over the loss incurred. The Company and the insurance carrier have reached a pending final settlement in the amount of an additional $455,000. This amount has not been recognized in the December 31, 1996 consolidated financial statement as settlement is subject to adjustment and review by other affected third parties.


NOTE 11 - RELATED PARTY TRANSACTIONS

    The Company incurred the following expenses to various stockholders and directors for the years ended December 31, 1996 and 1995:


                                              1996      1995

    Administrative and service fees         $500,000  $450,000
    Loan guarantee fee                       220,000       -
    Merger costs                              91,875       -
    Interest expense                          52,970    87,186
    Rent expense                             107,638    66,700
    Consulting fees                           66,229       -

    At December 31, 1996, the Company has $200,000 of amounts due to stockholders included in accounts payable.

    During the year ended December 31, 1996, certain stockholders and directors loaned the Company $120,000 which was later converted to Series A Preferred Stock. Each participating stockholder/director also received 5,000 stock options to purchase Company common stock at $2.50 per share.

    At December 31, 1996, $113,535 of receivables due from the partners of ECP are included in accounts and notes receivables. The partners of ECP have pledged 70,579 shares of their holdings in the Company's common stock as collateral. At such time as those shares are registered, the partners will liquidate their holdings and repay the Company. The Company has recorded an allowance equal to the receivable as there are no plans to register such shares at this time.

    The Company had sales of approximately $153,000 for the year ended December 31, 1995, to ECP. Certain officers and stockholders of the Company are also partners of ECP. In February 1996 the Company acquired the net assets of ECP (see Note 2).


NOTE 12 - COMMITMENTS AND CONTINGENCIES

 OPERATING LEASES

    The Company leases office space, equipment, manufacturing facilities, and land under non-cancelable operating leases which expire at various dates through 1999.

    Future minimum payments are as follows for the years ending December 31:

               1997                           $191,000
               1998                            191,000
               1999                             70,000

    The Company leases land at its soil recycling facility at a rental of $1.00 per ton of soil received with a minimum rental of $50,000 per year.
Rent expense under this lease was $144,915 and $159,762 for the years ended December 31, 1996 and 1995, respectively. The lease currently expires in 1998 and contains three five year renewal options. The lessor has the right and option at the time of renewal to require the Company to purchase the property at a purchase price of $100,000 per acre subject to annual escalations based on the Consumer Price Index from inception of the lease. The Company currently leases 7.5 acres of land.


    The Company leases certain office space and manufacturing facilities from entities controlled by individuals who are stockholders. These leases provide for minimum annual rentals of $96,000 through 1999. The manufacturing facility lease provides the Company the option to purchase the facility at any time during the term of the lease. The purchase price is based on a decreasing sliding scale and was approximately $338,000 and $394,000 at December 31, 1996 and 1995, respectively.

    Rent expense for all operating leases for the years ended December 31, 1996 and 1995 was approximately $525,000 and $412,000, respectively.

 COVENANT NOT TO COMPETE

    The Company has a covenant not to compete agreement for which the Company pays $2.00 per ton of soil received for processing. These payments expire August, 1997. The expense for the covenant not to compete for 1996 and 1995 amounted to $336,546 and $503,980, respectively.

 MAGELLAN FINANCE CORPORATION OPTIONS

      The Company issued Magellan Finance Corporation (Magellan), a stockholder, an option to purchase up to 353,684 shares of the Company's common stock at $1.77 per share. This option was issued in connection with Magellan's issuance of convertible notes payable to the Company. These notes were retired in December 1996. The option expires on December 31, 1997. If Magellan does not exercise its option to purchase the shares, then the Company is obligated to issue the 353,684 shares to the historical stockholders, as defined, at no cost.

 LEGAL PROCEEDINGS

    The Company is subject to claims and legal actions that arise in the ordinary course of its business. The Company believes that the ultimate liability, if any, with respect to these claims and legal actions, will not have a material effect on the financial position or results of operations of the Company.


NOTE 13 - SUPPLEMENTAL CASH FLOW INFORMATION

    Supplemental disclosures of cash flow information:


                                                          1996        1995
       Cash paid during the year for:
           Interest                                    $ 170,252   $   4,352
           Income taxes                                $  50,000   $ 210,000

    Supplemental schedule of noncash investing and financing activities:

                                                          1996          1995

       Capital stock issued for acquisitions            $224,772    $      -
       Stockholder/director loans converted
         to capital stock                               $120,000    $  351,252
       Capital stock issued for deferred expenses       $    -      $  135,000



    The Company acquired the net assets of Earth Care Partners and Duratech Industries, Inc. for $26,200 during the year ended December 31, 1996. The details of the acquisitions were as follows:

       Fair value of assets acquired        $725,217
       Liabilities assumed                  (474,245)
       Capital stock issued                 (224,772)
       Cash paid                              26,200
       Less cash acquired                    (20,549)

           Net cash paid for acquisitions $    5,651


NOTE 14 - BUSINESS SEGMENT INFORMATION

    The Company operates in two industry segments: Plastic lumber and environmental recycling. The plastic lumber segment includes the production and marketing of recycled plastic lumber. The environmental recycling segment includes the treatment and removal of petroleum hydrocarbons from construction debris and contaminated soils. The Company's sales are solely within the United States.

    Summarized financial information by business segment for 1996 and 1995 is as follows:

                                                     1996            1995

Net sales:
    Plastic lumber                                 $1,885,303     $1,214,032
    Environmental recycling                         4,741,939      6,043,963

                                                   $6,627,242     $7,257,995

Operating income (loss):
    Plastic lumber (a)(b)                        $(3,279,195)   $(1,872,941)
    Environmental recycling                         (379,224)        824,224

                                                 $(3,658,419)   $(1,048,717)

Identifiable assets:
    Plastic lumber                                 $1,945,405     $1,683,359
    Environmental recycling                         2,565,277      4,751,545

                                                   $4,510,682     $6,434,904

Depreciation and amortization:
    Plastic lumber                                $   250,868    $   126,651
    Environmental recycling                           629,697        912,905

                                                  $   880,565     $1,039,556

Capital expenditures:
    Plastic lumber                                $   163,168    $   329,981
    Environmental recycling                           251,035          7,602

                                                  $   414,203    $   337,583

(a) 1996 includes special charges of $199,087 for facility abandonment costs.
(b) 1995 includes special charges of $950,800 for compensation in the form of stock to certain officers and employees for current and past services.


NOTE 15 - SUBSEQUENT EVENTS

ACQUISITIONS

    On January 27, 1997, the Company acquired Recycled Plastics Industries, Inc. (RPI) a recycled plastic lumber manufacturer. The stockholders of RPI received $1,200,000 in cash and 1,000,000 shares of the Company's common stock for a total purchase price of $1,200,000 which exceeded the fair value of the net assets of RPI by approximately $922,000. The excess will be recorded as goodwill and amortized on a straight-line basis over a forty-year period.

    On February 24, 1997, the Company acquired Advanced Remediation and Disposal Technologies, Inc. (ARDT), an environmental consulting and remediation company. The stockholders of ARDT received 300,000 shares of the Company's common stock and 30,000 stock options for a total purchase price of $525,000 which exceeded the fair value of the net assets of ARDT by approximately $422,000. The excess will be recorded as goodwill and amortized on a straight-line basis over a forty-year period. The purchase agreement also provides for the issuance of up to an additional 150,000 shares of the Company's common stock if ARDT meets certain profitability levels during the years ending December 31, 1997 and 1998. The additional shares will be issued at their then current fair value and allocated to goodwill.

    The acquisitions will be accounted for as a purchase and, accordingly, the results of operations of the acquired companies will be included with those of the Company for periods subsequent to the date of acquisition. The purchase price allocations are based on preliminary estimates of the fair value of the net assets acquired and are subject to adjustment as additional information becomes available.

    The unaudited proforma combined results of operations of the Company, RPI and ARDT for the year ended December 31, 1996 after giving effect to certain proforma adjustments are as follows:

        Net sales                                 $10,351,000
        Loss before extraordinary items         $ (3,577,000)
        Net loss                                $ (3,510,000)
        Primary loss per share:
             Loss before extraordinary item                $(.29)
             Extraordinary item                              .01

                  Net loss                                 $(.28)

    The foregoing unaudited proforma results of operations reflect adjustments for interest on notes issued to fund the purchase price, amortization of goodwill and depreciation on revalued property and equipment. They do not purport to be indicative of the results of operations which actually would have resulted had the combination been in effect on January 1, 1996, or of future results of operations of the consolidated entities.


                      INTEGRATED TECHNICAL SERVICES, INC.

                             FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

                  KUNTZ LESHER SIEGRIST & MARTINI LLP

                    CERTIFIED PUBLIC ACCOUNTANTS
                       215 S. CENTERVILLE ROAD
                           P. O. BOX 8408
                         LANCASTER, PA 17604
                            (717)394-5666
                          FAX (717)394-0693


                    INDEPENDENT ACCOUNTANTS' REPORT



To the Stockholders
Integrated Technical Services, Inc.



    We have audited the accompanying balance sheet of Integrated Technical Services, Inc. as of December 31, 1996, and the related statements of operations and retained earnings and cash flows for the year then ended. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Integrated Technical Services, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.







                                  KUNTZ LESHER SIEGRIST & MARTINI LLP
                                  CERTIFIED PUBLIC ACCOUNTANTS


Lancaster, Pennsylvania
August 7, 1997


                  INTEGRATED TECHNICAL SERVICES, INC.

                            BALANCE SHEETS


                                                       December 31,  March 31,
                                                          1996         1997
                                                       -----------  ----------
                                                                   (Unaudited)
       ASSETS

CURRENT ASSETS
   Cash and cash equivalents                           $   61,626 $   94,550
   Accounts receivable, net of allowance for
     doubtful accounts of $45,000 in 1996                 760,614  1,023,887
   Cost and estimated earnings in excess of
     billings on uncompleted contracts                      7,467    368,424
   Prepaid expenses                                        62,997     42,701
                                                        ---------  ---------
       TOTAL CURRENT ASSETS                               892,704  1,529,562

Property and equipment, net                               206,519    189,168
Deferred expenses, net                                      1,200        900

       TOTAL ASSETS                                    $1,100,423 $1,719,630
                                                        ---------  ---------
       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Current portion of long-term debt                   $  116,698 $   86,343
   Notes payable, stockholders                            115,000    115,000
   Accounts payable                                       391,431  1,015,113
   Accrued expenses                                       107,893     98,960
   Billings in excess of costs and estimated
     earnings on uncompleted contracts                     95,745     28,246
   Deferred income taxes                                   91,447    104,460
                                                        ---------  ---------
       TOTAL CURRENT LIABILITIES                          918,214  1,448,122

Long-term debt, net of current portion                     79,984     80,043
                                                        ---------  ---------
       TOTAL LIABILITIES                                  998,198  1,528,165

STOCKHOLDERS' EQUITY
   Common stock par value $1, authorized 1,000
     shares; issued and outstanding 1,000 shares            1,000      1,000
   Additional paid-in capital                               3,000      3,000
   Retained earnings                                       98,225    187,465
                                                        ---------  ---------
       TOTAL STOCKHOLDERS' EQUITY                         102,225    191,465
                                                        ---------  ---------
       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $1,100,423 $1,719,630
                                                        ---------  ---------


The accompanying notes are an integral part of the financial statements.


                 INTEGRATED TECHNICAL SERVICES, INC.

           STATEMENTS OF OPERATIONS AND RETAINED EARNINGS


                                                              For the Three
                                          For the Year Ended   Months Ended
                                           December 31, 1996  March 31, 1997
                                           -----------------  --------------
                                                               (Unaudited)

Revenue                                         $  3,905,783   $ 1,785,026

Cost of goods sold                                 3,225,836     1,483,824
                                                 -----------    ----------
   GROSS PROFIT                                      679,947       301,202

Selling, general and administrative expenses         735,236       188,586
                                                 -----------    ----------
   INCOME (LOSS) FROM OPERATIONS                     (55,289)      112,616

Interest expense                                      25,914         4,638
                                                 -----------    ----------
   INCOME (LOSS) BEFORE PROVISION FOR
     INCOME TAXES                                    (81,203)      107,978

Provision for income taxes                            12,548        18,738
                                                 -----------    ----------
   NET INCOME (LOSS)                                 (93,751)       89,240

Retained earnings - beginning of period              191,976        98,225
                                                 -----------    ----------
   RETAINED EARNINGS - END OF PERIOD            $     98,225   $   187,465
                                                 -----------    ----------





















The accompanying notes are an integral part of the financial statements.


                 INTEGRATED TECHNICAL SERVICES, INC.

                      STATEMENTS OF CASH FLOWS

                                                               For the Three
                                         For the Year Ended    Months Ended
                                          December 31, 1996   March 31, 1997
                                          -----------------   --------------
                                                                (Unaudited)

Cash flows from operating activities:
  Net income (loss)                               $ (93,751)    $  89,240
                                                   --------      --------
  Adjustments to reconcile net income (loss) to
   net cash provided by operating activities:
     Depreciation and amortization                   71,638        20,925
     Deferred income taxes                          (36,855)       13,013
     Increase (decrease) in cash due to changes
      in operating assets and liabilities:
       Accounts receivable                           (7,157)     (263,273)
       Cost and estimated earnings in excess of
        billings on uncompleted contracts            53,754      (360,957)
       Prepaid expenses                              48,485        20,296
       Accounts payable                             (35,602)      623,682
       Accrued expenses                              51,488        (8,933)
       Billings in excess of costs and estimated
        earnings on uncompleted contracts            59,220       (67,499)
                                                   --------      --------
          Total adjustments                         204,971       (22,746)
                                                   --------      --------
          NET CASH PROVIDED BY OPERATING
            ACTIVITIES                              111,220        66,494
                                                   --------      --------
Cash flows from investing activities:
  Capital expenditures                              (58,190)       (3,274)
                                                   --------      --------
          NET CASH USED IN INVESTING
            ACTIVITIES                              (58,190)       (3,274)
                                                   --------      --------
Cash flows from financing activities:
  Principal payments on notes payable
   - stockholders                                   (10,000)         -
  Principal payments on long-term debt             (102,602)      (30,296)
  Proceeds from issuance of long-term debt           15,000       -
                                                   --------      --------
          NET CASH USED IN FINANCING
            ACTIVITIES                              (97,602)      (30,296)
                                                   --------      --------
          NET INCREASE (DECREASE) IN CASH
            AND CASH EQUIVALENTS                    (44,572)       32,924

Cash and cash equivalent - beginning of the period  106,198        61,626
                                                   --------      --------
          CASH AND CASH EQUIVALENTS -
            END OF PERIOD                         $  61,626     $  94,550
                                                   --------      --------

The accompanying notes are an integral part of the financial statements.


                  INTEGRATED TECHNICAL SERVICES, INC.

                     NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 NATURE OF OPERATIONS

    Integrated Technical Services, Inc. is engaged in environmental remediation and consulting services. The Company's customers are located primarily in the state of New Jersey.

 USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

 CASH EQUIVALENTS

    The Company considers all highly liquid investments purchased with an original maturity of three months or less to be a cash equivalent.

 PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is computed for financial purposes by the use of the straight-line method over the estimated useful lives of the assets. Accelerated methods of computing depreciation are used for tax purposes. Upon sale or retirement, the cost and related accumulated depreciation of such assets are removed from the accounts and any resulting gain or loss realized is credited or charged to income for the period. Expenditures for maintenance and repairs are charged to income as incurred. Significant renewals, improvements and betterments are capitalized.

    Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121 - "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." The adoption of SFAS No. 121 did not have an impact on the Company's financial position or results of operations.

 REVENUE AND COST RECOGNITION

    Revenues are recognized for fixed-price contracts on the percentage-of-completion method measured by the total costs incurred to date to estimated total costs for each contract. Revenues from time-and-material contracts are recognized currently as the work is performed.

    Contract costs include all direct material, labor and other costs and those indirect costs related to contract performance, such as indirect labor, fringe benefits, general insurance, repairs and depreciation. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. No losses were anticipated on any jobs in process at December 31, 1996. Changes in job conditions and estimated profitability may result in revisions to costs and income and are recognized in the period in which such revisions are determined. An amount equal to contract costs attributable to claims is included in revenues when realization is probable and can be reliably estimated.

    The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts", represents revenues recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts", represents billings in excess of revenues recognized.

 INCOME TAXES

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year which the differences are expected to be settled or realized.

 ADVERTISING COSTS

    Advertising costs are charged to operations as incurred and were approximately $2,200 in 1996.

 CONCENTRATIONS OF CREDIT RISK

    Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash, cash equivalents and trade receivables. The Company maintains its cash and cash equivalents with various financial institutions which are located in the state of New Jersey. At December 31, 1996, the Company had bank balances of approximately $113,000 in excess of amount insured by federal deposit insurance. Trade receivables are concentrated primarily in the state of New Jersey. The Company generally does not require collateral from its customers.

 UNAUDITED INTERIM FINANCIAL STATEMENTS

    In the opinion of management, the Company has made all adjustments necessary for a fair presentation of financial position as of March 31, 1997, and of the results of operations, and cash flows for the three months ended March 31, 1997, as presented in the accompanying unaudited interim financial statements. The results of operations for the three month period ended March 31, 1997 are not necessarily indicative of the results to be expected for the full year.

NOTE 2 - COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS


      Costs incurred on uncompleted contracts               $284,136
      Estimated earnings on uncompleted contracts            139,399
                                                             423,535
      Less billings on uncompleted contracts                 511,813

                                                           $ (88,278)

    Included in the accompanying balance sheet under the following captions:
      Costs and estimated earnings in excess of
        billings on uncompleted contracts                 $    7,467
      Billings in excess of costs and estimated
        earnings on uncompleted contracts                    (95,745)

                                                           $ (88,278)

NOTE 3 - PROPERTY AND EQUIPMENT

    Property and equipment consist of the following at December 31, 1996:

      Machinery and equipment                               $180,162
      Vehicles                                               145,448
                                                             325,610
      Less accumulated depreciation                         (119,091)

                                                            $206,519

    Depreciation expense was $70,438 for the year ended December 31, 1996.

NOTE 4 - NOTES PAYABLE - STOCKHOLDERS

    The Company has notes payable from its stockholders, bearing interest ranging from 7.5% to 10%. The notes are payable on demand and are uncollateralized.


NOTE 5 - LONG-TERM DEBT

    Long-term debt consists of the following as of December 31, 1996:

 Notes payable, monthly principal and interest payments of
   $5,560, bearing interest at 9.0% to 10.45%, collateralized by
   related equipment.                                       $135,227

 Note payable, monthly principal and interest payments
   of $1,798, bearing interest at 10.75%, uncollateralized.   10,457

 Note payable, monthly principal and interest payments
   of $4,165, bearing interest at 9.81%, uncollateralized.    35,998

 Bank line of credit, bearing interest at prime plus 1.25%
   (9.50% as of December 31, 1996), maximum availability of
   $100,000.                                                  15,000
                                                             196,682
 Less current portion                                        116,698

                                                           $  79,984

    Future maturities of long-term debt are as follows:

       1997                                                 $116,698
       1998                                                   58,996
       1999                                                   17,848
       2000                                                    3,140

                                                            $196,682


NOTE 6 - INCOME TAXES

    The provision for income taxes includes federal and state taxes currently payable and those deferred because of temporary differences between financial statement and tax basis of assets and liabilities. The components of the provision for income taxes for the year ended December 31, 1996 are as follows:

    Current:
       Federal                                             $  36,849
       State                                                  12,554
                                                              49,403
    Deferred:
       Federal                                               (28,735)
       State                                                  (8,120)
                                                             (36,855)

                                                           $  12,548

    The following is a summary of the significant components of the Company's deferred tax assets and liabilities at December 31, 1996:

    Deferred tax assets:
       Accounts payable                                     $159,900
       Accrued expenses                                       23,302
       Billings in excess of costs and estimated
         earnings on uncompleted contracts                    36,062

           Gross deferred tax assets                         219,264

    Deferred tax liabilities:
       Accounts receivable                                   310,711

           Net deferred tax liabilities                    $  91,447


NOTE 7 - RELATED PARTY TRANSACTIONS

    The Company routinely subcontracts services to one of its stockholders. During the year ended December 31, 1996, such subcontracts amounted to approximately $277,000. As of December 31, 1996, $21,358 was included in accounts payable to the stockholder.


NOTE 8 - COMMITMENTS AND CONTINGENCIES

 OPERATING LEASE

    The Company leases a vehicle under a non-cancelable operating lease which expires in November 2000.

    Future minimum payments are as follows for the years ending December 31:
               1997                                   $    5,256
               1998                                        5,256
               1999                                        5,256
               2000                                        4,818

    Rent expense for the year ended December 31, 1996 was approximately
$15,200.

 LEGAL PROCEEDINGS

    The Company is subject to claims and legal actions that arise in the ordinary course of its business. The Company believes that the ultimate liability, if any, with respect to these claims and legal actions, will not have a material effect on the financial position or results of operations of the Company.


NOTE 9 - SUPPLEMENTAL CASH FLOW INFORMATION

    Supplemental disclosures of cash flow information for the year ended December 31, 1996:

       Cash paid during the year for:
           Interest                                    $  16,584
           Income taxes                                $      -

    Supplemental schedule of noncash investing and financing activities for the year ended December 31, 1996:

       Long-term debt issued for capital expenditures             $152,744

       Long-term debt issued for prepaid expenses                 $ 51,477

NOTE 10 - SUBSEQUENT EVENTS

    On March 31, 1997, the Company was acquired by U.S. Plastic Lumber Corp. (USPLC). The Company will continue to operate as a wholly-owned subsidiary of USPLC.


                          ENVIROPLASTICS  CORPORATION

                             FINANCIAL  STATEMENTS

                    YEARS ENDED DECEMBER 31, 1996 AND 1995

                                      AND

                        INDEPENDENT  AUDITORS'  REPORT

                          ENVIROPLASTICS  CORPORATION

                             FINANCIAL  STATEMENTS

                    YEARS ENDED DECEMBER 31, 1996 AND 1995


                               TABLE OF CONTENTS



                                                                       Page


Independent Auditors' Report                                             1


Financial Statements:

      Balance Sheets                                                     2

      Statements of Earnings (Loss) and Retained Earnings (Deficit)      3

      Statements of Cash Flows                                           4

      Notes to Financial Statements                                    5 - 9

                         LOVE, BOLLUS, LYNCH & ROGERS
                 Certified Public Accountants and Consultants
              10 Mechanic Street, Worcester, Massachusetts 01608
               Telephone 508-755-7107     Facsimile 508-755-3896














                         INDEPENDENT AUDITORS' REPORT



Board of Directors
EnviroPlastics Corporation


We have audited the accompanying balance sheets of EnviroPlastics Corporation as of December 31, 1996 and 1995, and the related statements of earnings
(loss) and retained earnings (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EnviroPlastics Corporation as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




                                    /s/ Love, Bollus, Lynch & Rogers







Worcester, Massachusetts
July 25, 1997

                                         ENVIROPLASTICS CORPORATION

                                               BALANCE SHEETS

                                         DECEMBER 31, 1996 AND 1995
                                                                                   Interim Unaudited
                                                                                   Financial Statements
                                                                                   For the Periods Ended
                                                                                           JUNE 30,
                                                           1996         1995          1997         1996
                                                         ---------    ---------    ---------    ---------
        Assets
Current assets
  Cash and cash equivalents                             $   81,650   $   87,539   $   62,251   $   43,687
  Accounts receivable, trade                               211,787       82,935      328,235      259,913
  Inventories                                               58,100       54,114       43,364       51,500
  Prepaid expense                                           55,333       50,674           -        15,621
                                                         ---------    ---------    ---------    ---------
        Total current assets                               406,870      275,262      433,850      370,721
                                                         ---------    ---------    ---------    ---------
Property and equipment                                   3,172,720    3,336,103    3,341,934    3,535,729
Less: Accumulated depreciation and amortization          1,055,434      882,569    1,211,434    1,032,569
                                                         ---------    ---------    ---------    ---------
                                                         2,117,286    2,453,534    2,130,500    2,503,160
                                                         ---------    ---------    ---------    ---------
Other assets
  Security and other deposits                               42,681       44,681       41,036       43,296
  Due from affiliate                                            -       115,215           -            -
  Deferred charge, net of amortization of
    $43,874 in 1995                                             -        95,657           -        89,657
                                                         ---------    ---------    ---------    ---------
                                                            42,681      255,553       41,036      132,953
                                                         ---------    ---------    ---------    ---------
                                                        $2,566,837   $2,984,349   $2,605,386   $3,006,834
                                                         ---------    ---------    ---------    ---------

                                                                                   Interim Unaudited
                                                                                   Financial Statements
                                                                                   For the Periods Ended
                                                                                          JUNE 30,
                                                           1996         1995          1997         1996
                                                         ---------    ---------    ---------    ---------
        Liabilities and Stockholders' Equity
Current liabilities
  Current maturities of long-term debt                $   199,790  $  1,267,900  $   119,033   $  124,451
  Accounts payable, trade                                 542,670       387,109      886,679      341,600
  Accrued and other liabilities                            36,425        31,340       75,506       24,731
  Deferred revenue                                         53,400            -            -            -
                                                         ---------    ---------    ---------    ---------
        Total current liabilities                         832,285     1,686,349    1,081,218      490,782
                                                         ---------    ---------    ---------    ---------
Long-term debt, less current maturities                   983,079     2,048,537    1,277,350    3,064,637
                                                         ---------    ---------    ---------    ---------


Stockholders' equity
  Common stock, $.01 par value, 200,000
    shares authorized, 22,692 shares
    issued and outstanding                                    227           227          227          227
  Additional paid-in capital                              299,773       299,773      299,773      299,773
  Retained earnings (deficit)                             451,473    (1,050,537)     (53,182)    (848,585)
                                                         ---------    ---------    ---------    ---------
                                                          751,473      (750,537)     246,818     (548,585)
                                                         ---------    ---------    ---------    ---------

                                                        $2,566,837   $2,984,349   $2,605,386   $3,006,834
                                                         ---------    ---------    ---------    ---------

See accompanying notes to financial statements.

                                         ENVIROPLASTICS CORPORATION

                    STATEMENTS  OF  EARNINGS  (LOSS)  AND  RETAINED  EARNINGS  (DEFICIT)

                                   YEARS  ENDED DECEMBER 31, 1996 AND 1995
                                                                                  Interim Unaudited
                                                                                  Financial Statements
                                                                                  For the Periods Ended
                                                                                          JUNE 30,
                                                       1996           1995           1997          1996
                                                   ----------     ----------     ----------    ----------
Revenue                                           $ 5,229,915    $ 7,187,469    $ 2,891,508   $ 2,440,423

Cost of revenue                                     4,529,969      6,360,022      3,125,953     1,916,915
                                                   ----------     ----------     ----------    ----------
Gross profit                                          699,946        827,447       (234,445)      523,508

General and administrative expenses                   478,220        220,547        285,019       232,641
                                                   ----------     ----------     ----------    ----------
Operating profit                                      221,726        606,900       (519,464)      290,867
                                                   ----------     ----------     ----------    ----------
Other income (expenses)
  Interest income                                          -             408             -             -
  Interest expense                                   (161,543)      (217,280)       (51,639)      (90,121)
  Loss on advance - affiliate                        (147,851)            -              -             -
  Miscellaneous income                                     -              -          97,822         1,206
  Loss on acquisition of building                     (66,297)            -              -             -
  Loss on disposal of property and equipment         (138,004)            -              -             -
                                                   ----------     ----------     ----------    ----------
                                                     (513,695)      (216,872)        46,183       (88,915)
                                                   ----------     ----------     ----------    ----------
Earnings (loss) before income taxes and
  extraordinary item                                 (291,969)       390,028       (473,281)      201,952

Income taxes                                           13,251          8,908             -             -
                                                   ----------     ----------     ----------    ----------
Earnings (loss) before extraordinary item            (305,220)       381,120       (473,281)      201,952

Extraordinary item
  Forgiveness of debt                               1,807,230             -              -             -
                                                   ----------     ----------     ----------    ----------
Net earnings (loss)                                 1,502,010        381,120       (473,281)      201,952

Retained earnings (deficit), beginning of year     (1,050,537)    (1,431,657)       451,473    (1,050,537)

Less: Distributions to stockholders                        -              -         (31,374)           -
                                                   ----------     ----------     ----------    ----------
Retained earnings (deficit), end of year          $   451,473    $(1,050,537)   $   (53,182)  $  (848,585)
                                                   ----------     ----------     ----------    ----------


See accompanying notes to financial statements.

                                               ENVIROPLASTICS CORPORATION

                                               STATEMENT  OF  CASH  FLOWS

                                         YEARS  ENDED DECEMBER 31, 1996 AND 1995
                                                                                        Interim Unaudited
                                                                                       Financial Statements
                                                                                       For the Periods Ended
                                                                                              JUNE 30,
                                                          1996           1995            1997           1996
Cash flows from operating activities:
  Net earnings (loss)                                 $ 1,502,010    $  381,120     $  (473,281)    $  201,952
                                                       ----------     ---------      ----------      ---------
  Adjustments to reconcile net earnings to net cash
    provided by (used in) operating activities:
      Loss on advance to affiliate                        147,851            -               -         115,215
      Depreciation and amortization                       315,861       295,358         156,000        156,000
      Forgiveness of debt                              (1,807,230)           -               -             -
      Loss on disposal of property and equipment          138,004            -               -             -
      Distributions to stockholders                            -             -          (31,374)           -
      (Increase) decrease in operating assets:
        Accounts receivable, trade                       (128,852)      327,002        (116,448)      (176,978)
        Inventories                                        (3,986)       54,059          14,736          2,614
        Prepaid expenses                                   (4,659)      (14,534)         55,333         35,053
      Increase (decrease) in operating liabilities:
        Accounts payable, trade                           155,561      (263,503)        344,009        (45,509)
        Accrued and other liabilities                       5,085        (9,634)         39,081         (6,609)
        Deferred revenue                                   53,400            -          (53,400)            -
                                                       ----------     ---------      ----------      ---------
          Total adjustments                            (1,128,965)      388,748         407,937         79,786
                                                       ----------     ---------      ----------      ---------
          Net cash provided by (used in) operating
            activities                                    373,045       769,868         (65,344)       281,738
                                                       ----------     ---------      ----------      ---------
Cash flows from investing activities:
  Expenditures for property and equipment                (106,617)     (395,717)       (169,214)      (199,626)
  (Increase) decrease in security and other deposits        2,000        19,966           1,645          1,385
  Advance to affiliate                                    (32,636)      (49,655)             -              -
                                                       ----------     ---------      ----------      ---------
          Net cash provided by (used in) investing
            activities                                   (137,253)     (425,406)       (167,569)      (198,241)
                                                       ----------     ---------      ----------      ---------
Cash flows from financing activities:
  Additional borrowing from long-term debt                     -             -          300,000             -
  Principal payments of long-term debt                   (241,681)     (292,266)        (86,486)      (127,349)
                                                       ----------     ---------      ----------      ---------
          Net cash provided by (used in) financing
            activities                                   (241,681)     (292,266)        213,514       (127,349)
                                                       ----------     ---------      ----------      ---------

Net increase (decrease) in cash and cash equivalents       (5,889)       52,196         (19,399)       (43,852)

Cash and cash equivalents, beginning of year               87,539        35,343          81,650         87,539
                                                       ----------     ---------      ----------      ---------
Cash and cash equivalents, end of year                $    81,650    $   87,539     $    62,251     $   43,687
                                                       ----------     ---------      ----------      ---------
Supplemental disclosures of cash flow information
  Cash paid during the period for:
    Interest                                          $   114,482    $  146,705     $    51,369     $   90,121
    Income taxes                                            9,531         2,120              -              -

See accompanying notes to financial statements.

                                                            4
/TABLE

                          ENVIROPLASTICS  CORPORATION

                       NOTES  TO  FINANCIAL  STATEMENTS

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of business
       EnviroPlastics Corporation recycles post consumer plastics into high quality clear and colored resins that are sold as raw materials for plastic products. A significant amount of sales for both years were primarily generated by one customer.

  Accounting estimates
       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses. Actual results could differ from those estimates.

  Cash and cash equivalents
       For financial statement purposes, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

  Inventories
       Inventories are valued at the lower of cost or market. Raw materials mainly consist of recycled milk bottles and colored laundry detergent bottles. Cost is determined principally on the basis of the first-in, first-out (FIFO) method.

  Property and equipment
       Property and equipment are carried at cost. Depreciation and amortization are computed using the straight-line method.

  Deferred charge
       Deferred charge represents legal fees and other costs incurred in organizing the Company and negotiating the Master Recycling Agreement as discussed in Note 5. Because of the termination of the Master Recycling Agreement, the balance of the unamortized charge was fully amortized in 1996.

  Income taxes
       The Company has elected to be taxed as a small business corporation under the provisions of the Internal Revenue Code (S Corporation). Under those provisions, the Company does not pay federal and only certain state corporate income taxes on its taxable income. Instead, the stockholders are liable for individual income taxes on their respective shares of the Company's taxable income. The Company distributes earnings to the stockholders to the extent necessary to pay these income taxes.

  Impairment of long-lived assets
       During 1996, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of ". SFAS No. 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Adoption of this statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

  Deferred revenue
       Deferred revenue represents advanced payments on product sales.


                          ENVIROPLASTICS  CORPORATION

                        NOTES  TO  FINANCIAL STATEMENTS
                                  (Continued)

2 - INVENTORIES
       Inventories consist of the following:
                                                          1996         1995
 Raw materials                                           $41,500      $31,204
 Work in process                                           4,000        9,910
 Finished goods                                           12,600       13,000
                                                         $58,100      $54,114

3 - PROPERTY AND EQUIPMENT
       Property and equipment, together with estimated useful lives, consists of the following:

                                           Estimated
                                          Useful Lives    1996        1995
 Leasehold improvements                      31 years $   100,476 $   100,476
 Manufacturing system                        10 years   1,790,374   2,060,374
 Manufacturing support equipment        10 - 12 years   1,142,721   1,036,104
 Office furniture and fixtures                7 years     139,149     139,149
                                                       $3,172,720  $3,336,103

       Depreciation and amortization expense was $304,861 and $283,358 in 1996 and 1995, respectively.

4 - LONG-TERM DEBT
       Long-term debt consists of the following:
                                                             1996        1995
  Note payable - Bank.  Collateralized by primary
   lien on all assets of the business and is guaranteed
   by four of the Company's stockholders.  Due in monthly
   principal payments of $7,083, plus interest at the
   prime rate plus 2%, through September 1998, at which
   time the entire principal and interest shall be due
   and payable.                                           $403,738    $488,750

  Note payable - Guaranteed by the Small Business
   Administration. Collateralized by secondary lien on
   all assets of the business and is guaranteed by four
   of the Company's stockholders. Due in monthly payments
   of $9,288 including interest at 7.565%, through April
   2002.                                                   462,319     531,450

  Economic Development note payable - Town of Auburn,
   MA.  Subordinated loan collateralized by third lien
   on all assets of the business and is guaranteed by
   four of the Company's stockholders.  Due in monthly
   payments of $6,293, including interest at 10% through
   December 1998, at which time the entire principal is
   due and payable.                                        316,812     395,411




                          ENVIROPLASTICS  CORPORATION

                       NOTES  TO  FINANCIAL  STATEMENTS
                                  (Continued)

4 - LONG-TERM DEBT  (Continued)
                                                             1996        1995
  Bond payable - Occidental Chemical Corporation.
   Interest is being accrued at a rate of 8.5%
   compounded quarterly payable on the maturity date
   of the bond which is September 1, 1996.  The bond
   is convertible to common shares of the company at
   any time after the maturity date up to and
   including September 1, 2001.                               -        980,826

  Advance payable - Occidental Chemical Corporation.
   Collateralized by primary lien on the equipment
   purchased from the proceeds of this Advance. Due
   December, 1997, provided certain financial
   covenants are maintained.                                  -        864,000

  Economic Development note payable - Town of Auburn,
   MA. Collateralized by second mortgages on four of
   the Company's stockholders' principal residences.
   Due in monthly payments of $7,200, plus interest
   at 7.5% through May, 1996.                                 -         36,000

  Note payable - Other collateralized by equipment.
    Due in monthly installments of $5,000,
    through April, 1996.                                     -          20,000

                                                         1,182,869   3,316,437
 Less: Current Maturities of long-term debt                199,790   1,267,900
                                                        $  983,079  $2,048,537

            Maturities of long-term debt in subsequent years are as follows:

  1997                                                 $   199,790
  1998                                                     675,692
  1999                                                      86,682
  2000                                                      93,472
  2001                                                     100,794
  Thereafter                                                26,439
                                                        $1,182,869

       The debt contains certain usual financial covenants which the company was not in compliance with at December 31, 1996. Management is currently in negotiations to resolve the defaults. Management believes that they will be able to successfully negotiate the debt and therefore the presentation has remained consistent with the original terms and conditions.

5 - FORGIVENESS OF DEBT

       EnviroPlastics and Occidental Chemical Corporation, a New York Corporation ("Oxychem"), entered into an agreement dated August 30, 1991, amended on April 15, 1993 (as amended, the "Master Recycling Agreement"), wherein EnviroPlastics agreed to supply Oxychem with quantities of post-consumer recycled plastic. The initial term of the agreement was 15 years.


                          ENVIROPLASTICS  CORPORATION

                       NOTES  TO  FINANCIAL  STATEMENTS
                                  (Continued)

5 - FORGIVENESS OF DEBT  (Continued)

       Contemporaneously with the Master Recycling Agreement, Enviroplastics entered into an agreement with Oxychem dated as of August 30, 1991 (the "Bond Purchase Agreement") in which Oxychem advanced funds to EnviroPlastics to fund the design, procurement, construction, start up and initial capital requirements to construct and operate a facility for the processing of post consumer recycled plastic.

       Under the terms of the Bond Purchase Agreement, EnviroPlastics issued and delivered to Oxychem, a bond dated August 30, 1991 in the principal amount of $1,027,887 for the original issue discounted price of $675,000 (the "Bond"), due on September 1, 1996.

       Under an intercreditor agreement dated April 15, 1993 between EnviroPlastics, Oxychem, Shawmut Bank, N.A. and the United States Small Business Administration, Oxychem advanced EnviroPlastics an additional $864,000 for working capital with regard to the operation of the plastic recycling facility (as defined in the intercreditor agreement, the "Oxychem Advance").

       On May 1, 1995, Lyondell acquired certain assets of Oxychem and as a result, became the successor in interest to Oxychem in the Master Recycling Agreement, the Bond Purchase Agreement, the Bond, and the Oxychem Advance.

       On November 30, 1996, EnviroPlastics and Lyondell mutually agreed to terminate the Master Recycling Agreement. Under the terms of the agreement, Lyondell forever canceled, released and forgave the obligation of EnviroPlastics to redeem the bond and to pay the interest accrued since the issuance of the bond. As of the date of the Agreement, the principal amount due on the bond was $1,027,887. In addition, Lyondell forgave, canceled and released the Company from any obligation under the Oxychem Advance in the amount of $864,000.

       The forgiveness of debt is presented as an extraordinary item in the Statement of Earnings (Loss) and Retained Earnings (Deficit). It is comprised of $1,891,887 of the total principal due to Lyondell on the date of forgiveness, net of the remaining unamortized deferred charges of $84,657.


6 - MAJOR CUSTOMERS

       The approximate sales and accounts receivable, trade and related percentages to the Company's major customers were as follows:

                                             Sales for the year ended
                                     December 31, 1996  December 31, 1995
Customer                                  Amount     %       Amount     %

     A                                 $4,491,281  85.9%  $6,731,469  94.0%

                                             Accounts receivable, trade
                                        December 31, 1996  December 31, 1995
 Customer                                  Amount     %        Amount    %

     A                                    $15,486   7.2%     $52,735  60.8%


                          ENVIROPLASTICS CORPORATION

                       NOTES  TO  FINANCIAL  STATEMENTS
                                  (Continued)

7 - RELATED PARTY TRANSACTIONS

       The Company made operating advances to an affiliated company, EnviroProducts Corporation, to support general business activities. The balance due to the Company as of December 31, 1995 was $115,215 which increased to a total of $147,851 during 1996. EnviroProducts suspended operations during 1996 and was unable to repay the Company. As a result, the company wrote off the $147,851 due from the affiliate.


8 - LOSS ON ACQUISITION OF BUILDING

       The Company made a $5,000 security deposit and incurred $66,297 of pre-development costs for a new production facility. The efforts to purchase the building were terminated in 1996 due to factors outside of the company's control. As a result, the $66,297 was recorded as a loss in 1996. The $5,000 security deposit was returned to the company early in 1997.


9 - CONCENTRATION OF CREDIT RISK

       The Company maintains cash balances with a financial institution. The balances at this institution are insured by the Federal Deposit Insurance Corporation. The uninsured cash balances totaled $59,000 as of December 31, 1996.


10 - LEASE OF BUILDING

       The Company's five year lease that began July 1, 1991, expired on June 30, 1996. The rent expense payment at the end of the lease agreement was $6.50 per square foot. The Company and lessor amended the lease to extend the term by one year, beginning July 1, 1996, and negotiated the rent payment to remain the same as of June 30, 1996. The rent expense was $255,627 and $209,337 for December 31, 1996 and 1995 respectively.


11 - INTERM UNAUDITED FINANCIAL STATEMENTS

       In the opinion of management, the accompanying financial statements of EnviroPlastics Corporation (the "Company") includes all adjustments necessary to present fairly the financial position, results of operations, and cash flows for the periods presented. These financial statements should be read in connection with the financial statements and notes thereto included in the December 31, 1996 and 1995 financial statements of the Company. The results of operations for the six months ended June 30, 1997 and 1996 are not necessarily indicative of the results expected for the year.











                  U. S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                   UNAUDITED

                  U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                  (Unaudited)


      The following unaudited pro forma consolidated financial statements gives effect to the combination of U.S. Plastic Lumber Corp. and Subsidiaries (the "Company") with RPI (acquired January 27, 1997), ARDT (acquired February 24, 1997), ESP (acquired March 28, 1997), ITS (acquired March 31, 1997), and EPC (acquired June 30, 1997). The pro forma consolidated financial statements are based on the historical financial statements of the Company, RPI, ARDT, ESP, ITS and EPC and estimates and assumptions set forth below and in the notes to the pro forma consolidated financial statements.

      The pro forma consolidated statements of operations presents pro forma results from operations for the year ended December 31, 1996 and the six month period ended June 30, 1997. For purposes of the pro forma consolidated statements of operations, the acquisitions of RPI, ARDT, ESP, ITS and EPC are included as if the acquisitions had been made on January 1, 1996. The pro forma consolidated statements of operations for the year ended December 31, 1996 includes: (i) the audited financial information of the Company for the year ended December 31, 1996; (ii) the audited financial information of ITS and EPC for the year ended December 31, 1996; and (iii) the unaudited financial information of RPI, ARDT and ESP for the year ended December 31, 1996.

      The pro forma consolidated statement of operations for the six months ended June 30, 1997 includes: (i) the unaudited financial information of the Company for the six months ended June 30, 1997 (which includes RPI for the five months ended June 30, 1997, ARDT for the four months ended June 30, 1997, and ESP and ITS for the three months ended June 30, 1997); (ii) the unaudited financial information of RPI for the one month period ended January 31, 1997;
(iii) the unaudited financial information of ARDT for the two months ended February 28, 1997; (iv) the unaudited financial information of ESP and ITS for the three months ended March 31, 1997 and (v) the unaudited financial information of EPC for the six months ended June 30, 1997.

      Pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deems appropriate. The unaudited pro forma consolidated financial statements presented herein are not necessarily indicative of the results the Company would have obtained had such events occurred at the beginning of the period, as assumed, or the future results of the Company.

                    U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES
                  PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                   (Unaudited)

                                                                                                                      PRO FORMA
                                                                                                                     CONSOLIDATED
                                                                                                         PRO FORMA    STATEMENT
                                 USPLC        RPI        ARDT        ESP         ITS         EPC       ADJUSTMENTS  OF OPERATIONS
                              ----------   ---------   ---------   ---------   ---------   ---------   -----------  -----------
Net sales                    $ 6,627,242  $1,395,322  $2,343,047  $1,036,303  $3,905,783  $5,229,915  (a)$(425,000) $20,112,612
                                                                                                      (c)  (77,000)
Cost of goods sold             6,356,786     949,182   1,624,935     737,979   3,225,836   4,529,969  (a) (425,000)  16,922,687
                              ----------   ---------   ---------   ---------   ---------   ---------   -----------   ----------
 GROSS PROFIT                    270,456     446,140     718,112     298,324     679,947     699,946        77,000    3,189,925

General and admin-
istrative expenses             3,729,788     233,791     808,685     286,539     735,236     478,220  (b)   68,000    6,340,259
Abandonment loss                 199,087        -           -           -           -         66,297          -         265,384
                              ----------   ---------   ---------   ---------   ---------   ---------   -----------   ----------
 OPERATING INCOME (LOSS)      (3,658,419)    212,349     (90,573)     11,785     (55,289)    155,429         9,000   (3,415,718)

Interest income                   56,272       1,608        -           -           -           -             -          57,880
Interest expense                 (77,372)    (23,744)    (14,662)     (1,524)    (25,914)   (161,543)  (d)  43,000     (347,759)
Other income (expense)              -            452       3,069        -           -       (285,855)        -        (282,334)
                              ----------   ---------   ---------   ---------   ---------   ---------   -----------   ----------
 INCOME (LOSS) BEFORE PRO-
 VISION FOR INCOME TAXES
 AND EXTRAORDINARY ITEMS      (3,679,519)    190,665    (102,166)     10,261     (81,203)   (291,969)      (34,000)  (3,987,931)
Provision for income taxes       (61,516)      1,762        -          1,929      12,543      13,251   (e) (66,000)     (98,026)
                              ----------   ---------   ---------   ---------   ---------   ---------   -----------   ----------
 INCOME (LOSS) BEFORE
 EXTRAORDINARY ITEMS          (3,618,003)    188,903    (102,166)      8,332     (93,751)   (305,220)       32,000   (3,889,905)
Extraordinary items,
 net of taxes                     66,859        -           -           -           -      1,807,230   (f)(741,000)   1,133,089
                              ----------   ---------   ---------   ---------   ---------   ---------   -----------   ----------
 NET INCOME (LOSS)           $(3,551,144) $  188,903  $ (102,166) $    8,332  $  (93,751) $1,502,010   $  (709,000) $(2,756,816)
                              ----------   ---------   ---------   ---------   ---------   ---------    ----------   ----------
Primary loss per share:
Loss before extra-
 ordinary items                                                                                                     $     (.30)
Extraordinary items                                                                                                        .09
                                                                                                                     ---------
            NET LOSS                                                                                                $     (.21)
                                                                                                                     ---------
Weighted-average number of
 shares outstanding                                                                                     (g)         12,930,358
                                                                                                                     ----------

See accompanying notes to the pro forma
  consolidated financial statements.

                    U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES
                  PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                 (Unaudited)

                                                                                                                      PRO FORMA
                                                                                                                     CONSOLIDATED
                                                                                                         PRO FORMA    STATEMENT
                                   USPLC        RPI        ARDT       ESP         ITS         EPC      ADJUSTMENTS  OF OPERATIONS
                                ----------   ---------   --------   --------   ---------   ---------   -----------  -------------
Net sales                       $7,440,597   $  82,868  $  38,276  $ 147,145  $1,785,026  $2,891,508  (a)$(951,000) $11,434,420

Cost of goods sold               5,286,679      62,604     59,984    137,434   1,483,824   3,125,953  (a) (951,000)   9,168,778
                                                                                                      (c)  (36,700)
                                ----------   ---------   --------   --------   ---------   ---------   -----------  -----------
 GROSS PROFIT                    2,153,918      20,264    (21,708)     9,711     301,202    (234,445)       36,700    2,265,642

General and admin-
istrative expenses               1,938,369      13,032     38,432    131,545     188,586     285,019  (b)   23,000    2,617,983
                                ----------   ---------   --------   --------   ---------   ---------   -----------  -----------
 OPERATING INCOME (LOSS)           215,549       7,232    (60,140)  (121,834)    112,616    (519,464)       13,700     (352,341)

Other income                          -           -          -          -           -         97,822          -          97,822
Interest income                     21,622         189       -          -           -           -             -          21,811
Interest expense                   (63,535)     (2,055)    (1,911)    (1,693)     (4,638)    (51,639) (d)    2,900     (122,571)
                                ----------   ---------   --------   --------   ---------   ---------   -----------  -----------
 INCOME (LOSS) BEFORE
  PROVISION FOR INCOME
  TAXES                            173,636       5,366    (62,051)  (123,527)    107,978    (473,281)       16,600     (355,279)

Provision for income taxes            -           -          -       (29,918)     18,738        -     (e)   11,180          -
                                ----------   ---------   --------   --------   ---------   ---------   -----------  -----------
 NET INCOME (LOSS)              $  173,636   $   5,366  $ (62,051) $ (93,609) $   89,240  $ (473,281) $      5,420  $  (355,279)
                                ----------   ---------   --------   --------   ---------   ---------   -----------  -----------

Primary loss per share:
      Net loss                                                                                                      $      (.03)
                                                                                                                    -----------
Weighted-average number of
  shares outstanding                                                                                  (g)            13,535,071
                                                                                                                     ----------

See accompanying notes to the pro forma
  consolidated financial statements.

                  U. S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                  (Unaudited)





1.    Unaudited Pro Forma Consolidated Statement of Operations Adjustments

      (a)   Adjustment to eliminate intercompany sales.

      (b) Adjustment to reflect the increase in amortization expense for the goodwill recorded related to the acquisitions. The goodwill is being amortized on a straight-line basis over an estimated life of 40 years.

      (c) Adjustment to reflect the decrease in depreciation expense for property and equipment recorded at their estimated fair value and depreciated over their estimated future lives.

      (d) Adjustment to reflect the net increase in interest expense for notes issued to fund the RPI acquisition and for notes not assumed in the acquisition of ARDT.

      (e) Adjustment to income taxes for benefit of the consolidated entities.

      (f) Adjustment to provide income taxes on extraordinary item for entity treated as subchapter S corporation had they been subject to federal and state income taxes for the periods presented.

      (g) The weighted average shares outstanding used to calculate pro forma primary loss per share is based on the historical average number of shares of common stock of the Company outstanding during the period adjusted for the acquisitions as if they had occurred on January 1, 1996. Common stock equivalents have been excluded as they are anti-dilutive. Fully diluted loss per share amounts are not presented as they are anti-dilutive. The loss before extraordinary items and net loss has been adjusted for dividends on convertible preferred stock.

No dealer, salesman or other person
is authorized to give any
information or to make any
representations other that those
contained in this Prospectus in
connection with the offer made
hereby.  If given or made, such
information or representations must
not be relied upon as having been
authorized by the Company.  This
Prospectus does not constitute an
offer to sell or a solicitation of
an offer to buy any of the
securities covered hereby in any
jurisdiction or to any person to
whom it is unlawful to make such
offer or solicitation in such
jurisdiction.  Neither the delivery
of this Prospectus nor any sale made
hereunder shall, in any
circumstances, create any
implication that there has been no
change in the affairs of the Company
since the date hereof.

      TABLE OF CONTENTS           Page

AVAILABLE INFORMATION. . . . . . .   2

PROSPECTUS SUMMARY . . . . . . . .   3

RISK FACTORS . . . . . . . . . . .   5

DILUTION . . . . . . . . . . . . .  10

USE OF PROCEEDS. . . . . . . . . .  11

MARKET INFORMATION & DIVIDEND
      POLICY . . . . . . . . . . .  11

MANAGEMENT'S DISCUSSION AND
      ANALYSIS . . . . . . . . . .  12

BUSINESS . . . . . . . . . . . . .  19

MANAGEMENT . . . . . . . . . . . .  31

PRINCIPAL SHAREHOLDERS . . . . . .  37

CERTAIN TRANSACTIONS . . . . . . .  38

DESCRIPTION OF SECURITIES. . . . .  44

SHARES ELIGIBLE FOR FUTURE
      SALE . . . . . . . . . . . .  48

PLAN OF DISTRIBUTION . . . . . . .  48

LEGAL MATTERS. . . . . . . . . . .  49

EXPERTS. . . . . . . . . . . . . .  49

FINANCIAL STATEMENTS . . . . See Index

                                                   U.S. PLASTIC LUMBER CORP.



                                                        950,000 Shares








                                                         Common Stock






                                                          PROSPECTUS





                                                                      , 1997

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  Indemnification of Directors and Officers

The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

(a) Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

1. A corporation may indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)  By the stockholders;

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than director of officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person."

(b) The registrant's Articles of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Nevada Business Corporation Act.

ITEM 25.  Other Expenses of Issuance and Distribution*

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the registrant in connection with the maximum offering for the securities included in this registration statement:

                                            Amount

SEC registration fee                     $    719.70
Blue sky fees and expenses                  5,000.00
Printing and shipping expenses              2,500.00
Legal fees and expenses                    45,000.00
Accounting fees and expenses               10,000.00
Transfer and Miscellaneous expenses        11,780.30
                                         -----------
       Total                             $ 75,000.00

*  All expenses are estimated except the Commission filing fee.

ITEM 26.  Recent Sales of Unregistered Securities

During 1994, the Company (which was then known as Front Street, Inc.), issued 18,750,000 shares (pre-split) in February and 15,000,000 shares (pre-split) in June, in connection with the acquisitions of Educational Storybooks, Inc. and one other company, both of which were privately held companies, in stock for stock exchanges which were intended to be tax free reorganizations under
Section 368(a) of the Internal Revenue Code. Later that same year, these acquisitions were both rescinded and the stock issued was cancelled. These transactions were not registered under the Securities Act of 1933 (the "Act") in reliance on the exemption from registration in Section 4(2) of the Act, as transactions not involving any public offering. These securities were issued as restricted securities and the certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.

In October, 1995, the Company (which was then known as Educational Storybooks International, Inc.) issued 200,000 shares (pre-split) for $10,000 in a private placement. This transaction was not registered under the Act in reliance on the exemption from registration in Section 4(2), as transactions not involving any public offering. These securities were issued as restricted securities and the certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.

In March, 1996, the Company entered into an Agreement and Plan of Reorganization with Earth Care Global Holdings, Inc. ("Earth Care"), pursuant to which the Company reverse split its common stock on a 1 for 16 basis, and then issued 4,196,316 post split shares of its authorized but previously unissued common stock to the shareholders of Earth Care to acquire all the issued and outstanding stock of Earth Care in a stock for stock exchange, which was intended to be a tax free reorganization under Section 368(a) of the Internal Revenue Code, and was accounted for, for financial reporting purposes, as an acquisition by Earth Care of the Company. This transaction was not registered under the Act in reliance on the exemption from registration in Section 4(6) of the Act, as an offering made to accredited investors, all of whom were officers and directors of Earth Care and/or represented that they were otherwise accredited investors. These securities were issued as restricted securities and the certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.

As a condition precedent to the closing of the Earth Care acquisition, the Company raised $1,000,000 of capital through an offering of its securities. The offering was completed and the acquisition closed on or about March 28, 1996. These transactions were not registered under the Act in reliance on the exemption from registration in Section 3(b) of the Act, and Rule 504 of Regulation D promulgated thereunder, in that securities with an aggregate offering price not exceeding $1,000,000 were offered and sold by an issuer that was not subject to the reporting requirements of the Securities Exchange Act of 1934, and was not an investment company or a company that had no specified business purpose.

In April, 1996 the Company acquired all of the assets of DuraTech Industries. The Company issued 24,772 post-split shares of its authorized but previously unissued common stock to the shareholders of Duratech to acquire all the issued and outstanding stock of Duratech in a stock for stock exchange which was intended to be a tax free reorganization under Section 368(a) of the Internal Revenue Code. This transaction was not registered under the Act in reliance on the exemption from registration in Section 4(2), as transactions not involving any public offering. These securities were issued as restricted securities and the certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.

In December, 1996, the Company formed the Clean Earth division, that acquired in a pooling of interest a wholly owned subsidiary, Clean Earth of New Castle, Inc. The Company issued 5,400,000 post-split shares of its authorized but previously unissued common stock to the shareholder of Clean Earth to acquire all the issued and outstanding stock of Clean Earth in a stock for stock exchange which was intended to be a tax free reorganization under Section 368(a) of the Internal Revenue Code. This transaction was not registered under the Act in reliance on the exemption from registration in Section 4(2), as transactions not involving any public offering. These securities were issued as restricted securities and the certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.

In January, 1997, the Company acquired Recycled Plastics Industries, Inc.
(RPI), located in Green Bay, Wisconsin. The Company paid $1,200,000 cash and issued 1,000,000 shares of its Common Stock to the shareholders of RPI in the acquisition. This transaction was not registered under the Act in reliance on the exemption from registration in Section 4(2), as transactions not involving any public offering. These securities were issued as restricted securities and the certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.

In February, 1997, the Company acquired Advanced Remediation and Disposal Technologies, Inc. (ARDT). ARDT is engaged in environmental consulting and clean up of contaminated sites primarily involving water and soils. The Company issued 300,000 shares of its Common Stock to the former shareholders of ARDT. This transaction was not registered under the Act in reliance on the exemption from registration in Section 4(2), as transactions not involving any public offering. These securities were issued as restricted securities and the certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.

During the period from June, 1997 through February, 1997, the Company has offered and sold 193,970 shares of Class A Preferred Stock to investors at $20 per share, and raised $3,879,400 in proceeds, and subsequently issued an additional 5,279 shares in stock dividends on these shares. These transactions were not registered under the Act in reliance on the exemption from registration in Section 4(2), as transactions not involving any public offering. These securities were issued as restricted securities and the certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.

During 1996, the Company issued a total of 5,565 shares of Common Stock pursuant to the exercise of outstanding options held by two individuals who were officers or directors of the Company. In 1997, the Company issued 500 shares to directors for attendance at meetings. These transactions were not registered under the Act in reliance on the exemption from registration in
Section 4(2), as transactions not involving any public offering. These securities were issued as restricted securities and the certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.

During February, 1997, the Company issued 187,500 shares in connection with and as partial consideration for the licensing agreement with Rutgers University. These transactions were not registered under the Act in reliance on the exemption from registration in Section 4(2), as transactions not involving any public offering. The securities were issued as restricted securities and certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.

On March 28, 1997, the Company acquired Environmental Specialties Plastics
(ESP), a marketing and distribution company of recycled plastic lumber products in Guasti, California. The shareholders of ESP received $110,000 in cash and 25,150 shares of the Company's common stock for a purchase price of $122,575. These transactions were not registered under the Act in reliance on the exemption from registration in Section 4(2), as transactions not involving any public offering. The securities were issued as restricted securities and certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.

On March 31, 1997, the Company acquired Integrated Technical Services, Inc.
(ITS), an environmental consulting and construction company in Winslow, New Jersey. The stockholders of ITS received cash, 185,000 shares of the Company's common stock and 67,572 common stock options in the acquisition. These transactions were not registered under the Act in reliance on the exemption from registration in Section 4(2), as transactions not involving any public offering. The securities were issued as restricted securities and certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.

On June 20, 1997, the Company issued 1,111,111 shares of Common Stock to two investment funds, a partnership, and one accredited private investor. These transactions were not registered under the Act in reliance on the exemption from registration in Rule 506 of Regulation D, promulgated under Section 4(2), as transactions not involving any public offering, consisting of sales made solely to accredited investors. Each entity investor has assets substantially in excess of $5,000,000 and was not formed for the purpose of investing in the securities. The natural person who invested has net worth substantially in excess of $1,000,000. The securities were issued as restricted securities and certificates were stamped with restrictive legends to prevent any resale without registration under the Act or compliance with an exemption.

On June 30, 1997, the Company acquired EnviroPlastics Corp., (EPC) a recycled
plastic raw material regrind operation in Auburn, MA.   The stockholders of
EPC received 305,000 shares of the Company's common stock. These transactions were not registered under the Act in reliance on the exemption from registration in Section 4(2), as transactions not involving any public offering. The securities were issued as restricted securities and certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.

ITEM 27.  Exhibits Index

SEC No.   Document                                      Exhibit No.

2         Agreement & Plan of Reorganization                2.1*
          (Earth Care/Educational Storybooks)

3         Articles of Incorporation (Front Street)          3.1*

3         Articles of Amendment (Front Street)              3.2*

3         Articles of Amendment (Educational Storybooks)    3.3*

3         Articles of Amendment (Educational Resources)     3.4*

3         Articles of Merger (Educational Resources and     3.5*
          U.S. Plastic Lumber Corp.

3         By-Laws                                           3.6*

4         Common Stock Specimen Certificate                 4.1*

4         Warrant Agreement                                 4.2*

4         Series A Warrant Certificate                      4.3*

4         Series B Warrant Certificate                      4.4*

5,24      Opinion & Consent of Counsel                   5.1 & 24.1*

10        Jeanell Sales Corp. Acquisition Agreement        10.1*

10        Duratech Acquisition Agreement                   10.2*

10        Clean Earth Acquisition Agreement                10.3*

10        RPI Acquisition Agreement                        10.4*

10        ARDT Acquisition Agreement                       10.5*

10        Employment Agreement - Mark Alsentzer            10.6*

10        Employment Agreement - Harold Gebert             10.7*

10        Employment Agreement - David Farrow              10.8*

10        Rutgers Licensing Agreement                      10.9*

10        ESP Acquisition Agreement                        10.10

10        ITS Acquisition Agreement                        10.11

10        EPC Acquisition Agreement                        10.12

10        ICC/USPL Joint Venture Agreement                 10.13

10        S D & G License and Operating Agreement          10.14

10        Ground Lease Agreement (Carteret Biocycle)       10.15

10        Lease Agreement (Brock Mgt/Earth Care TN)        10.16

10        Lease Agreement (APEC/Earth Care Midwest)        10.17

10        Lease Agreement (Plastic Properties LLC/RPI)     10.18

10        Lease Agreement (Dalphon Sr./Clean Earth)        10.19

10        Lease Agreement (Glades Twin Plaza/Earth Care)   10.20

10        Lease Agreement (Consol. Realty/EPC)             10.21

11        Statement re computation of per share earnings   11.1

21        List of subsidiaries                             21.1

23        Consent of Accountants (USP)                     23.1

23        Consent of Accountants (ITS)                     23.2

23        Consent of Accountants (EPC)                     23.3

27        Financial Data Schedule (USP)                    27.1


*  Exhibit previously filed

ITEM 28.  Undertakings

The registrant hereby undertakes that it will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) Include any additional or changed material information on the plan of distribution; and

(iii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement.

(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
SIGNATURES
In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the
City of  Boca Raton   , State of  Florida   , on  August 20 , 1997.

U.S. PLASTIC LUMBER CORP.

By: /s/ Mark S. Alsentzer
   Mark S. Alsentzer, President (Chief Executive Officer)

By: /s/ Lionel A. Marquis
   Lionel A. Marquis, (Chief Financial Officer)

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Thomas G. Kimble or Van L. Butler, the undersigned's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing, requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature: /s/ Harold H. Gebert             Date: August 20   , 1997
          Harold H. Gebert, Chairman & Director

Signature: /s/ David A. Farrow              Date: August 20   , 1997
          David A. Farrow, Vice Chairman & Director

Signature: /s/ Mark S. Alsentzer            Date: August 20   , 1997
          Mark S. Alsentzer, President & Director

Signature: /s/ Raymond J. Kiernan           Date: August 21   , 1997
          Raymond J. Kiernan, Director

Signature: /s/ Lester E. Moody              Date: August 21   , 1997
          Lester E. Moody, Director

Signature: /s/ James Blosser                Date: August 21   , 1997
          James Blosser, Director

Signature: /s/ Roger Zitrin                 Date: August 22   , 1997
          Roger Zitrin, Director

Signature: /s/ August C. Schultes           Date: August 21   , 1997
          August C. Schultes, III, Director

Signature: /s/ Gary J. Ziegler              Date: August 21   , 1997
          Gary J. Ziegler, Director

Signature: /s/ Steve Groth                  Date: August 21   , 1997
          Steve Groth, Director